Exhibit 10.1

EXECUTION VERSION

Deal CUSIP Number: 95530RAC3
Revolver CUSIP Number: 95530RAD1
CREDIT AGREEMENT
Dated as of March 28, 2019
among
WEST PHARMACEUTICAL SERVICES, INC.,
as the Company,
and
CERTAIN SUBSIDIARIES OF THE COMPANY,
together with the Company, as Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an Issuing Lender
and
THE LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC,
MUFG Bank, Ltd., and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
MUFG Bank, Ltd., and
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents

3.07	No Default	85
3.08	Taxes	85
3.09	Federal Regulations	85
3.10	ERISA	85
3.11	Investment Company Act	86
3.12	Environmental Matters	86
3.13	No Material Misstatements	87
3.14	Title to Properties	88
3.15	Intellectual Property	88
3.16	List of Subsidiaries	88
3.17	Solvency	88
3.18	Insurance	88
3.19	OFAC	88
3.20	Anti-Corruption Laws	89
3.21	EEA Financial Institution	89

SECTION 4 SECTION 4. CONDITIONS PRECEDENT		89
4.01	Conditions to Closing	89
4.02	Conditions to Each Extension of Credit	90

SECTION 5 AFFIRMATIVE COVENANTS		92
5.01	Financial Statements	92
5.02	Certificates; Other Information	93
5.03	Payment of Obligations	93
5.04	Maintenance of Existence	93
5.05	Maintenance of Insurance; Property	94
5.06	Inspection of Property; Books and Records; Discussions	94
5.07	Notices	94
5.08	Environmental Laws	95
5.09	Notice and Joinder of New Subsidiaries	95
5.10	Use of Proceeds	96
5.11	Subsequent Credit Terms	96
5.12	Anti-Corruption Laws	96
5.13	Books and Records	96
5.14	Foreign Borrower Approvals and Authorizations	96
5.15	ERISA	96

SECTION 6 NEGATIVE COVENANTS		97
6.01	Financial Condition Covenant	97
6.02	Limitation on Liens	97
6.03	Limitations on Fundamental Changes	98
6.04	Limitation on Sale of Assets	98
6.05	Limitation on Distributions	99
6.06	Transactions with Affiliates	100

6.07	Limitation on Acquisitions	100
6.08	Fiscal Year	100
6.09	Limitation on Conduct of Business	100
6.10	Prepayments, Redemptions and Repurchases of Subordinated Debt	100
6.11	Non-Operating Subsidiary	100
6.12	Note Purchase Agreement Guarantors	101
6.13	Sanctions	101
6.14	Anti-Corruption Laws	101

SECTION 7 EVENTS OF DEFAULT		101
7.01	Events of Default	101

SECTION 8 THE ADMINISTRATIVE AGENT		104
8.01	Appointment	104
8.02	Delegation of Duties	105
8.03	Exculpatory Provisions	105
8.04	Reliance by Administrative Agent	106
8.05	Notice of Default	106
8.06	Non-Reliance on Administrative Agent and Other Lenders	106
8.07	Agents in Their Individual Capacity	107
8.08	Successor Administrative Agent	107
8.09	Beneficiaries	108
8.10	Other Agents	109
8.11	Authorization to Release Borrowers Other than the Company	109
8.12	ERISA	109

SECTION 9 MISCELLANEOUS		110
9.01	Amendments and Waivers	110
9.02	Notices; Lending Offices	111
9.03	No Waiver; Cumulative Remedies	113
9.04	Survival of Representations and Warranties	114
9.05	Expenses; Indemnity; Damage Waiver	114
9.06	Successors and Assigns	116
9.07	Disclosure of Information and Personal Data Protection	120
9.08	Adjustments; Set-off	121
9.09	Counterparts	122
9.10	Severability	122
9.11	Integration	123
9.12	GOVERNING LAW	123
9.13	Submission To Jurisdiction; Waivers	123
9.14	No Fiduciary Responsibility	124
9.15	No Right of Contribution	124
9.16	WAIVER OF JURY TRIAL	124
9.17	USA Patriot Act Notice	125

9.18	ADDITIONAL WAIVERS	125
9.19	Joint and Several Liability of Borrowers	125
9.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	125

SCHEDULES

SCHEDULE 1.01	- Lender and Commitment Information

SCHEDULE 1.01A	- Letter of Credit Commitments and Swing Line Commitments

SCHEDULE 2.08	- Existing Letters of Credit

SCHEDULE 3.16	- Subsidiaries

SCHEDULE 6.02	- Existing Liens

SCHEDULE 9.02	- Certain Addresses for Notices

EXHIBITS

EXHIBIT A	- Form of Note

EXHIBIT B	- Form of Assignment and Assumption Agreement

EXHIBIT C	- Form of Notice of Borrowing

EXHIBIT D	- Form of Joinder and Assumption Agreement

EXHIBIT E	- Form of Sharing Agreement

EXHIBIT F	- Forms of U.S. Tax Compliance Certificates

EXHIBIT G	- Form of Administrative Questionnaire

EXHIBIT H	- Form of Compliance Certificate

EXHIBIT I	- Form of Notice of Loan Prepayment

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of March 28, 2019, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party hereto (including each Subsidiary that becomes party hereto pursuant to Section 5.09) (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
WITNESSETH:
WHEREAS, the Borrowers have requested that the Lenders, the Swing Line Lender and the Issuing Lenders make loans and other financial accommodations to the Borrowers in an aggregate amount of up to $300,000,000.
WHEREAS, the Lenders, the Swing Line Lender and the Issuing Lenders have agreed to make such loans and other financial accommodations to the Borrowers on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1
DEFINITIONS

1.01    Defined Terms.. As used in this Agreement, the following terms shall have the following meanings:
“Acquisition” means any acquisition, or a series of related acquisitions, of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.
“Adjusted EBITDA” means for any period, with respect to any Person who has (or whose assets have) been acquired by the Company or any Subsidiary in an Acquisition, the historical EBITDA of such Person or attributable to such assets for such period.
“Adjusted Funding Target Attainment Percentage” means an adjusted target attainment percentage as defined in Sections 206(g)(9) of ERISA and 436(j) of the Code.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Affected Lender” has the meaning set forth in Section 2.24.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” shall have the meaning correlative thereto.
“Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents, and the Lead Arrangers.
“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Applicable Margin” means, on any date, the percentage per annum set forth below in the column entitled “Applicable Margin - “LIBOR Loan” or “Applicable Margin - Base Rate Loan”, as appropriate, opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date:

		Applicable Margin ‑	Applicable Margin -
Level	Net Leverage Ratio	LIBOR Loan	Base Rate Loan
I	Less than 1.00 to 1.0	0.875%	0.000%
II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0.	1.000%	0.0625%
III	Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0	1.125%	0.125%
IV	Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0	1.250%	0.250%
V	Greater than or equal to 3.50 to 1.0	1.375%	0.375%

; provided, however, that, (a) adjustments, if any, to the Applicable Margin resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), provided, that, any increase or decrease in the Applicable Margin relating to any outstanding Optional Currency Loan shall become effective at the end of the Interest Period therefor, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall, upon the request of the Required Lenders, be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending March 31, 2019, the Applicable Margin shall be that applicable under Level I. Any additional interest on the Loans resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent.

“Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any Issuing Lender.
“Applicable Time” means, with respect to any borrowings and payments in any Optional Currency, the local time in the place of settlement for such Optional Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Company, if applicable, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Administrative Agent.
“Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding on such date under the legal documents entered into as part of any Permitted Securitization Facility or Permitted Factoring Facility that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.08(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00%, subject to the interest rate floors set forth therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate. All Base Rate Loans are only available to Domestic Borrowers and must be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law.

“Borrowers’ Representative” has the meaning set forth in Section 2.20.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Date” means any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement or is to be renewed or converted to a different interest rate option.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and:
(a) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, means any such day that is also a London Banking Day;
(b) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such LIBOR Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, means a TARGET Day;
(c) if such day relates to any interest rate settings as to a LIBOR Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a LIBOR Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Lease” means at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Lease Obligations” means at any time, the amount of the obligations under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for Letter of Credit Obligations or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender and/or (c) if the Administrative Agent and the applicable Issuing Lenders shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lenders. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens) (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“CFTC” means the Commodities Futures Trading Commission.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding Voting Stock of the Company, (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office or (c) the Company fails to own, directly or indirectly, 100% of the Capital Stock of each Subsidiary that is a Borrower (other than directors’ qualifying shares or other de minimis shares held by any Person, each as required by law).
“Class” means when used in reference to any Loan or Tranche, whether such Loan, or the Loans comprising such Tranche, are Reference Revolver Loans or Non-Extended Revolver Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Extended Revolving Credit Commitment or Non-Extended Revolving Credit Commitment. For the avoidance of doubt, each Extended Revolver Loan is of a different Class than the Revolver Loan from which it was converted and each Extended Revolving Credit Commitment is of a different Class than the Revolving Credit Commitment from which it was converted.
“Closing Date” means the date hereof.
“Co-Syndication Agents” means Wells Fargo Bank, National Association, MUFG Bank, Ltd., and JPMorgan Chase Bank, N.A., in their capacities as co-syndication agents.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, as to each Lender, the Revolving Credit Commitment of such Lender and “Commitments” shall mean the aggregate of the Revolving Credit Commitments of all of the Lenders.
“Commitment Fee” has the meaning set forth in Section 2.07.
“Commitment Fee Rate” means, on any date, the percentage per annum set forth below in the column entitled Commitment Fee Rate opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date:

Level	Net Leverage Ratio	Commitment Fee Rate
I	Less than 1.00 to 1.0	0.125%
II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0.	0.150%
III	Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0	0.175%
IV	Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0	0.200%
V	Greater than or equal to 3.50 to 1.0	0.225%
; provided, however, that, (a) adjustments, if any, to the Commitment Fee Rate resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), upon the request of the Required Lenders, the Commitment Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending March 31, 2019, the Commitment Fee Rate shall be that applicable under Level I. Any additional Commitment Fee that is due to the Lenders resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Administrative Agent.
“Commitment Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Commitments represented by such Lender’s Revolving Credit Commitment at such time; provided, that, if the commitment of each Lender to make Revolver Loans and the obligation of each Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 7.01 or if the Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01, or in the Assignment and Assumption, any documentation executed by such Lender pursuant to Section 2.14(d), or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Commitment Percentages shall be subject to adjustment as provided in Section 2.25.
“Commitment Period” means the period from and including the date hereof to the earliest of (a) the Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.14, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each Issuing Lender to issue Letters of Credit pursuant to Section 7.01.
“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.
“Compliance Certificate” has the meaning set forth in in Section 5.02(b).

“Computation Date” has the meaning set forth in Section 2.06(a).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Costs” has the meaning set forth in Section 2.16(d).
“Danish Krone” and “DKK” mean the lawful currency of Denmark.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to the Administrative Agent, any Issuing Lender, Bank of America (as the Swing Line Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower, the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent or the Borrowers’ Representative, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowers’ Representative’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers’ Representative, as the case may be, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action, or (e) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute (it being understood that a Defaulting Lender shall cease to be a Defaulting Lender if the Borrowers’ Representative, the Administrative Agent, the Issuing Lenders and the Swing Line Lender shall each agree that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender).
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Designated Lender” has the meaning set forth in Section 2.23(a).
“Distribution” means in respect of any Person, (a) dividends or other distributions on Capital Stock of such Person (except distributions solely in Capital Stock of such Person); (b) the redemption or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock (except when solely in exchange for Capital Stock of such Person); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock.
“Disqualifying Event” has the meaning set forth in the definition of “Eligible Currency”.
“Dollar Equivalent” means, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.
“Dollar Equivalent Facility Usage” means at any time the sum of (a) the Dollar Equivalent amount of all Revolver Loans and the aggregate amount of all Swing Line Loans then outstanding, and (b) the Letter of Credit Obligations then outstanding.
“Dollars” and “$” mean the lawful currency of the United States of America.
“Domestic Borrower” means any Borrower that is not a Foreign Borrower.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“EBIT” means, for any period, consolidated net income (or net loss) plus (a) the sum of (i) any interest expense, (ii) any income tax expense, (iii) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, (iv) any non-cash charge against consolidated net income required to be recognized in connection with the issuance of Capital Stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (v) any non-cash charge against consolidated net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, less (b) extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case for the foregoing determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided, that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall also be excluded from consolidated net income and no adjustments in respect thereof shall be made pursuant to clauses (a) through (b) above.
“EBITDA” means, for any period, EBIT plus, to the extent deducted in calculating EBIT, the sum of depreciation and amortization, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided, that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall, as provided above in the definition of EBIT, be excluded from EBIT and no adjustments shall be made to add back to EBIT depreciation and amortization relating to such sold or otherwise divested assets. As used in the definition of Modified EBITDA and Adjusted EBITDA, EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Subsidiary to the extent provided in such definitions.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Date” means, with respect to each Borrower and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Borrower is a party).
“Eligible Assignee” means any Person eligible to become an assignee under Section 9.06.
“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Optional Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lenders (in the case of any Letter of Credit to be denominated in an Optional Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) such currency being impracticable for the Lenders or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Extensions of Credit (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Optional Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Environmental Laws” means any and all federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.
“Environmental Permit” has the meaning set forth in Section 5.08.
“Equivalent Amount” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Optional Currency as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Computation Date) for the purchase of such Optional Currency with Dollars.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder by the U.S. Department of Labor or PBGC.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Euro Swing Line Commitment” means the obligation of the Swing Line Lender to make Euro Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender’s name on Schedule 1.01 hereto under the caption “Euro Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption. The Euro Swing Line Commitment is part of, and not in addition to, the Revolving Credit Commitments.
“Euro Swing Line Loan” has the meaning set forth in Section 2.01(d)(i).
“Event of Default” means any of the events specified in Section 7; provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Excluded Hedge Liability or Liabilities” means, with respect to each Borrower, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Borrower executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such

Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers’ Representative under Section 2.24) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) or (h) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 15, 2015, among the borrowers party thereto, PNC Bank, National Association, as administrative agent, and the banks and financial institutions from time to time parties thereto, as amended, restated, extended, supplemented or otherwise modified from time to time.
“Existing Letters of Credit” means those letters of credit identified on Schedule 2.08.
“Exposure” means, as to any Lender at any date, an amount equal to the sum of (a) the aggregate Dollar Equivalent amount of all Revolver Loans made by such Lender then outstanding, (b) such Lender’s Commitment Percentage of the Letter of Credit Obligations then outstanding and (c) such Lender’s Commitment Percentage of the amount of the Swing Line Loans then outstanding.
“Extended Loans/Commitments” means Extended Revolver Loans and/or Extended Revolving Credit Commitments.
“Extended Revolver Loans” has the meaning set forth in in Section 2.26(a).
“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.26(a).
“Extending Lender” has the meaning set forth in Section 2.26(b).
“Extension Agreement” has the meaning set forth in Section 2.26(c).
“Extension Election” has the meaning assigned to such term in Section 2.26(b).
“Extension Request” has the meaning assigned to such term in Section 2.26(a).
“Extensions of Credit” means, collectively, the Loans made and Letters of Credit issued under this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent, and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated as of February 22, 2019, between the Administrative Agent, MLPFS and the Company relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby, as amended, supplemented or otherwise modified from time to time.
“Foreign Benefit Event” means with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, in each case in an amount that could reasonably be expected to have a Material Adverse Effect, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments to the extent that such failure could reasonably be expected to have a Material Adverse Effect, (c) the receipt of a notice of a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, and the reasonably expected liability to the Company and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, (d) the incurrence of any liability in the aggregate by the Company and its Subsidiaries under applicable law and on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein which termination or liability could reasonably be expected to have a Material Adverse Effect, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Company and its Subsidiaries or the imposition on the Company and its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess in the aggregate of an amount that could reasonably be expected to have a Material Adverse Effect.
“Foreign Borrower” means any Borrower organized, incorporated or established (as applicable) under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia.
“Foreign Lender” means each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Pension Plan” means any benefit pension plan maintained by the Company or a Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means (a) any Subsidiary organized, incorporated or established (as applicable) under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia or (b) any Subsidiary of any Subsidiary referred to in clause (a) above.
“Foreign Subsidiary Holdco” means any Domestic Subsidiary that has no material assets other than (a) Capital Stock and intercompany debt of Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957(a) of the Code, or (b) Capital Stock and intercompany debt of Subsidiaries that are entities disregarded as separate from their owner for U.S. federal income tax purposes that hold no material assets other than assets described in clause (a).

“French Subsidiary” means West Pharmaceutical Services France S.A., an entity organized under the laws of France.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding amount of all outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“GAAP” means at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, (a) in respect of any Subsidiary incorporated or established in Germany, accounting principles (Grundsätze ordnungsmäßiger Buchführung) under the German Commercial Code (Handelsgesetzbuch, HGB) including, where permitted by applicable law, IFRS, (b) in respect of any Subsidiary incorporated or established in Singapore, generally accepted accounting principles in Singapore, and (c) in relation to the Company and any other Subsidiary, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.
“German Borrower” means West Pharmaceutical Services Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany and registered with the commercial register of the local court (Amtsgericht) of Aachen under HRB 11384 with registered seat in Eschweiler, Germany.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty Obligation” means, as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. Guaranty Obligations of any Person shall include the amount of any future “earn-out” or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.
“Honor Date” has the meaning set forth in Section 2.08(c).
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Increase Effective Date” has the meaning set forth in Section 2.14(d).
“Incremental Facility” has the meaning set forth in Section 2.14(d).
“Incremental Facility Amendment” has the meaning set forth in Section 2.14(d).
“Incremental Lenders” has the meaning set forth in Section 2.14(d).
“Incremental Revolving Credit Commitment” has the meaning set forth in Section 2.14(d).
“Incremental Term Facility” has the meaning set forth in Section 2.14(d).
“Indebtedness” means of any Person at any date, without duplication:
(a)all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business not more than ninety (90) days overdue (or being contested in good faith) and payable in accordance with customary practices), including earn-outs and similar obligations (only to the extent such earn-outs have been earned and are due and payable),
(b)any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(c)all Capital Lease Obligations of such Person,
(d)all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person (including the undrawn stated amount of any letters of credit, acceptances and similar obligations then outstanding),
(e)all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(f)all redemption obligations that are payable prior to the Termination Date, in respect of Redeemable preferred stock of such Person,
(g)net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice),
(h)withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan, and
(i)all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (h) of this definition.

The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.05(b).
“Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” means a condition of Insolvency.
“Intellectual Property” has the meaning set forth in Section 3.15.
“Interest Payment Date” means (a) as to any Base Rate Loan or Swing Line Loan, the last day of each calendar quarter and the Termination Date, (b) as to any LIBOR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period and the Termination Date, and (c) as to any LIBOR Loan having an Interest Period longer than three (3) months, (i) the day which is (A) three (3) months after the first day of such Interest Period and (B) the last day of such Interest Period and (ii) the Termination Date.
“Interest Period” means with respect to any LIBOR Loan:
(a)initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in a Notice of Borrowing given with respect thereto; and
(b)thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent in a Notice of Borrowing not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;
provided, that, the foregoing provisions relating to Interest Periods are subject to the following:
(i)if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii)no Interest Period shall extend beyond the Termination Date.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by an Issuing Lender and the Company (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.
“Issuing Lender” means (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, (b) PNC Bank, National Association, in its capacity as an issuer of Letters of Credit hereunder, (c) any other Lender that upon the request of the Company agrees to issue Letters of Credit hereunder, and/or (d) any successor issuer of Letters of Credit hereunder.
“Joinder and Assumption Agreement” mean a Joinder and Assumption Agreement substantially in the form of Exhibit D hereto pursuant to which a Subsidiary shall join this Agreement and other Loan Documents, as amended, supplemented or otherwise modified from time to time.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolver Loans. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“Law” means, as to any Person, any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, enforceable guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Lead Arrangers” means MLPFS, Wells Fargo Securities, LLC, MUFG Bank, Ltd., and JPMorgan Chase Bank, N.A.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender. The term “Lender” shall include any Designated Lender.
“Lender Provided Hedge” means any interest rate cap agreement, interest rate swap agreement, foreign currency exchange agreement, netting agreement or other hedging agreement or arrangement provided to a Borrower or Subsidiary by a Lender or an Affiliate of a Lender.
“Lending Office” means, as to the Administrative Agent, any Issuing Lender, or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit Commitment” means, as to each Issuing Lender, its obligation to issue Letters of Credit pursuant to Section 2.08 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 1.01-A, as such amount may be adjusted from time to time in accordance with this Agreement.

“Letter of Credit Expiration Date” means the day that is three (3) days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning set forth in Section 2.08(h).
“Letter of Credit Fee Rate” means, on any date, the percentage per annum set forth below opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date:

Level	Net Leverage Ratio	Letter of Credit Fee Rate
I	Less than 1.00 to 1.0	0.875%
II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0.	1.000%
III	Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0	1.125%
IV	Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0	1.250%
V	Greater than or equal to 3.50 to 1.0	1.375%
; provided, however, that, (a) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending March 31, 2019, the Letter of Credit Fee Rate shall be that applicable under Level I. Any additional fees on the Letters of Credit resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent.
“Letter of Credit Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Letters of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Optional Currency.
“Leverage Increase Period” has the meaning set forth in Section 6.01.
“LIBOR” has the meaning set forth in the definition of LIBOR Rate.
“LIBOR Loan” means any Loan (other than a U.S. Swing Line Loan) bearing interest at a rate determined by reference to clause (a) of the definition of “LIBOR Rate”.
“LIBOR Quoted Currency” means Dollars, Euros, Sterling, Yen and Swiss Franc, in each case, as long as there is a published LIBOR rate with respect thereto.
“LIBOR Rate” means
(a)     for any Interest Period, with respect to any Extension of Credit:
(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Quoted Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;
(ii) denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)  denominated in Singapore Dollars, the rate per annum equal to the Singapore Interbank Offered Rate administered by ABS Benchmarks Administration Co Pte. Ltd. (or any other entity or person which takes over the administration of that rate) for Singapore Dollars (adjusted for actual statutory reserve requirements incurred by any Lender) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Singapore time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(iv)  denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Optional Currency at the time such Optional Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 2.06(b);

(b)     for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Quoted Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;
(c)    for any interest rate calculation with respect to a Euro Swing Line Loan on any date, the rate per annum equal to the LIBOR Quoted Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Euro deposits being delivered in the London interbank market for deposits in Euros with a term of one (1) month commencing that day;
provided, that, if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning set forth in Section 2.13(c).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means any Permitted Acquisition by one or more of the Company and its Subsidiaries of any assets, property, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrowers’ Representative in writing to the Administrative Agent on or prior to the date the definitive agreements for such acquisition are entered into.
“Loan Documents” means this Agreement, the Notes, the Joinder and Assumption Agreements, the Sharing Agreement, the Applications, the Fee Letter, any Incremental Facility Amendment, and any other instruments or documents delivered in connection herewith or therewith designated by their terms to be a “Loan Document”, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents.
“Loans” means an extension of credit by a Lender to a Borrower in the form of a Revolver Loan or a Swing Line Loan.
“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Borrowers (taken as a whole) to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.27(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the outstanding amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.
“MLPFS” means Merrill Lynch, Pierce, Fenner and Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as a joint lead arranger and joint bookrunner.
“Modified EBITDA” means, for any period of four consecutive fiscal quarters (each a “Reference Period”), EBITDA for such Reference Period; provided, that, if at any time during such Reference Period, the Company or any of its Subsidiaries shall have acquired the stock or material assets of any Person in an Acquisition (or, for the purpose of determining the Net Leverage Ratio on a pro forma basis with respect to any Permitted Acquisition, intends to acquire the stock or assets of any Person in a Permitted Acquisition), then (a) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be ten percent (10%) or less of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as a Responsible Officer shall furnish to the Administrative Agent and each Lender a certificate showing in reasonable detail by fiscal quarter the calculation of such Adjusted EBITDA and (b) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be more than ten percent (10%) of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as (i) the Administrative Agent and the Lenders shall have received financial statements of such acquired Person (or relating to such acquired assets) audited by an independent nationally recognized accounting firm for the prior two (2) most recently ended fiscal years for which financial statements are available prepared on a GAAP basis (or other basis acceptable to the Administrative Agent) or an independent third-party due diligence report for such acquired Person (or relating to such acquired assets) in form and substance acceptable to the Administrative Agent and (ii) a Responsible Officer shall furnish to the Administrative Agent and each Lender a certificate showing in reasonable detail by each fiscal quarter the calculation of such Adjusted EBITDA.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Consolidated Debt” means, at any date, (a) Total Debt minus (b) the aggregate amount of Unrestricted Cash and Cash Equivalents held by the Borrowers on such date in an aggregate amount not to exceed $200,000,000.
“Net Leverage Ratio” means, as of any date, the ratio of (a) Net Consolidated Debt on such date, to (b) Modified EBITDA for the most recently completed period of four (4) consecutive fiscal quarters.
“New Material Domestic Subsidiary” means, as of any date of determination, any Domestic Subsidiary (other than a Foreign Subsidiary Holdco) that is not a Borrower and that has, as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b), total assets in excess of five percent (5%) of the Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b).
“New Provisions” has the meaning set forth in Section 5.11.
“Non-Consenting Lender” has the meaning set forth in Section 9.01.
“Non-Extended Revolver Loans” has the meaning set forth in Section 2.26(a).
“Non-Extended Revolving Credit Commitments” has the meaning set forth in Section 2.26(a).
“Non-Extension Notice Date” has the meaning set forth in Section 2.08(b).
“Non-Qualifying Party” means any Borrower that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of July 5, 2012 (as it may be amended, modified, supplemented or restated from time to time), pursuant to which the Company issued its 3.67% Series A Senior Notes due July 5, 2022, 3.82% Series B Senior Notes due July 5, 2024 and 4.02% Series C Senior Notes due July 5, 2027, in the aggregate principal amount of $168,000,000.
“Notes” has the meaning set forth in Section 2.03.
“Notice of Borrowing” means, with respect to a Loan of any Type (including a Swing Line Loan), a notice from a Borrower in respect of such Loan, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Obligations” means, collectively, (a) all Reimbursement Obligations and all unpaid principal of and accrued and unpaid interest on (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to any Borrower, whether or not such interest constitutes an allowed claim in such proceeding) the Loans, (b) all accrued and unpaid fees arising or incurred under this Agreement or any other Loan Document, (c) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of any Borrower to the Administrative Agent, any Lender or any indemnified party hereunder or thereunder, (d) any obligations owed by any Borrower or any Subsidiary to any Lender or to any Affiliate of any Lender pursuant to a Lender Provided Hedge or a Cash Management Agreement, and (e) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent’s counsel and each Lender’s counsel, which the Borrowers are responsible to pay pursuant to the terms of this Agreement and/or the other Loan Documents. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Optional Currency” means each of the following currencies: Sterling, Euros, Yen, Danish Krone, Singapore Dollars and any other currency approved in accordance with Section 2.06(b). Subject to Section 2.21, each Optional Currency must be an Eligible Currency.
“Optional Currency Loans” means Loans made in an Optional Currency.
“Other Agents” means, collectively, the Agents other than the Administrative Agent.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Currency” has the meaning set forth in Section 2.19.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Lender, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Optional Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 9.06(d).
“Participant Register” has the meaning set forth in Section 9.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment in Full” and “Paid in Full” means the payment in full in cash of the Loans and other Obligations under the Agreement and the other Loan Documents (except contingent indemnification obligations for which no claim has been made), the termination of the Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Permitted Acquisition” means an acquisition by a Borrower or a Subsidiary of the stock or assets of a Person in a similar or related line of business to the Company and its Subsidiaries, provided, that, (a) no Default shall have occurred and be continuing or would result from such Acquisition, or, in the case of any Limited Condition Acquisition, (i) no Default shall exist at the date the definitive acquisition agreement is executed and delivered by the applicable Borrower or Subsidiary and (ii) no Event of Default pursuant to Sections 7.11(a) or (f) shall exist at the time of consummation of the applicable Limited Condition Acquisition and (b) at the time of and after giving effect to such acquisition (other than a Limited Condition Acquisition) or at the time that any definitive agreement is entered into in respect of such acquisition that is a Limited Condition Acquisition, the Net Leverage Ratio on a pro forma basis shall be less than or equal to 3.50 to 1.0 (or, for purposes of determining the permissibility of a Qualified Acquisition, 4.00 to 1.0). In determining compliance with the Net Leverage Ratio on a pro forma basis after giving effect to a proposed acquisition (a) Net Consolidated Debt shall be Net Consolidated Debt on the date of and after giving effect to such acquisition and any Indebtedness incurred to finance such acquisition, and (b) Modified EBITDA shall be for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under Section 5.01(a) or (b) and the historical EBITDA (on a GAAP basis) of the Person who is being acquired, or attributable to the assets being acquired, shall be considered to the extent, if any, provided in the definition of Modified EBITDA.
“Permitted Factoring Facility” means any program providing for (a) the sale or factoring to a third party in one or more related and substantially concurrent transactions, of accounts receivable and related rights of the Borrowers or any Subsidiary (other than a Securitization Subsidiary) thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the Administrative Agent in connection therewith to constitute) true sales to such third party and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets; provided, that, the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Securitization Facilities plus the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Factoring Facilities shall not exceed ten percent (10%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b).
“Permitted Liens” means (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which appropriate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;
(b)any mechanic’s, landlord’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

(c)easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Company or any Subsidiary incurred in the ordinary course of business which do not interfere with the ordinary conduct of the business of the Company or any Subsidiary;
(d)Liens (other than Liens imposed on any property of the Borrowers or any Commonly Controlled Entity pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price;
(e)Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction; provided, that:
(i)no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed;
(ii)the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the lesser of (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed; and
(iii)such Lien shall be created concurrently with or within one hundred and twenty (120) days after such acquisition or the substantial completion of such construction;
(f)Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary;
(g)Liens existing on the date hereof as set forth in Schedule 6.02 hereto;
(h)judgment and other similar Liens arising in connection with court proceedings, in existence less than thirty (30) days after entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and the claims secured thereby are being actively contested in good faith and by appropriate legal proceedings;
(i)Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property;
(j)other Liens incidental to the conduct of the Borrowers’ or their Subsidiaries’ businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business) or the ownership of any Borrower’s or its Subsidiaries’ property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in its business;
(k)Liens in favor of the Company or another Borrower on the assets of any of its Subsidiaries;
(l)Liens on assets of Foreign Subsidiaries securing Indebtedness in an aggregate principal amount not to exceed at any time the Dollar Equivalent of $30,000,000;
(m)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposits in one or more accounts maintained by the Company or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;
(n)(i) Liens on the assets of any Securitization Subsidiary securing Indebtedness or Attributable Indebtedness incurred under a Permitted Securitization Facility and (ii) Liens solely on the accounts receivable and related rights of the Company or any Subsidiary with respect to such accounts receivable (other than a Securitization Subsidiary) securing Indebtedness or Attributable Indebtedness incurred under a Permitted Factoring Facility;
(o)Liens on the assets of the French Subsidiary securing Indebtedness in an aggregate principal amount not to exceed the Dollar Equivalent of $10,000,000;
(p)any interest or title, including any easements, rights of way, restrictions, defects or irregularities with respect thereto, of a lessor, licensor, sublessor or sublicensee under a lease or license and any restrictions, terms and conditions, including any obligations of the Borrowers or their Subsidiaries, as applicable, under such lease or license;
(q)Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrowers and their Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrowers or any Subsidiary in the ordinary course of business and consistent with past practices; and
(r)Liens not otherwise permitted above securing Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any time outstanding.
“Permitted Restructuring” means any merger, consolidation, reorganization, conveyance, sale, lease, assignment, transfer or other disposition of capital stock or assets, acquisition of capital stock or assets, and/or investment or series of related mergers, consolidations, reorganizations, conveyances, sales, leases, assignments, transfers and dispositions, acquisitions and/or investments (including the creation of new subsidiaries for the facilitation of the foregoing) between or among the Company and any of its direct or indirect Subsidiaries, or between or among such Subsidiaries, to facilitate centralization of the ownership of certain non-U.S. legal entities, non-U.S. intercompany financing and movement of offshore cash among various jurisdictions, U.S. or non-U.S. tax planning (including tax-efficient repatriation of cash to the U.S.); provided, that, in each case, after giving effect to all of the relevant steps of any Permitted Restructuring transaction (without giving effect to any interim steps of any Permitted Restructuring transaction) (a) all the relevant entities remain under the direct or indirect control of the Company; (b) no assets or property (other than Capital Stock of any Foreign Subsidiary) owned by a Domestic Borrower shall be conveyed, sold, leased, assigned, transferred or otherwise disposed of to a Subsidiary that is not a Domestic Borrower unless otherwise permitted under this Agreement (other than by being permitted solely by reason of such transaction being part of a Permitted Restructuring); and (c) no Default or Event of Default

has occurred or is continuing or would result therefrom after giving effect to all of the relevant steps of any Permitted Restructuring transaction.
“Permitted Securitization Facility” means any program providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable and related rights of the Borrowers or any Subsidiary thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the Administrative Agent in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets; provided, that, the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Securitization Facilities plus the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Factoring Facilities shall not exceed ten percent (10%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b).
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” means, at a particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system.
“Preferred Stock” means, in respect of any corporation, shares of Capital Stock of such corporation that are entitled to preference or priority over any other shares of the Capital Stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.
“Properties” means the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Acquisition” means an Acquisition (or series of related Acquisitions consummated in any twelve (12)-month period) for which the aggregate consideration is at least $100,000,000; provided, that, for any Acquisition or series of Acquisitions to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received, prior to, or concurrently with, the consummation of such Acquisition or series of Acquisitions, a certificate from a Responsible Officer certifying that such Acquisition or series of Acquisitions meet the criteria set forth in this definition and notifying the Administrative Agent that the Company has elected to treat such Acquisition or series of Acquisitions as a “Qualified Acquisition.”
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable.
“Redeemable” means with respect to the preferred stock of any Person, each share of such Person’s preferred stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable preferred stock of such Person.
“Reference Revolver Loans” has the meaning set forth in Section 2.26(a); and “Reference Revolver Loan” means any one of such Loans.
“Reference Revolving Credit Commitments” has the meaning set forth in Section 2.26(a).
“Register” has the meaning set forth in Section 9.06(c).
“Regulations T, U and X” means Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.
“Reimbursement Obligation” means, in respect of each Letter of Credit, the obligation of the Borrowers to reimburse the applicable Issuing Lender for all drawings made thereunder in accordance with Section 2.08 and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Interbank Market” means, in relation to a LIBOR Quoted Currency, the London Interbank Market and, in relation to any other Optional Currency, the applicable offshore interbank market.
“Relevant Party” has the meaning set forth in Section 2.17(k).
“Removal Effective Date” has the meaning set forth in Section 8.08.
“Reportable Event” means any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA, other than those events as to which the thirty (30) day notice period is waived.
“Required Lenders” means, at any time, those non-Defaulting Lenders holding (a) more than 50% of the Commitments of all such non-Defaulting Lenders or (b) in the event the Commitments shall have expired or been terminated, more than 50% of the Total Exposure of such non-Defaulting Lenders; provided, that, the amount of any participation in any Swing Line Loan or Letter of Credit that a Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable Issuing Lender, as the case may be, in making such determination.
“Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any Law, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date” has the meaning set forth in Section 8.08.

“Responsible Officer” means, with respect to any Borrower, the chief executive officer, president, vice president, secretary, assistant secretary, treasurer, controller or chief financial officer of such Borrower or, with respect to any Foreign Borrower, also any director (and in respect of the German Borrower or any other Foreign Borrower incorporated, or established (as the case may be), in Germany, the term “director” shall include the managing director(s) (Geschäftsführer) or member(s) of the management board (Vorstandsmitglied) (as applicable) of the German Borrower or such other Foreign Borrower having the appropriate power of representation to represent the German Borrower or such other Foreign Borrower), and solely for purposes of notices under Section 2, any other officer of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Administrative Agent. Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Company.
“Revolver Loans” has the meaning set forth in Section 2.01(a).
“Revolving Credit Commitment” means as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.01 in the column labeled “Revolver Commitment,” as such Commitment is thereafter assigned or modified as provided herein, including as such Commitment may be reduced or increased as provided in Section 2.14, and “Revolving Credit Commitments” shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Optional Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Lenders, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Section 2.26 Additional Agreement” has the meaning set forth in Section 2.26(c).
“Securitization Subsidiary” means a special purpose, bankruptcy remote, Wholly-Owned Subsidiary formed in connection with a Permitted Securitization Facility.
“Sharing Agreement” means the Sharing Agreement, dated as of the Closing Date, among the Lenders, the Administrative Agent and the holders of certain notes or other obligations of the Company, substantially in the form of Exhibit E hereto as the same may be amended, supplemented or otherwise modified from time to time.
“Singapore Borrower” means West Pharmaceutical Services Singapore Pte. Ltd.
“Singapore Dollar” means the lawful currency of Singapore.
“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Specified Commitment Reduction” has the meaning set forth in Section 2.26(d).

“Specified Representations” means the representations and warranties made in Sections 3.03(a) and (d), 3.04, 3.05, 3.09, 3.11, 3.17, 3.19 and 3.20 of this Agreement.
“Spot Rate” means, for any currency, the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, the Administrative Agent or such Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that such Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit issued by such Issuing Lender denominated in an Optional Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subordinated Debt” means on any date all Indebtedness of the Company and its Subsidiaries at such date which is subordinated to the Obligations in a manner satisfactory to the Administrative Agent, including that (a) no portion of the principal of such Indebtedness shall be payable prior to three hundred sixty (360) days after the Termination Date, (b) such Indebtedness shall be unsecured and (c) the financial and other covenants for such Indebtedness are no more restrictive than those contained in this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other governing body of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, which shall, in respect of a Person incorporated or established in Germany, include a subsidiary within the meaning of sections 15-17 of the German Stock Corporation Act (Aktiengesetz) or any subsidiary of such subsidiary. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Supplier” has the meaning set forth in Section 2.17(k).
“Swap” means any “swap” as defined in Section 1 a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge.
“Swing Line Commitment” means, collectively, the U.S. Swing Line Commitment and the Euro Swing Line Commitment.
“Swing Line Lender” means Bank of America, through itself or through one of its designated Affiliates or branch offices, including Bank of America Merrill Lynch International Designated Activity Company, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loans” means, collectively, the U.S. Swing Line Loans and the Euro Swing Line Loans.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means, subject to Section 2.26, the earlier of (a) March 28, 2024 and (b) the date the Commitments are terminated as provided herein.
“Total Debt” means, as of any date, the aggregate of all Indebtedness of the Company and its Subsidiaries at such date determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (a) earn-outs or similar obligations, (b) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (c) Guaranty Obligations in respect of the Indebtedness described in clauses (a) and (b) above.
“Total Exposure” means at any time, the aggregate amount of the Lenders’ Exposure at such time.
“Tranche” means specified portions of Loans outstanding as follows: (a) any Revolver Loans to which a LIBOR Rate applies which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period, which are denominated either in Dollars or in the same Optional Currency shall constitute one Tranche, and (b) all Revolver Loans to which the Base Rate applies shall constitute one Tranche.
“Type” means when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the LIBOR Rate and the Base Rate.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Unpaid Minimum Required Contribution” means any unpaid minimum required contribution as defined in Section 4971(c)(4) of the Code.
“Unreimbursed Amount” has the meaning set forth in Section 2.08(c)(i).
“Unrestricted Cash and Cash Equivalents” means cash and Cash Equivalents of the Borrowers on hand on the applicable date of determination, other than cash or Cash Equivalents which are (a) listed or should be listed as “restricted” on the consolidated balance sheet of the Borrowers as of such date, (b) subject to a Lien in favor of any Person (other than the Administrative Agent for the benefit of the Lenders) or (c) not otherwise generally available for use by the Borrowers.
“Unused Commitment” means, as to any Lender at any particular time, an amount equal to the excess, if any, of the Revolving Credit Commitment of such Lender at such time over the Exposure of such Lender at such time; provided, that, for purposes of calculating the Commitment Fee pursuant to Section 2.07(a) payable by the Borrowers, the aggregate principal amount of the Swing Line Loans outstanding at such time shall be considered zero.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Swing Line Loan” has the meaning assigned to such term in Section 2.01(c)(i).
“U.S. Swing Line Commitment” means the obligation of the Swing Line Lender to make U.S. Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender’s name on Schedule 1.01 hereto under the caption “U.S. Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption. The U.S. Swing Line Commitment is part of, and not in addition to, the Revolving Credit Commitments.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(g).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced.
“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
“VAT Recipient” has the meaning set forth in Section 2.17(k).
“Voting Stock” means Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary, one hundred percent (100%) of all of the equity securities (except directors’ qualifying shares) and Voting Stock of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.
“Withdrawal Liability” means “withdrawal liability”, as defined in Section 4201 of ERISA.
“Withholding Agent” means any Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and “¥” mean the lawful currency of Japan.
1.02    Other Definitional Provisions
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principals of consolidation where appropriate). Notwithstanding the foregoing, if the Borrowers’ Representative notifies the Administrative Agent in writing that the Borrowers wish to amend any covenant in Section 6.01 of this Agreement, any related definition and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise, in each case, to eliminate the effect of any change in GAAP (including the adoption of IFRS) occurring after the Closing Date on the operation of such covenant and/or interest or commitment fee determinations (or if the Administrative Agent notifies the Borrowers’ Representative in writing that the Required Lenders wish to amend Section 6.01, any related definition and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise, in each case, to eliminate the effect of any such change in GAAP), then the Borrowers’ compliance with such covenant and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Company shall provide to the Administrative Agent, when it delivers its financial statements pursuant to Section 5.01(a) and (b), such reconciliation statements as shall be reasonably requested by the Administrative Agent. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) (and, for the avoidance of doubt, (x) the terms “operating lease,” “capital lease” and “Capital Lease Obligation” shall be interpreted without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), and (y) the amount of Consolidated Total Assets at any time shall be determined without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842)); provided, that, in connection with the computation of any amount or ratios referred to herein, the Company shall provide to the Administrative Agent financial statements and other customary documentation as may reasonably be requested by the Administrative Agent or any Lender to reconcile calculations of such amount or ratio with the financial statements delivered by the Company pursuant to Section 5.01(a) or (b). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein, shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be value at the full stated principal amount thereof.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:
(i)References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(ii)The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.
(iii)Reference to any Person includes such Person’s successors and assigns.
(iv)Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.
(v)Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”.
(vi)Unless the context requires otherwise any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(vii)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(viii)A time of day shall be construed as a reference to Eastern time (standard or daylight, as applicable), unless otherwise stated.
(e)All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating the financial covenant and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.
(f)Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(g)Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as Unrestricted Cash and Cash Equivalents for the purposes of clause (b) of the definition of Net Consolidated Debt.

SECTION 2
LOANS AND TERMS OF COMMITMENTS
2.01    The Loans.
(a)Revolver Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the “Revolver Loans”) to the Borrowers (provided, that, the only Optional Currency available to the Singapore Borrower shall be Singapore Dollars) from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment; provided, further, that (i) after giving effect to each such Revolver Loan, the aggregate Dollar Equivalent principal amount of outstanding Revolver Loans made by such Lender shall not exceed (A) such Lender’s Revolving Credit Commitment minus (B) the sum of such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding, and (ii) no Revolver Loan to which the Base Rate applies shall be made in an Optional Currency. The Revolving Credit Commitments may be terminated, reduced or increased from time to time pursuant to Section 2.14. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Revolving Credit Commitments, subject to and in accordance with the terms and limitations hereof. Subject to Section 2.22(a), the obligation of the Borrowers to repay the Revolver Loans is joint and several.
(b)Type of Loans. The Revolver Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.04 and 2.05; provided, that, no Loan shall be made as a LIBOR Loan after the date that is one month prior to the Termination Date.
(c)U.S. Swing Line Loans. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.01(c), may in its sole discretion make loans (each such loan, a “U.S. Swing Line Loan”) to the Domestic Borrowers in Dollars from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Commitment; provided, however, that, (A) after giving effect to any U.S. Swing Line Loan, (1) the Dollar Equivalent Facility Usage shall not exceed the Commitments and (2) the aggregate Dollar Equivalent principal amount of all Revolver Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding shall not exceed its Revolving Credit Commitment, (B) the Domestic Borrowers shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan and (C) the Swing Line Lender shall not be under any obligation to make any U.S. Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Extension of Credit may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Domestic Borrowers may borrow under this Section 2.01(c), prepay under Section 2.15, and reborrow under this Section 2.01(c). Each U.S. Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a U.S. Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such U.S. Swing Line Loan.
(ii)Borrowing Procedures. Each Borrowing of U.S. Swing Line Loans shall be made upon the applicable Domestic Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Notice of Borrowing; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swing Line

Lender and the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested Borrowing Date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (2) the requested Borrowing Date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Notice of Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of U.S. Swing Line Loans (A) directing the Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.01(c)(i), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the Borrowing Date specified in such Notice of Borrowing, make the amount of its U.S. Swing Line Loan available to the applicable Domestic Borrower.
(iii)Refinancing of U.S. Swing Line Loans.
(A)The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Domestic Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolver Loan that is a Base Rate Loan denominated in Dollars in an amount equal to such Lender’s Commitment Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.01 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the applicable Domestic Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Notice of Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.01(c)(iii)(B), each Lender that so makes funds available shall be deemed to have made a Revolver Loan that is a Base Rate Loan denominated in Dollars to the applicable Domestic Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(B)If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Borrowing of Revolver Loans in accordance with Section 2.01(c)(iii)(A), the request for Revolver Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.01(c)(iii)(A) shall be deemed payment in respect of such participation.

(C)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(c)(iii) by the time specified in Section 2.01(c)(iii)(A), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolver Loan included in the relevant Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.
(D)Each Lender’s obligation to make Revolver Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.01(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Domestic Borrowers or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Revolver Loans pursuant to this Section 2.01(c)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Domestic Borrowers to repay U.S. Swing Line Loans, together with interest as provided herein.
(iv)Repayment of Participations.
(A)At any time after any Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.
(B)If any payment received by the Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(v)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Domestic Borrowers for interest on the U.S. Swing Line Loans. Until each Lender funds its Revolver Loans that are Base Rate Loans or risk participation pursuant to this Section 2.01(c) to refinance such Lender’s Commitment Percentage of any U.S. Swing Line

Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.
(vi)Payments Directly to Swing Line Lender. The Domestic Borrowers shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the Swing Line Lender.
(d)Euro Swing Line Loans. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.01(d), may in its sole discretion make loans (each such loan, a “Euro Swing Line Loan”) to the German Borrower in Euros from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Euro Swing Line Commitment; provided, however, that, (A) after giving effect to any Euro Swing Line Loan, (1) the Dollar Equivalent Facility Usage shall not exceed the Commitments and (2) the aggregate Dollar Equivalent principal amount of all Revolver Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding shall not exceed its Revolving Credit Commitment, (B) the German Borrower shall not use the proceeds of any Euro Swing Line Loan to refinance any outstanding Euro Swing Line Loan and (C) the Swing Line Lender shall not be under any obligation to make any Euro Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Extension of Credit may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the German Borrower may borrow under this Section 2.01(d), prepay under Section 2.15, and reborrow under this Section 2.01(d). Each Euro Swing Line Loan shall be a LIBOR Loan. Immediately upon the making of a Euro Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Euro Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Euro Swing Line Loan.
(ii)Borrowing Procedures. Each Borrowing of Euro Swing Line Loans shall be made upon the German Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Notice of Borrowing; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. (London time) on the requested Borrowing Date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of €500,000, and (2) the requested Borrowing Date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Notice of Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 p.m. (London time) on the date of the proposed Borrowing of Euro Swing Line Loans (A) directing the Swing Line Lender not to make such Euro Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.01(d)(i), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. (London time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Euro Swing Line Loan available to the German Borrower.
(iii)Refinancing of Euro Swing Line Loans.

(A)The Swing Line Lender at any time in its sole discretion may request, on behalf of the German Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolver Loan that is a LIBOR Loan denominated in Euros in an amount equal to such Lender’s Commitment Percentage of the amount of Euro Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of LIBOR Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the German Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Notice of Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Euro Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Euro denominated payments not later than 11:00 a.m. (London time) on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.01(d)(iii)(B), each Lender that so makes funds available shall be deemed to have made a Revolver Loan that is a LIBOR Loan denominated in Euros to the German Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(B)If for any reason any Euro Swing Line Loan cannot be refinanced by such a Borrowing of Revolver Loans in accordance with Section 2.01(d)(iii)(A), the request for Revolver Loans that are LIBOR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Euro Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.01(d)(iii)(A) shall be deemed payment in respect of such participation.
(C)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(d)(iii) by the time specified in Section 2.01(d)(iii)(A), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolver Loan included in the relevant Borrowing or funded participation in the relevant Euro Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.
(D)Each Lender’s obligation to make Revolver Loans or to purchase and fund risk participations in Euro Swing Line Loans pursuant to this Section 2.01(d)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the German Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Revolver Loans pursuant to this Section 2.01(d)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the German Borrower to repay Euro Swing Line Loans, together with interest as provided herein.
(iv)Repayment of Participations.
(A)At any time after any Lender has purchased and funded a risk participation in a Euro Swing Line Loan, if the Swing Line Lender receives any payment on account of such Euro Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.
(B)If any payment received by the Swing Line Lender in respect of principal or interest on any Euro Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(v)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the German Borrower for interest on the Euro Swing Line Loans. Until each Lender funds its Revolver Loans that are LIBOR Loans or risk participations pursuant to this Section 2.01(d) to refinance such Lender’s Commitment Percentage of any Euro Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.
(vi)Payments Directly to Swing Line Lender. The German Borrower shall make all payments of principal and interest in respect of the Euro Swing Line Loans directly to the Swing Line Lender.
2.02    Nature of Lenders’ Obligations with Respect to Loans. Each Lender shall be obligated to participate in each request for Revolver Loans pursuant to Section 2.04 in accordance with its Commitment Percentage. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party hereunder, nor shall any other party be liable for the failure of any Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolver Loans or Swing Line Loans on or after the Termination Date.
2.03    Notes.
(a)The Loans made by each Lender shall be evidenced by a promissory note of the applicable Borrowers, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a “Note”). Each Lender is hereby authorized to record the date, currency, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note and in its internal records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that, the failure of any Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the applicable Borrowers hereunder or under such Note. Each Note shall (i) be stated to mature on the Termination Date and (ii) provide for the payment of interest in accordance with Sections 2.09 and 2.10.
(b)In addition to the accounts and records referred to in clause (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.04    Procedure for Revolver Loans.
(a)Except as otherwise provided herein, the Borrowers may from time to time during the Commitment Period request the Lenders to make Revolver Loans by delivering to the Administrative Agent, not later than 11:00 a.m. (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in Dollars to which the LIBOR Rate applies and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in an Optional Currency and (ii) on the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed by delivery of a Notice of Borrowing to the Administrative Agent, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate principal amount of the proposed Revolver Loans (expressed in the currency in which such Loans shall be funded) comprising each Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $1,000,000 or, if less, the maximum amount available under the Revolving Credit Commitments (or such other minimums and increments as shall be agreed by the Administrative Agent and the Borrowers’ Representative); (iii) whether the LIBOR Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; (iv) the currency in which such Loans shall be funded if the Borrowers are electing the LIBOR Rate, (v) in the case of a Tranche to which the LIBOR Rate applies, the Interest Period for the proposed Loans comprising such Tranche, and (vi) the amount of such Loans requested to be made for the account of one or more Foreign Borrowers with the name of each such Foreign Borrower.
(b)The Administrative Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.04, notify the Lenders of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolver Loans requested thereby; (ii) the amount, currency, and Type of each such Revolver Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolver Loans as determined by the Administrative Agent in accordance with Section 2.02. Subject to the terms and conditions hereof, each Lender shall remit the principal amount of each Revolver Loan in the requested currency to the Administrative Agent at the Administrative Agent’s Office for the applicable currency prior to 2:00 p.m. (or, with respect to Revolver Loans in an Optional Currency, the Applicable Time) on the Borrowing Date requested by the Borrowers in Same Day Funds to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent either by (x) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (y) wire transfer of funds, in each case, in accordance with the instructions provided and reasonably acceptable to the Administrative Agent by such Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available in accordance with this Section 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that any Lender shall not have made such Lender’s pro rata portion of such borrowing available to the Administrative Agent, such Lender and the Borrowers (without prejudice to the Borrowers’ rights against such Lender) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (A) in the case of the Borrowers, the interest rate applicable at the time to the Revolver Loans comprising such borrowing and (B) in the case of such Lender, at the greater of the Federal Funds Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Revolver Loan as part of such borrowing for purposes of this Agreement.
(c)If in a Notice of Borrowing no election as to the (i) Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan (unless such requested Loan is in an Optional Currency, and in the case of a failure to timely request a conversion or continuation of Loans denominated in an Optional Currency, such Loans shall be continued as LIBOR Loans in their original currency with an Interest Period of one (1) month) and (ii) currency of such Loan is specified in any such notice, then the requested Loan shall be in Dollars. If a LIBOR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
2.05    Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon three (3) Business Days prior to conversion, to convert any LIBOR Loan in Dollars to a Base Rate Loan, (ii) not later than 11:00 a.m. three (3) Business Days prior to conversion or continuation, to convert any Base Rate Loan into a LIBOR Loan in Dollars or to continue any LIBOR Loan in Dollars as a LIBOR Loan in Dollars for any additional Interest Period and (iii) not later than 11:00 a.m. four (4) Business Days prior to continuation, to continue any LIBOR Loan denominated in an Optional Currency as a LIBOR Loan in such currency for an additional Interest Period of one month, subject in each case to the following:
(a)a LIBOR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;
(b)any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;
(c)no LIBOR Loan (other than a LIBOR Loan denominated in an Optional Currency) may be continued as such and no Base Rate Loan may be converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate;
(d)any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of Section 2.05(b) or 2.05(c) or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall in the case of a LIBOR Loan denominated in an Optional Currency be prepaid on the last day of the Interest Period in effect for such Loan (in accordance with

Section 2.12(c)), or in the case of a LIBOR Loan in Dollars be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;
(e)no LIBOR Loan denominated in an Optional Currency may be converted into a Base Rate Loan or converted into a LIBOR Loan denominated in another Optional Currency;
(f)the provisions of Section 2.13 limiting under certain circumstances the continuation of LIBOR Loans denominated in an Optional Currency; and
(g)no U.S. Swing Line Loan may be a LIBOR Loan.
Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default or Event of Default shall have occurred and be continuing (and, in respect of the German Borrower or any other Borrower incorporated, or established (as the case may be), in Germany, such representation and warranty shall be explicitly included in the relevant Notice of Borrowings). Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion. In connection with each such conversion or continuation requested by the Borrowers, the Borrowers shall deliver to the Administrative Agent a Notice of Borrowing or shall make such request by telephone confirmed immediately by delivery of a Notice of Borrowing to the Administrative Agent, it being understood that the Administrative Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation.
2.06    Utilization of Commitments in Optional Currencies.
(a)The Administrative Agent or the Issuing Lenders, as applicable, will determine the Spot Rate as of each Computation Date to be used for calculating the Dollar Equivalent amount of (i) the outstanding and proposed Revolver Loans denominated in an Optional Currency as of each requested Borrowing Date, (ii) outstanding Revolver Loans denominated in an Optional Currency as of the end of each Interest Period for any such Loans, and (iii) Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month (or, with respect to Existing Letters of Credit denominated in Optional Currencies, the Closing Date) (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrowers’ Representative, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.
(b)The Company may from time to time request that LIBOR Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Optional Currency”; provided, that, (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the making of LIBOR Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Lender. Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Extension of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in their sole discretion). In the case of any such request pertaining to LIBOR Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each Lender (in the case of any such request pertaining to

LIBOR Loans) or Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of LIBOR Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by a Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Lender, as the case may be, to permit LIBOR Loans to be made or Letters of Credit to be issued by such Issuing Lender in such requested currency. If the Administrative Agent and all the Lenders consent to making LIBOR Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of LIBOR Rate for any non-LIBOR Quoted Currency to the extent necessary to add the applicable LIBOR Rate for such currency and (ii) to the extent the definition of LIBOR Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Optional Currency for purposes of any Borrowings of LIBOR Loans. If the Administrative Agent and the applicable Issuing Lenders consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and such Issuing Lenders may amend the definition of LIBOR Rate for any non-LIBOR Quoted Currency to the extent necessary to add the applicable LIBOR Rate for such currency and (B) to the extent the definition of LIBOR Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Optional Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 2.06(b), the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Optional Currencies specifically listed in the definition of “Optional Currency” shall be deemed an Optional Currency with respect to such Existing Letter of Credit only.
(c)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, LIBOR Loan or Letter of Credit is denominated in an Optional Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Optional Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto.
2.07    Fees.
(a)The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, on the last Business Day of each March, June, September and December, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the actual daily amount of the Unused Commitments during the preceding fiscal quarter (or shorter period commencing on the date hereof or ending on the Termination Date). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fees due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the Termination Date. The Administrative Agent shall distribute the Commitment Fees among the Lenders pro rata in accordance with their respective Commitment Percentages.

(b)The Borrowers jointly and severally agree to pay the Administrative Agent and MLPFS, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter. The Borrowers shall pay to the Lenders and the Lead Arrangers such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
(c)The foregoing fees shall be paid on the dates due, in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the foregoing fees shall be refundable under any circumstances.
2.08    Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.08, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Optional Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Exposure shall not exceed the Revolving Credit Commitments, (y) the Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment and (z) the outstanding amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate outstanding amount of all Letters of Credit issued by any Issuing Lender shall not exceed such Issuing Lender’s Letter of Credit Commitment unless otherwise agreed by such Issuing Lender. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed Letter of Credit Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)No Issuing Lender shall issue any Letter of Credit if:
(A)subject to Section 2.08(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lenders (other than Defaulting Lenders) holding a majority of the Exposure have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Credit Commitments have approved such expiry date.
(iii)No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such Issuing Lender, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;
(D)except as otherwise agreed by the Administrative Agent and such Issuing Lender, such Letter of Credit is to be denominated in a currency other than Dollars or an Optional Currency;
(E)such Issuing Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or
(F)any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.25(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 8 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 8 included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of an Application, appropriately completed and signed by a Responsible Officer of the Company. Such Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by such Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender. Such Application must be received by such Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Application shall specify in form and detail satisfactory to such Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency, shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Application shall specify in form and detail satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Lender may reasonably require. Additionally, the Company shall furnish to such Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Lender or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Application from the Company and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Lender has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.
(iii)If the Company so requests in any applicable Application, the applicable Issuing Lender may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Lender, the Company shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that, such Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.08(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each case directing such Issuing Lender not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Optional Currency, the Company shall reimburse the applicable Issuing Lender in such Optional Currency, unless (A) such Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Optional Currency, such Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by such Issuing Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such Issuing Lender under a Letter of Credit to be reimbursed in an Optional Currency (each such date, an “Honor Date”), the Company shall reimburse such Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Optional Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.08(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Optional Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify such Issuing Lender for the loss resulting from its inability on that date to purchase the Optional Currency in the full amount of the drawing. If the Company fails to timely reimburse the applicable Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Optional Currency) (the “Unreimbursed

Amount”), and the amount of such Lender’s Commitment Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolver Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.04 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.08(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall upon any notice pursuant to Section 2.08(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Lender, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.08(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolver Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolver Loans that are Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from an Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to Section 2.08(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.08.
(iv)Until each Lender funds its Revolver Loan or L/C Advance pursuant to this Section 2.08(c) to reimburse an Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the applicable Issuing Lender.
(v)Each Lender’s obligation to make Revolver Loans or L/C Advances to reimburse an Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.08(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against an Issuing Lender, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Revolver Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of an Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolver Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after an Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.08(c), if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an Issuing Lender pursuant to Section 2.08(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Company to reimburse the Issuing Lenders for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by an Issuing Lender of any requirement that exists for such Issuing Lender’s protection and not the protection of the Company or any waiver by such Issuing Lender which does not in fact materially prejudice the Company;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by an Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by an Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Optional Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender. The Company shall be conclusively deemed to have waived any such claim against such Issuing Lender and its correspondents unless such notice is given as aforesaid.
(f)Role of Issuing Lenders. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, each Issuing Lender shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that, this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable or responsible for any of the matters described in Section 2.08(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an Issuing Lender shall not be responsible to the Company for, and such Issuing Lender’s rights and remedies against the Company shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
(h)Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.25, with its Commitment Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Letter of Credit Fee Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Letter of Credit Fee Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Letter of Credit Fee Rate separately for each period during such quarter that such Letter of Credit Fee Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)Fronting Fee and Documentary and Processing Charges Payable to an Issuing Lender. The Company shall pay directly to each Issuing Lender for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. In addition, the Company shall pay directly to each Issuing Lender for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable promptly after demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
2.09    Interest Rates and Payment Dates.
(a)Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)Subject to the provisions of Section 2.10, each LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days, provided, that, for Revolver Loans made in an Optional Currency as to which market practice differs from the foregoing, in accordance with such market practice) equal to the LIBOR Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.
(c)Subject to the provisions of Section 2.10, interest on each U.S. Swing Line Loan shall be payable at the rate (computed on the basis of the actual number of days elapsed over a year of 360 days) provided in Section 2.01(c); provided, that, if a U.S. Swing Line Loan bears interest at the Base Rate, interest shall be computed in accordance with Section 2.09(a) above.
(d)Subject to the provisions of Section 2.10, interest on each Euro Swing Line Loan shall be payable at the rate (computed on the basis of the actual number of days elapsed over a year of 360 days) provided in Section 2.01(d).

(e)Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, that, interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section. The LIBOR Rate and the Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including this Section 2.09 and Section 2.10) shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. At the request of the Borrowers, the Administrative Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to Sections 2.09(a), (b) and (c).
(g)Subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Revolver Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Revolver Loans comprising any Tranche, provided, that, there shall not be at any one time outstanding more than six (6) Tranches in the aggregate (excluding Swing Line Loans and with Base Rate Loans being considered, to the extent any such Loans are outstanding, one Tranche).
(h)If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.
(i)To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
2.10    Default Interest. Upon the occurrence of and during the continuance of an Event of Default under Section 7.01(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder (after as well as before judgment), shall bear interest from the date of such occurrence at a rate per annum which is, in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.09 plus 2.0% or in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. Upon the occurrence of and during the continuance of an Event of Default other than under Section 7.01(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest (after as well as before judgment) from the date that the Administrative Agent, at the written request of the Required Lenders, shall send notice to the Company of the application of the default rate at a rate per annum which is (a) in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.09 plus 2.0% or (b) in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk. Default interest payable on any Loans hereunder made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.
2.11    Pro Rata Treatment of Loans and Payments; Commitment Fees.
(a)Except as required under Section 2.13 or any amendment pursuant to Section 2.26, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans (other than the Swing Line Loans), each payment of interest on such Loans, each payment of Commitment Fees and Letter of Credit Fees, and each reduction of the Revolving Credit Commitments, shall be made pro rata among the Lenders in accordance with their respective Commitment Percentages.

(b)Except as provided in Section 2.01(c) or (d), each borrowing of a Swing Line Loan, each payment or prepayment of principal of a Swing Line Loan, each payment of interest on the Swing Line Loans and each reduction of the Swing Line Commitment shall be for the sole account of the Swing Line Lender.
(c)Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such borrowing to the next higher or lower whole Dollar or other currency amount.
2.12    Payments.
(a)Except as otherwise expressly provided herein and except with respect to the principal of and interest on loans denominated in an Optional Currency, the Borrowers shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder not later than 2:00 p.m. on the date when due to the Administrative Agent at its offices set forth in Section 9.02 for the ratable accounts of the Lenders in Dollars in Same Day Funds. All payments to be made by a Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent shall promptly distribute such amounts to the applicable Lenders in like funds. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required).
(b)Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder (other than payments on LIBOR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder on a LIBOR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
(c)All payments by the Borrowers hereunder with respect to principal and interest on Revolver Loans denominated in an Optional Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Optional Currency and in Same Day Funds not later than the Applicable Time. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Optional Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Optional Currency payment amount. Upon the event described in the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Revolver Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Revolver Loan and continuing through the date of payment thereof Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers’ obligations under this subsection shall survive termination of this Agreement.

2.13    Illegality; Successor LIBOR.
(a)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Extension of Credit or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Optional Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Extension of Credit or continue LIBOR Loans in the affected currency or currencies or, in the case of LIBOR Loans in Dollars, to convert Base Rate Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(b)    If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit to any Foreign Borrower such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Borrowers shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to any Issuing Lender, Cash Collateralize that portion of applicable Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for the applicable currency for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate for the applicable currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR for the applicable currency or the LIBOR Screen Rate for the applicable currency shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR for the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR for the applicable currency with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities denominated in the applicable currency for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) if the applicable currency is Dollars, then the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans denominated in the applicable currency (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

2.14    Termination, Reduction and Increase of Revolving Credit Commitments.
(a)The Revolving Credit Commitments and the Swing Line Commitment shall be automatically terminated on the Termination Date whereupon all Revolver Loans and Swing Line Loans and accrued interest thereon shall become due and payable, except as provided in Section 2.26 in respect of any Extended Revolving Credit Commitments.
(b)Upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that, (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum principal amount of $5,000,000 or in a whole multiple thereof, (ii) the Revolving Credit Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Revolver Loans made on the effective date thereof, the Dollar Equivalent Facility Usage at such time would exceed the Commitments at such time and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Commitments exceed the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Any notice to reduce the Revolving Credit Commitments under this Section 2.14(b) shall be irrevocable; provided, that, a notice of termination of the Revolving Credit Commitments in full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or debt or equity issuances, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)Subject to Section 2.26, each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction of the Revolving Credit Commitments the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.
(d)The Borrowers may upon at least ten (10) Business Days’ (or such shorter period as agreed to by the Administrative Agent in its sole discretion) written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders) request to add one or more tranches of term loans in Dollars or an Optional Currency (any credit facility providing for any such term loans being referred to as an “Incremental Term Facility”) and/or increase the Revolving Credit Commitments (any such increased Revolving Credit Commitment, an “Incremental Revolving Credit Commitment”; each Incremental Revolving Credit Commitment or Incremental Term Facility, an “Incremental Facility”), subject, however, in any such case, to satisfaction of the following conditions precedent:
(i)the aggregate amount of all Incremental Facilities effected pursuant to this Section 2.14(d) shall not exceed the greater of (A) $350,000,000 and (B) EBITDA for the most recent period for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01;
(ii)each such Incremental Facility shall be in a minimum amount of $5,000,000 and integral multiples thereof (or such lesser amount and/or multiples as may be agreed by the Borrowers’ Representative and the Administrative Agent);
(iii)no Default or Event of Default shall have occurred and be continuing or would result therefrom or from the borrowings to be made on such Increase Effective Date and the use of proceeds thereof; provided, that, in the case of any Incremental Facility the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (iii) shall be as follows: (A) no Default or Event of Default shall exist or would result from such proposed Incremental Facility at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (B), at the time of funding of the relevant Borrowing, and (B) in the case of (1) any Incremental Revolving Credit Commitments the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (2) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, no Default or Event of Default under Section 7.01(a)(i) or (f) shall exist or result therefrom at the time of such Borrowing;
(iv)the representations and warranties set forth in Section 3 shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality, it shall be true and correct) on and as of the Increase Effective Date (or, in the case of an Incremental Facility the proceeds of which will be used to finance a Limited Condition Acquisition, (A) at the time of signing of the relevant acquisition or similar agreement and (B) except as set forth in the proviso below, at the time of the effectiveness of such Incremental Facility in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality, it shall be true and correct) as of such earlier date; provided, that, in the case of (x) any Incremental Revolving Credit Commitments the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (y) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, the only representations and warranties the accuracy of which shall be a condition to the effectiveness of such an Incremental Facility used to finance such Limited Condition Acquisition shall be (1) the Specified Representations and (2) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its Affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement;
(v)the Administrative Agent shall have received customary closing certificates and legal opinions or other documents (including resolutions of the board of directors of the Borrowers) reasonably requested by the Administrative Agent or the Lenders in connection with such Incremental Facility, including a certificate dated as of the Increase Effective Date and executed by a Responsible Officer of the Borrowers’ Representative certifying that after giving effect to the incurrence of such Incremental Facility (assuming the full amount of the Incremental Facility has been funded) and any related transactions, on a pro forma basis, the Borrowers shall be in compliance with the financial covenant set forth in Section 6.01 for the most recently completed four fiscal quarter period for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01;
(vi)any Incremental Revolving Credit Commitments shall be made on the same terms and provisions (including as to pricing and maturity, other than any upfront fees including upfront commitment, underwriting, syndication or other fees) as apply to the existing Revolving Credit Commitments, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing revolving credit facility set forth in Section 2.01(a);

(vii)any Incremental Term Facility that constitutes additional term loans under a then existing tranche of term loans shall be made on the same terms and provisions (other than upfront fees) as apply to such outstanding term loans, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from such term loans;
(viii)any Incremental Term Facility shall (A) have a maturity date that is no earlier than the Termination Date for the Revolving Credit Commitments or the maturity date for any previously incurred Incremental Term Facility and (B) have a weighted average life to maturity that is no shorter than the weighted average life to maturity of any previously incurred Incremental Term Facility;
(ix)other than as set forth in clauses (vii) and (viii) above, such Incremental Term Facility shall have terms and conditions that are the same as the then-existing term loan(s) or, if not consistent with the terms of the then-existing term loan(s), shall be reasonably satisfactory to the Administrative Agent (it being agreed that the following shall be reasonably satisfactory to the Administrative Agent: (A) covenants or other provisions applicable only to periods after the latest Termination Date of the then-existing term loans or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing term loans and (B) to the extent required by the lenders providing the Incremental Term Facility, customary “most-favored-nation” protection, call protection, and an excess cash flow prepayment, in each case, which may be applicable solely with respect to such Incremental Term Facility; provided, that, to the extent an excess cash flow prepayment is required in connection with the establishment of an Incremental Term Facility, such excess cash flow mandatory prepayment shall be applied ratably to all then-existing term loans);
(x)the Administrative Agent shall have received (A) additional commitments in a corresponding amount of such Incremental Facility from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (such Eligible Assignees becoming Lenders and any existing Lenders providing such Incremental Facility, collectively, the “Incremental Lenders”) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment unless it agrees to do so in its sole discretion), (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent and (C) in the case of any Incremental Lender providing such Incremental Facility that is not an existing Lender, a duly executed Lender Joinder Agreement (as defined in the Sharing Agreement); and
(xi)if any Revolver Loans are outstanding at the time of the requested Incremental Revolving Credit Commitments, each Borrower shall, if applicable, prepay one or more of such Borrower’s existing Revolver Loans (such prepayment to be subject to Section 2.18) in an amount necessary such that after giving effect to the Incremental Revolving Credit Commitments, each Lender will hold its pro rata share (based on its Commitment Percentage of the increased Revolving Credit Commitments) of outstanding Revolver Loans.
Each notice delivered pursuant to this Section 2.14(d) shall specify (A) the date (the “Increase Effective Date”) on which the Borrowers propose that the proposed Incremental Facility shall be effective, and (B) the total amount of the Incremental Revolving Credit Commitments or Incremental Term Facility requested by the Borrowers and (C) the identity of the banks, financial institutions and other entities to whom the Borrowers propose that any portion of such Incremental Facility be allocated and the amounts of such allocations. Notwithstanding any provision in Section

9.01 to the contrary, each Incremental Facility shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.14(d), executed by the Borrowers’ Representative, the Administrative Agent and each Lender providing a portion of the Incremental Facility which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.14(d) and, in each case, as agreed by the Borrowers’ Representative. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders providing such Incremental Facility and the Borrowers’ Representative and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and such other conditions as requested by the Lenders under the Incremental Term Facility established in connection therewith.
2.15    Prepayment of Loans.
(a)The Borrowers shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to Section 2.18), upon delivery of a Notice of Loan Prepayment to the Administrative Agent given, in the case of Base Rate Loans denominated in Dollars, no later than 11:00 a.m. on the day of any proposed prepayment, in the case of LIBOR Loans denominated in Dollars, no later than 11:00 a.m. three (3) Business Days before any proposed prepayment, and in the case of Optional Currency Loans, no later than 11:00 a.m. four (4) Business Days before any such proposed prepayment (or such shorter period as the Administrative Agent shall agree in its discretion). In each case the notice shall specify the date, amount and currency of each such prepayment, whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that, each such partial prepayment shall be in the principal amount of at least (i) with respect to prepayments of Base Rate Loans, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (ii) with respect to prepayments of Revolver Loans in Dollars that bear interest at the LIBOR Rate, $3,000,000 or in whole multiples of $100,000 in excess thereof, and (iii) with respect to prepayment of Revolver Loans in an Optional Currency, the Dollar Equivalent of $3,000,000 or in whole multiples of the Dollar Equivalent of $100,000 in excess thereof (or, with respect to Revolver Loans in an Optional Currency, such other minimum and increments as the Administrative Agent and the Borrowers shall agree).
(b)On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage at such time would not exceed the aggregate amount of the Revolving Credit Commitments at such time.
(c)If on any Computation Date the amount of the Dollar Equivalent Facility Usage is greater than the Commitments at such time, as applicable, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage shall not exceed the Commitments after giving effect to such prepayments. If on any Computation Date the amount of the Exposure of any Lender is greater than the Revolving Credit Commitment of such Lender at such time as a result of change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2)

Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Exposure of such Lender shall not exceed the Revolving Credit Commitment of such Lender after giving effect to such prepayments.
(d)All prepayment notices shall be irrevocable; provided, that, a prepayment notice for Payment in Full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or debt or equity issuances, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrowers prepay a Revolver Loan in Dollars, all outstanding U.S. Swing Line Loans shall (unless the Swing Line Lender shall otherwise agree) first be repaid from the proceeds thereof. If the German Borrower prepays a Revolver Loan in Euros, all outstanding Euro Swing Line Loans shall (unless the Swing Line Lender shall otherwise agree) first be repaid from the proceeds thereof. If the Borrowers fail to specify the applicable Tranche which the Borrowers are prepaying, the prepayment shall, subject to the immediately prior sentence, be applied to Base Rate Loans, then to Dollar LIBOR Loans and then to Optional Currency Loans, with payments applied to LIBOR Loans being applied in order of next maturing Interest Periods. Any prepayment hereunder shall be subject to the Borrowers’ obligation to indemnify the Lenders under Section 2.18.
(e)Upon receipt of any Notice of Loan Prepayment, the Administrative Agent shall promptly notify each Lender thereof.
(f)Amounts prepaid pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.
2.16    Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement which is addressed separately in this Section 2.16) or any Issuing Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender, any Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, after the request of such Lender, such

Issuing Lender or other Recipient (subject to Section 2.16(e)), the Borrowers will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans or other extensions of credit extended under any Loan Document made by, or participations in Letters of Credit or any extensions of credit under any Loan Document held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)Each Lender and each Issuing Lender agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under Sections 2.16(a) or (b); provided, however, that, no Lender or Issuing Lender shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.
(d)Failure or delay on the part of any Lender or Issuing Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital (“Costs”) shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided, that, the Borrowers shall not be under any obligation to compensate any Lender or Issuing Lender under clause (a) or (b) above with respect to Costs with respect to any period prior to the date that is three (3) months prior to the date such Lender or Issuing Lender, as the case may be, knew or should reasonably have been expected to be aware of (i) the circumstances giving rise to such Costs, (ii) the fact that such circumstances would in fact result in a claim for increased compensation by reason of such Costs, and (iii) the exact amount of such Costs; provided, further, that, the foregoing limitation shall not apply to any Costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three month period. The protection of this Section shall be available to each Lender and each Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the change in any guideline, directive or other Law that shall have occurred or been imposed. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to request compensation under this Section 2.16 with respect to any Change in Law in respect of Costs imposed on such Lender or Issuing Lender if it shall not be the general policy or practice of such Lender or Issuing Lender to seek compensation in similar circumstances under similar provisions in comparable credit facilities, as determined in good faith by such Lender.
(e)A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, Issuing Lender or other Recipient or its holding company, as the case may be, as specified in clauses (a) and (b) above and setting forth with reasonable detail the calculation of such amounts and delivered to the Borrowers’ Representative shall be conclusive absent manifest error. The Borrowers shall pay such Lender, Issuing Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(f)The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of LIBOR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, in each case the Borrowers shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of such notice.
2.17    Taxes.
(a)For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender and the term “applicable Law” includes FATCA.
(b)Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)The Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers’ Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).
(f)As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers’ Representative and the Administrative Agent, at the time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers’ Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers’ Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(g)(ii)(A), 2.17(g)(ii)(B) and 2.17(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrowers’ Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed originals (or copies, as permitted) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers’ Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers’ Representative and the Administrative Agent in writing of its legal inability to do so. In addition, the Lenders shall deliver to the Borrowers and the Administrative Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms are available), to the forms which are required to be provided under this subsection (g) with respect to Taxes of the United States of America.
(h)Without limiting the generality of the above in the case of a Borrower that is resident for tax purposes in the United Kingdom, any Lender entitled to benefits under the US/UK double tax treaty shall (i) deliver to the Internal Revenue Service (with copies delivered to the relevant Borrower and the Administrative Agent, in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) duly completed copies (in triplicate) of the United Kingdom HM Revenue & Customs Form US/Company 2002 (or such other form as may from time to time be prescribed by applicable law or regulation) claiming exemption from withholding on account of United Kingdom income tax pursuant to the US/UK double tax treaty or (ii) (but only if such Lender is a holder of a Double Taxation Treaty Passport) notify the Borrowers’ Representative and the Administrative Agent of such Lender’s HMRC DTTP number (which number shall be used by the Borrowers in delivering timely notification of the Loans to HM Revenue & Customs). The relevant Borrower and such Lender shall each provide all reasonable information and assistance to the Internal Revenue Service and HM Revenue & Customs on a timely basis in order efficiently to process the relevant treaty claim, and shall keep each other (through the Administrative Agent) informed of any matters relating to such claim, including such Borrower providing a copy of any direction (or other authority) issued by the HM Revenue & Customs authorizing such Borrower to pay free and clear of any withholding on account of United Kingdom income tax and of any cancellation thereof
(i)Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(i)), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns

(or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)Each party’s obligations under this Section 2.17 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

(k)VAT.
(i)All amounts expressed to be payable under a Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that party).
(ii)If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):
(A)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)(where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide such Recipient with details of that party's VAT registration and such other information as is reasonably requested in connection with such Recipient's VAT reporting requirements in relation to such supply.
2.18    Indemnity.

(a)The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense (excluding loss of margin), which such Lender may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan or Swing Line Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans or Swing Line Loans which are not Base Rate Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement, (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of LIBOR Loans or Swing Line Loans which are not Base Rate Loans on a day which is not the last day of an Interest Period with respect thereto (or, in the case of a Swing Line Loan on the date such Swing Line Loan is due), or (v) the assignment of any LIBOR Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.24, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Lender is entitled to receive under this Section 2.18 submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error and all such amounts shall be paid by the Borrowers promptly upon demand by such Lender. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
(b)For the purpose of calculation of all amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan or Swing Line Loan that is not a Base Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate (including by a matching deposit or other borrowing in the offshore interbank market for the applicable currency) or the applicable rate on such Swing Line Loan, as the case may be, in an amount equal to the amount of that LIBOR Loan or Swing Line Loan, as the case may be, and having a maturity comparable to the relevant Interest Period or applicable period for such Swing Line Loan; provided, however, that, each Lender may fund each of its LIBOR Loans, and the Swing Line Lender may fund its Swing Line Loans, in any manner it sees fit, and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.19    Judgment Currency.
(a)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
(b)The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

2.20    Borrowers’ Representative. Each of the Borrowers hereby appoints the Company as its non-exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each of the other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates (in such capacity, the Company is herein referred to as the “Borrowers’ Representative”). The Administrative Agent and the Lenders shall be entitled to rely exclusively on the Borrowers’ Representative’s authority to so act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Administrative Agent and the Lenders for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers’ Representative’s actions pursuant to this Section 2.20 and the Administrative Agent’s and the Lenders’ reliance thereon and hereon. Notice from the Borrowers’ Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers’ Representative shall be deemed to be notice to all of the Borrowers. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents. The German Borrower and each other Borrower incorporated, or established (as the case may be), in Germany hereby relieves the Borrowers’ Representative from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) for the purpose of this Section 2.20 and the power of attorney granted hereunder.
2.21    European Monetary Union.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
2.22    Foreign Borrower Obligations.
(a)Notwithstanding anything else in this Agreement to the contrary (including Section 9.19), each Foreign Borrower and each Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable solely for principal and interest on Loans (or Reimbursement Obligations) specifically made or advanced to (or issued for the account of) such Foreign Borrower or such Foreign Subsidiary Holdco. Each Foreign Borrower and Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Foreign Borrower or Domestic Borrower that is a Foreign

Subsidiary Holdco to the total amount of Loans outstanding hereunder. A Foreign Borrower or Domestic Borrower that is a Foreign Subsidiary Holdco shall only be liable for indemnities to be paid under or in relation to this Agreement if and to the extent the corresponding damages are caused by such Foreign Borrower or Foreign Subsidiary Holdco. For the avoidance of doubt, no Foreign Borrower or Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable for the principal of or interest on any Loan made or advanced to any other Domestic Borrower (and not to such Foreign Borrower or Foreign Subsidiary Holdco), any Reimbursement Obligation relating to a Letter of Credit issued for the account of any other Domestic Borrower or, except as specifically provided in this Section 2.22(a), any other Obligation of any other Domestic Borrower.
(b)Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two (2) Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been Paid in Full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided, that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 5.09.
(c)With respect to each Borrower that is incorporated or formed in Denmark, such Borrower’s obligations under this Agreement or under any of the other Loan Documents shall be limited if and to the extent required to comply with Danish statutory provisions on unlawful financial assistance including without limitation, Sections 206, 207, 208, 209, 210, 211 and 212 of the Danish Companies Act as amended and/or supplemented from time to time or any other applicable financial assistance rules of Denmark.
2.23    Change of Lending Office..
(a)Each of the Administrative Agent, any Issuing Lender, the Swing Line Lender and each Lender at its option may make any Extension of Credit or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided, that, any exercise of such option shall not affect the obligation of any Borrower to repay any Extension of Credit in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided, that, in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Extensions of Credit actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided, further, that, for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Extension of Credit shall be deemed a participation of such Lender.
(b)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that, such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that, nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.16 or 2.17.
2.24    Substitution of Lenders. Upon the receipt by the Borrowers from any Lender (an “Affected Lender”) of a notice under Section 2.13(b) or a claim under Section 2.16 or 2.17, or at any time that a Lender is a

Defaulting Lender or a Non-Consenting Lender, the Borrowers may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s or Defaulting Lender’s, as the case may be, Loans and Commitment; or (b) replace such Affected Lender or Defaulting Lender, as the case may be, by designating another Lender or financial institution that is willing to acquire such Loans and assume such Commitment; provided, that, (i) such replacement does not conflict with any Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender or institution shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to such replaced Lender on and as of the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Lender on the date of such replacement, (v) the replacement Lender or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.06 (provided, that, the Borrowers or replacement Lender shall be obligated to pay the registration and processing fee), (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement, and (viii) in the case of any such assignment resulting from a claim under Section 2.16 or 2.17, such assignment will result in a reduction in such compensation or payments thereafter.
2.25    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize any Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.27; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.27; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.25(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.27.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (b) below, (y) pay to the Issuing Lenders and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(b)Reallocation of Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(c)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.27.
(d)Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.25(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
2.26    Extension Amendments.
(a)So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date of the relevant conversion), the Borrowers may at any time and from time to time request that all or a portion of any Class of Revolving Credit Commitments then in existence selected by the Borrowers (such Class, the “Reference Revolving Credit Commitments”) be converted to extend the termination date thereof and maturity date of the Loans made thereunder (the “Reference Revolver Loans”) and to provide for other terms permitted by this Section 2.26 (any portion thereof that have been so extended, “Extended Revolving Credit Commitments” and any related revolving loans, “Extended Revolver Loans” and the remainder not so extended, “Non‑Extended Revolving Credit Commitments” and “Non-Extended Revolver Loans,” respectively). Prior to entering into any Extension Agreement with respect to any Reference Revolving Credit Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Lender who has Reference Revolving Credit Commitments) in such form as approved from time to time by the Borrowers’ Representative and the Administrative Agent (each, an “Extension Request”) setting forth the terms of the proposed Extended Revolving Credit Commitments, which terms shall be identical to those applicable to the Reference Revolving Credit Commitments, except for “Section 2.26 Additional Agreements” (as hereinafter defined) or as otherwise permitted by this Section 2.26 and except (i) the final termination date of such Extended Revolving Credit Commitments and the maturity date of Extended Revolver Loans may be delayed to a later date than the final maturity date of the applicable Reference Revolving Credit Commitment from which they were converted, (ii) the interest rate and upfront or other fees of the Extended Revolver Loans may be higher or lower than the Reference Revolver Loans and (iii) the commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee rate for the Reference Revolving Credit Commitments, in each case to the extent provided in the applicable Extension Agreement; provided, that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, until the occurrence of the Termination Date for the Reference Revolving Credit Commitments, the borrowing of Extended Revolver Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings of Non-Extended Revolver Loans (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Revolver Loans as determined by the Administrative Agent in the reasonable exercise of its discretion). No Lender shall have any obligation to agree to have any of its Reference Revolving Credit Commitments or Reference Revolver Loans converted into Extended Revolving Credit Commitments or Extended Revolver Loans, as applicable, pursuant to any Extension Request.
(b)The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which the applicable Lenders are requested to respond (or such later date as the Administrative Agent may agree). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Reference Revolving Credit Commitments converted into Extended Loans/Commitments shall notify the Administrative Agent (such notice to be in such form as approved from time to time by the Borrowers and the Administrative Agent) (each, an “Extension Election”) on or prior to the date specified in such Extension Request (which shall in any event be no less than three (3) Business Days prior to the effectiveness of the applicable Extension Agreement) of the amount of its Reference Revolving Credit Commitments that it has elected to convert into Extended Loans/Commitments. In the event that the aggregate amount of the applicable Reference Revolving Credit Commitments subject to Extension Elections exceeds the amount of the applicable Extended Loans/Commitments requested pursuant to the Extension Request, the applicable Reference Revolving Credit Commitments subject to such Extension Elections shall be converted to Extended Loans/Commitments on a pro rata basis based on the amount of the applicable Reference Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Reference Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all Reference Revolving Credit Commitments for purposes of the obligations of a Lender with a Revolving Credit Commitment in respect of Letters of Credit under Section 2.08, except that the last day for issuing Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued so long as the applicable Issuing Lender has consented to such extensions.
(c)So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date that such Extended Loans/Commitments are established), Extended Loans/Commitments may be established pursuant to a supplement (which shall set forth the effective date of such extension) to this Agreement (which, except to the extent expressly contemplated below, shall require the consent only of the Lenders who elect to make the Extended Loans/Commitments established thereby) in such form as approved from time to time by the Borrowers and the Administrative Agent in the reasonable exercise of its discretion (each, an “Extension Agreement”) executed by the Borrowers, the Administrative Agent and the Extending Lenders. Any Extension Agreement may provide for additional terms (other than those referred to or contemplated in this Section 2.26 or in the form of the Extension Request or Extension Agreement (each, a “Section 2.26 Additional Agreement”)) to this Agreement and the other Loan Documents; provided, that, no such Section 2.26 Additional Agreement shall become effective prior to the time that such Section 2.26 Additional Agreement has been consented to by such of the Lenders, Borrowers and other parties (if any) as would be required (including, without limitation, under the requirements of Section 9.01) if such Section 2.26 Additional Agreement were a separate and independent amendment of this Agreement.
(d)Notwithstanding anything to the contrary contained in this Agreement, if any Extension Agreement relating to Revolving Credit Commitments or Revolver Loans is entered into, the following provisions of this Section 2.26(d) shall apply to Revolving Credit Commitments and Revolver Loans while any Non-Extended Revolving Credit Commitments remain outstanding. Any voluntary reduction of Revolving Credit Commitments (whether or not accompanied by a prepayment of Revolver Loans) shall be applied among the outstanding Revolving Credit Commitments of all Classes pro rata to the amounts of Revolving Credit Commitments thereof; provided, that, the Borrowers may elect to reduce Non-Extended Revolving Credit Commitments (on a pro rata basis among Non-Extended Revolving Credit Commitments) prior to reducing any Extended Revolving Credit Commitments (a “Specified Commitment Reduction”). In connection with any Specified Commitment Reduction, the Borrowers shall prepay Non-Extended Revolver Loans to the extent required by Section 2.14(b). If the conditions precedent to borrowing set forth in Section 4.02 are satisfied at the time, such prepayment may be made with the proceeds of Extended Revolver Loans to be made concurrently therewith.
(e)The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the applicable Borrowers as may be necessary or advisable in order to effectuate the transactions contemplated by this Section 2.26 and/or to appropriately reflect the different Classes, including (if applicable) any different economic terms thereof. All such amendments entered into with the applicable Borrowers by the Administrative Agent hereunder shall be binding and conclusive on all Lenders.
2.27    Cash Collateral.
(a)Certain Credit Support Events. If (i) any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 2.15 or 7.01 or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any Issuing Lender provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.25(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the outstanding amount of all Letter of Credit Obligations at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the outstanding amount of the Letter of Credit Obligations in an amount not less than the amount by which the outstanding amount of all Letter of Credit Obligations exceeds the Letter of Credit Sublimit.
(b)Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.27(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Lenders as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.27 or Sections 2.08, 2.15, 2.25 or 7.01 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.06(b)(vi))) or (ii) the determination by the Administrative Agent and Issuing Lenders that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
SECTIION 3
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants to the Administrative Agent and each Lender that:
3.01    Financial Condition. The annual audited financial statements of the Company and its consolidated Subsidiaries as at December 31, 2018 and the unaudited consolidated balance sheet of the Company as at September 30, 2018, and the related consolidated statements of income and of cash flows for the periods ended on such dates, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to, in the case of any unaudited financial statements, normal year-end adjustments and the absence of footnotes). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.
3.02    No Change. Since December 31, 2018, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.
3.03    Corporate Existence; Compliance with Law. Each Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction of formation or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified (or duly registered or its equivalent) to transact business and in good standing (or its jurisdictional equivalent) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) subject to Section 6.13(b), is in compliance with all Laws except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.04    Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement, the Applications and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and each other

Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications or any other Loan Document, except to the extent that such consent or authorization has been obtained or such filing or action has been completed prior to the date hereof. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
3.05    No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Applications and the other Loan Documents by the Borrowers, the Extensions of Credit extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or material Contractual Obligation.
3.06    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
3.07    No Default. Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
3.08    Taxes. Each of the Borrowers has filed or caused to be filed all federal and state income tax returns and all other material tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be). No material federal tax Lien has been filed against any of the Borrowers or any of their Subsidiaries. There is no proposed material tax assessment or other claim against, and no material tax audit with respect to, the Borrowers or any Subsidiary. None of the Borrowers or any of their Subsidiaries are party to any tax sharing agreement with any Person other than a Borrower or a Subsidiary.
3.09    Federal Regulations. None of the Borrowers nor any Subsidiary of any Borrower engages or intends to engage principally in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulations T, U and X). Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.02 or Section 6.04 or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.01(e) will be margin stock. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. In addition, and without limiting the foregoing, no part of the proceeds of any Extension of Credit will be used for any purpose which violates the provisions of Regulations T, U and X.
3.10    ERISA.
(a)Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect. No nonexempt prohibited transaction (as defined in Section 7.01(i)), Unpaid Minimum Required Contribution or Reportable Event has occurred with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan of which any Borrower, any Subsidiary or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Subsidiary or Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower, any Subsidiary or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made, except in each case to the extent such liability to the Borrowers and their Subsidiaries could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, such Multiemployer Plans are not Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992 that could reasonably be expected to have a Material Adverse Effect. Neither a Reportable Event nor an Unpaid Minimum Required Contribution has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. No (i) termination of a Single Employer Plan has occurred during such five-year period that could reasonably be expected to have a Material Adverse Effect and (ii) no Lien on assets of any of the Borrowers, any Subsidiary or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period. Each Plan intended to be qualified under Section 401(a) of the Code, as most recently amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code or uses a prototype or volume submitter plan that is the subject of a favorable opinion letter issued by the Internal Revenue Service, and to the knowledge of the Borrowers, no amendment adopted after such determination negatively affects the qualification of such Plan in a manner that could reasonably be expected to have a Material Adverse Effect, which shall be determined for purposes of this subsection by treating any incremental liability to such Plan and its participants or beneficiaries resulting from such an amendment as if payable by the Borrowers.

(b)With respect to each Foreign Pension Plan, (i) no Foreign Benefit Event has occurred, no liability (whether or not such liability is being litigated) has been asserted against any Borrower, any Subsidiary or any Commonly Controlled Entity by the applicable Governmental Authority or other Person in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, (ii) no Lien has attached on any of the Borrower’s, any Subsidiary’s or any Commonly Controlled Entity’s property as a result of failure to comply with any Law or as a result of the termination of any Foreign Pension Plan, and (iii) neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has an unfulfilled obligation to contribute to any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.
(c)Each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
3.11    Investment Company Act.. None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
3.12    Environmental Matters.. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:
(a)The Properties do not contain, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute a violation of, or reasonably could give rise to liability under Environmental Laws.
(b)Each of the Borrowers and their Subsidiaries and the operations of the Borrowers and their Subsidiaries at the Properties are in compliance, and for the immediately prior five years have been in compliance with all applicable Environmental Laws, and there is no contamination at the Properties or violation by any Borrower or Subsidiary of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could reasonably be expected to interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.
(c)Neither the Company nor any other Borrower nor any of their Subsidiaries has received written notice of any claim, violation, alleged violation, non-compliance, investigation or potential liability of any Borrower or Subsidiary under any Environmental Law with regard to the Properties that remains pending or is unresolved or is the source of ongoing obligations of any Borrower or Subsidiary.
(d)None of the Borrowers or their Subsidiaries have generated, treated, stored, transported, or disposed of Materials of Environmental Concern at, on, from or under any of the Properties nor have any of the Borrowers or their Subsidiaries arranged for transportation for treatment or disposal of Materials of Environmental Concern from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or their Subsidiaries in compliance with applicable Environmental Laws and as could not reasonably be expected to give rise to liability under any applicable Environmental Law.
(e)There are no governmental, administrative or judicial actions or proceedings pending or, to the knowledge of each Borrower threatened under any Environmental Laws with respect to the Properties to which the Company or any Subsidiary is or will be named as a party, nor is any Borrower or any Subsidiary subject to any order or decree of any Governmental Authority under any Environmental Law with respect to any of the Properties.

(f)There has been no release or threatened release of Materials of Environmental Concern at or from the Properties arising from the operation of the Company or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to result in liability under any Environmental Law.
3.13    No Material Misstatements. The financial statements, exhibits and schedules furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any Note or any other Loan Document taken as a whole do not contain any misstatement of fact, or omit to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Lenders with respect to the performance of one or more Borrowers of its or their obligations hereunder or thereunder, provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made (it being understood that such projected information may vary from actual results and that such variances may be material). As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.
3.14    Title to Properties. The Borrowers have good and marketable title to or valid leasehold interests in all material properties, assets and other rights which they purport to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except for defects in title that do not interfere in any material respect with their ability to conduct their businesses as presently conducted. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.
3.15    Intellectual Property. Each of the Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for such Intellectual Property as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.
3.16    List of Subsidiaries. All of the Subsidiaries of each Borrower as of the Closing Date are listed on Schedule 3.16 to this Agreement.
3.17    Solvency. The Borrowers and their Subsidiaries, taken as a whole, are solvent such that: (a) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrowers and their Subsidiaries) is greater than the total amount of their liabilities, including without limitation, Guaranty Obligations, (b) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrowers and their Subsidiaries) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (c) they are able to realize upon their assets and pay their debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business. The Borrowers, taken as a whole, (a) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, and (b) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged.

3.18    Insurance. All insurance policies and bonds maintained by the Borrowers and their Subsidiaries or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and their Subsidiaries in accordance with prudent business practice in the industry of the Borrowers and their Subsidiaries.
3.19    OFAC. (a) Subject to Section 6.13(b), none of the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction; and (b) the Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
3.20    Anti-Corruption Laws. The Borrowers and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
3.21    EEA Financial Institution.
No Borrower is an EEA Financial Institution.
SECTION 4
SECTION 4. CONDITIONS PRECEDENT
4.01    Conditions to Closing. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
(a)Credit Agreement, Notes and Sharing Agreement. The Administrative Agent shall have received executed counterparts of (i) this Agreement, properly executed by (A) a duly authorized officer of each Borrower (and in respect of the German Borrower, managing director(s) (Geschäftsführer) of the German Borrower), and (B) a duly authorized officer of each Lender, (ii) for the account of each Lender, Notes, conforming to the requirements hereof and each properly executed by a duly authorized officer of each Borrower (and in respect of the German Borrower, managing director(s) (Geschäftsführer) of the German Borrower) and (iii) the Sharing Agreement, properly executed by a duly authorized officer of each party thereto.
(b)Corporate and other Documents. The Administrative Agent shall have received a certificate of a Responsible Officer (or where customary in the relevant jurisdiction of a Borrower, a director or directors or other Persons acceptable to the Administrative Agent) of each Borrower attaching (i) the resolutions of the board of directors (or other appropriate management committee) of such Borrower (other than the German Borrower and the Singapore Borrower) and, in respect of the German Borrower and, to the extent required under applicable Law or the organizational documents of any other Borrower, such other Borrower, the shareholders of the German Borrower and such other Borrower (or other appropriate governing body), and in respect of the Singapore Borrower, true and correct copies of the resolutions of the board of directors of the Singapore Borrower, (ii) true and correct copies of the organizational and other constitutional documents of such Borrower certified where applicable by the appropriate Governmental Authority (which shall in respect of the German Borrower include, (A) an online extract from the commercial register (Handelsregister) of recent date, a copy of its articles of association

(Gesellschaftsvertrag) and (B) a copy of the shareholder list (Gesellschafterliste), as filed with the commercial register (Handelsregister) relating to it) and (iii) the signatures and incumbency certificate of the Responsible Officers of such Borrower authorized to sign the Loan Documents to which it is a party, in each case, in form and substance satisfactory to the Administrative Agent.
(c)Fees and Expenses. The Administrative Agent, the Lead Arrangers and each Lender shall have received all fees and expenses due and payable hereunder on or before the Closing Date, which such fees may be payable concurrently with a funding of Revolver Loans on the Closing Date.
(d)Attorney Costs. The Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsel (including local counsel in each relevant jurisdiction) to the Administrative Agent and the Lead Arrangers (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(e)Legal Opinion. The Administrative Agent shall have received favorable opinions of legal counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the Closing Date.
(f)Certificates of Formation; Good Standing. The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, and to the extent applicable, an official extract of the trade register, in each case from the appropriate Governmental Authority in the state of formation of each Borrower.
(g)Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, certifying that, as of the Closing Date, (i) there shall not have occurred since December 31, 2018 any event or condition that has had or could be reasonably expected to have a Material Adverse Effect, and (ii) the conditions in Sections 4.02(a) and (b) have been satisfied
(h)Repayment of Existing Indebtedness. All of the existing Indebtedness for borrowed money of the Company and its Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted hereunder) shall be repaid in full.
(i)KYC Information.
(i)Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.
(ii)At least five (5) days prior to the Closing Date, if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to such Borrower.

4.02    Conditions to Each Extension of Credit. The agreement of each Lender and each Issuing Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:
(a)Representations and Warranties. At the time of making any Extension of Credit (including issuing, extending or increasing any Letters of Credit) and after giving effect to the proposed Extensions of Credit the representations and warranties of the Company and each other Borrower contained in in Section 3 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the date of such Extension of Credit (or, in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition Acquisition, (A) at the time of signing of the relevant acquisition or similar agreement and (B) except as set forth in the proviso below, at the time of the Borrowing in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall (1) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, as of such earlier date, and except that for purposes of this Section 4.02, after financial statements have been delivered pursuant to Section 5.01(a) and (b), the representations and warranties contained in Section 3.01 shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a) and (b); provided, that, in the case of (x) any Borrowing of Revolver Loans the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (y) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, the only representations and warranties the accuracy of which shall be a condition to Borrowings to finance such Limited Condition Acquisition shall be (x) the Specified Representations and (y) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its Affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement.
(b)No Default. No Default or Event of Default shall exist, or would result from such proposed Extension of Credit; provided, that, in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (b) shall be as follows: (i) no Default or Event of Default shall exist or would result from such proposed Extension of Credit at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (ii), at the time of funding of the relevant Borrowing and (ii) in the case of (A) any Borrowing of Revolver Loans the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (B) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, no Default or Event of Default under Section 7.01(a)(i) or (f) shall exist or result therefrom at the time of such Borrowing.
(c)Request for an Extension of Credit. The Borrowers shall have delivered to the Administrative Agent a duly executed and completed Notice of Borrowing or, in the case of an issuance of a Letter of Credit, to the applicable Issuing Lender, an Application.

(d)Optional Currency Loans. In the case of an Extension of Credit to be denominated in an Optional Currency, such currency remains an Eligible Currency.
Each request by the Borrowers for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the conditions contained in this Section 4.02 have been satisfied.
SECTION 5
AFFIRMATIVE COVENANTS
Each of the Borrowers hereby agrees that, until Payment in Full, such Borrower shall and (except in the case of Sections 5.01, 5.02, 5.07 and 5.10) shall cause its Subsidiaries to:
5.01    Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)as soon as available, but in any event not later than ninety (90) days after the close of each fiscal year of the Company (or such shorter period as required by clause (ii) below), a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company’s independent certified public accountants, such financial statements to be audited by PriceWaterhouseCoopers LLP or other nationally recognized independent certified public accountants selected by the Company, without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (it being understood and agreed that (i) delivery of the Company’s report on Form 10-K as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Lenders any such report later than five (5) days after the date such report is required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission); and
(b)as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company (or such shorter period as required by clause (ii) below), unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and for the periods covered thereby (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood and agreed that (A) delivery of the Company’s report on Form 10Q as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (B) in no event shall the Company deliver to the Lenders any such financial statements later than five (5) days after the date such financial are required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission). The Administrative Agent and each Lender is authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and its Subsidiaries which may be furnished to any Lender or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over such Lender.
5.02    Certificates; Other Information. Furnish to the Administrative Agent (for delivery to each Lender):
(a)[Intentionally Omitted];
(b)concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and 5.01(b), a certificate of a Responsible Officer of the Company substantially in the form of Exhibit H (each a “Compliance Certificate”) showing in detail the calculations demonstrating compliance with the financial covenant set forth in Section 6.01, together with a certificate of a Responsible Officer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;
(c)concurrently with the delivery of the annual or quarterly financial statements referred to in Sections 5.01(a) and 5.01(b), sufficient financial information to permit the Lenders to calculate Adjusted EBITDA and Modified EBITDA;
(d)upon the request of the Administrative Agent, which request shall be at the direction of the Required Lenders, promptly upon the following becoming available to a Borrower, any final reports, including management letters, submitted to a Borrower by its independent accountants in connection with any annual, interim or special audit;
(e)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and
(f)promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.
5.03    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto), except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or (ii) the failure to make any such payment would not reasonably be likely to have a Material Adverse Effect.
5.04    Maintenance of Existence. Except as otherwise permitted in Section 6.03, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; and comply with all Contractual Obligations and Laws, except to the extent that failure to comply therewith could not in the aggregate reasonably be expected to have a Material Adverse Effect.

5.05    Maintenance of Insurance; Property.
(a)Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker’s compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary.
(b)Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.
5.06    Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in conformity with GAAP and all Laws; and upon reasonable notice permit the Administrative Agent or any Lender (or any of their respective representatives) to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with their independent certified public accountants, all at the reasonable expense of the Company and as often as may be reasonably desired (but, unless an Event of Default exists, no more frequently than once during any calendar year); provided, however, that when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
5.07    Notices. Promptly give notice to the Administrative Agent and each Lender of:
(a)the occurrence of any Default or Event of Default;
(b)any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(c)any litigation or proceeding affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, as reasonably determined by the Company’s corporate counsel; and
(d)any event which has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 5.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers and their Subsidiaries propose to take with respect thereto.
5.08    Environmental Laws.
(a)Comply with, and require all tenants and all subtenants, if any, to comply with, applicable Environmental Laws and obtain, maintain and comply with, and require that all tenants and subtenants obtain, maintain and comply with all licenses, approvals, registrations or permits required by Environmental Laws (“Environmental Permits”), except in each case to the extent that failure to comply with such

Environmental Laws or to obtain or maintain and comply with Environmental Permits could not reasonably be expected to have a Material Adverse Effect; and
(b)Comply with all lawful and binding orders and directives of all Governmental Authorities in respect of Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
5.09    Notice and Joinder of New Subsidiaries. Notify the Administrative Agent as soon as practicable of its ownership of any New Material Domestic Subsidiary (including a Subsidiary formed by way of division), and cause such New Material Domestic Subsidiary to execute and deliver to the Administrative Agent within sixty (60) days after the date such Subsidiary is acquired or becomes a New Material Domestic Subsidiary, a Joinder and Assumption Agreement pursuant to which it shall, among other things, become a Borrower hereunder; provided, that, a Securitization Subsidiary shall not be required to execute and deliver a Joinder and Assumption Agreement. The Company may elect at any time, upon at least ten (10) Business Days’ prior written notice (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), with the written consent of the Administrative Agent and each Lender (in each case, such consent not to be unreasonably withheld and, in all events, to be subject to the procedures set forth below in this Section 5.09), to have any Foreign Subsidiary become a Foreign Borrower hereunder (subject to the provisions of Section 2.22(a) hereof) by executing and delivering to the Administrative Agent a Joinder and Assumption Agreement (of which the Administrative Agent shall promptly deliver counterparts to each Lender); provided, that, notwithstanding anything herein to the contrary, if the requirements in this Section 5.09 are met, the Administrative Agent shall send notice to the Company and the Lenders specifying the effective date upon which the applicable Foreign Subsidiary shall constitute a Foreign Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Foreign Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Foreign Borrower otherwise shall be a Borrower for all purposes of this Agreement. In connection with the joinder of any Subsidiary of the Company, the Borrowers shall deliver to the Administrative Agent (a) such supporting resolutions, incumbency certificates, opinions of counsel, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, (b) Notes signed by such new Borrower to the extent any Lender so requires and (c) such documentation and other information, including a Beneficial Ownership Certification, reasonably requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act. Each Subsidiary of the Company that is or becomes a Borrower pursuant to this Section 5.09 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees to the terms of Section 2.20. The German Borrower and each other Borrower incorporated, or established (as the case may be), in Germany hereby relieves the Company from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) for the purpose of this Section 5.09 and Section 2.20 and the power of attorney granted hereunder.
5.10    Use of Proceeds. Use the proceeds of the Loans (a) for working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document in the ordinary course of business including to pay all or a portion of the purchase price for Permitted Acquisitions and repurchases of Capital Stock of the Company and (b) to repay, retire or otherwise satisfy Indebtedness, including without limitation Indebtedness under the Existing Credit Agreement.
5.11    Subsequent Credit Terms. Notify the Administrative Agent in writing prior to entering into any new credit arrangement or any amendment or modification of any existing credit arrangement, in each case providing debt financing of $30,000,000 or more, pursuant to which any of the Borrowers agrees to (a) any financial covenant, (b) other than with respect to Capital Leases or purchase money financing, limitations on liens or (c) limitations on incurring debt, which in any such case are less favorable in any material respect to any of the Borrowers than those contained in this Agreement (any such less favorable provisions, the “New Provisions”). Effective upon any Borrower’s entry into any such agreement, amendment or modification, this Agreement, at the option of the Required Lenders in their sole discretion, shall be and shall be deemed to be immediately amended to add the New Provisions (until such agreement is terminated and all amounts owing thereunder are repaid, at which point the New Provisions shall no longer be effective); provided, however, that, the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement if any such agreement, amendment or modification is more favorable to such Borrower. Each of the Borrowers hereby agrees to promptly execute and deliver any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.11.
5.12    Anti-Corruption Laws. Subject to Section 6.13(b), conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
5.13    Books and Records. Maintain books and records of account in accordance with GAAP.
5.14    Foreign Borrower Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Borrower is organized, incorporated or established (as applicable) and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.
5.15    ERISA. Except to the extent that the following described events or conditions could not reasonably be expected to have a Material Adverse Effect, furnish to the Administrative Agent promptly and in any event within 30 days after it has knowledge that any Borrower, any Subsidiary or any Commonly Controlled Entity has incurred Withdrawal Liability, or that any Reportable Event or Foreign Benefit Event has occurred with respect to any Plan or Foreign Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, a statement setting forth the amount of such Withdrawal Liability, Reportable Event, Foreign Benefit Event or termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Plan sponsor if other than a Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability given to any Borrower, any Subsidiary or Commonly Controlled Entity and a copy of the notice of such Reportable Event given to PBGC or a copy of the notice of such Foreign Benefit Event, in each case, if a copy of such notice is reasonably available to a Borrower, any of its Subsidiaries or Commonly Controlled Entity, promptly after receipt thereof, a copy of any notice any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Plan receives from PBGC, the Internal Revenue Service or the Department of Labor which sets forth or proposes any negative action or determination with respect to such Plan and any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Foreign Pension Plan receives from any Government Authority regulating such Foreign Pension Plan which sets forth or proposes any action or determination with respect to such Foreign Pension Plan, promptly, and in any event within fifteen (15) days after receipt thereof, a copy of any Adjusted Funding Target Attainment Percentage certification by a Plan actuary if such certification reflects an Adjusted Funding Target Attainment Percentage of less than 80%, and promptly and in any event within fifteen (15) days of the date on which such certification should have been received, a notice of the failure to receive an actuarial certification of the Adjusted Funding Target Attainment Percentage. The Borrowers will promptly notify the Administrative Agent of any excise taxes in excess of $25,000,000 in the aggregate which have been assessed against any Borrower, any Subsidiary or any Commonly Controlled Entity by the Internal Revenue Service with respect to any Plan or Multiemployer Plan or the applicable Government Authority regulating any Foreign Pension Plan. Within the time required for notice to the PBGC under Section 303(k)(4) of ERISA or 430(k)(4)A) of the Code, the Borrowers will notify the Administrative Agent of any Lien of which any Borrower has knowledge arising under Section 303(k) of ERISA or 430(k) of the Code in favor of any Plan. The Borrowers will promptly notify the Administrative Agent of the following events, and in any event within 30 days after any Borrower knows thereof: (i) a failure to make any required contribution in excess of $25,000,000 in the aggregate to any Plan or Foreign Pension Plan, any Lien in favor of PBGC, a Plan or a Foreign Pension Plan, or any withdrawal from, or the termination, Insolvency of any Multiemployer Plan or (ii) an assessment of liability in excess of $25,000,000 in the aggregate under the Coal Industry Retiree Health Benefit Act of 1992.
SECTION 6
NEGATIVE COVENANTS
Each of the Borrowers hereby agrees that until Payment in Full, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:
6.01    Financial Condition Covenant.
As of the last day of any fiscal quarter of the Company, permit the Net Leverage Ratio to be greater than 3.50 to 1.0; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four (4) fiscal quarters of the Company immediately following such Qualified Acquisition (including the fiscal quarter of the Company in which such Qualified Acquisition was consummated) (such period of increase, the “Leverage Increase Period”), the ratio set forth above shall be increased to 4.00 to 1.0; provided, further, that, (a) for at least one (1) fiscal quarter of the Company immediately following each Leverage Increase Period, the Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than 3.50 to 1.0 prior to giving effect to another Leverage Increase Period pursuant to the immediately preceding proviso, (b) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, and (c) the Leverage Increase Period shall only apply with respect to the calculation of the Net Leverage Ratio for purposes of determining compliance with this Section 6.01 and for determining the permissibility of any Permitted Acquisition that is a Qualified Acquisition.
6.02    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.
6.03    Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or consummate any Delaware LLC Division, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:
(a)any Subsidiary of the Company may be merged, amalgamated or consolidated (i) with or into the Company (provided, that, the Company shall be the continuing or surviving corporation) or (ii) with or into any Borrower (other than the Company) (provided, that, (A) such Borrower shall be the continuing or surviving corporation or such surviving or continuing corporation is or becomes a Borrower hereunder and (B) no Domestic Borrower may merge, amalgamate or consolidate into a Foreign Subsidiary or Foreign Subsidiary Holdco unless such Domestic Borrower shall be the continuing or surviving corporation);
(b)any Subsidiary of the Company that is not a Borrower may be merged, amalgamated or consolidated with or into any Subsidiary of the Company (other than a Foreign Subsidiary or a Foreign Subsidiary Holdco) not required under Section 5.09 to become a Borrower hereunder both immediately before and after such transaction;
(c)any Foreign Subsidiary of the Company or Foreign Subsidiary Holdco may be merged, amalgamated or consolidated with or into a Foreign Subsidiary or a Foreign Subsidiary Holdco; provided, that, if any such Foreign Subsidiary or Foreign Subsidiary Holdco is a Borrower, such surviving or continuing company is or becomes a Borrower hereunder;

(d)any Subsidiary of the Company may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to a Domestic Borrower, (ii) to any Subsidiary (other than a Foreign Subsidiary or Foreign Subsidiary Holdco) not required under Section 5.09 to be a Borrower hereunder both immediately before and after such transaction, or (iii) as permitted by Section 6.04 of this Agreement (other than to the extent permitted by reference to this Section 6.03);
(e)any Foreign Subsidiary or Foreign Subsidiary Holdco may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to any Foreign Subsidiary or (ii) to any Foreign Subsidiary Holdco;
(f)any merger, consolidation or amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, transfer or other disposition as part of a Permitted Restructuring (provided, that, after giving effect to all of the steps of any Permitted Restructuring, nothing herein shall effect the Borrowers’ obligations to comply with Section 5.09 in connection with any Permitted Restructuring, to the extent applicable) shall be permitted; and
(g)any Subsidiary of a Borrower (other than another Borrower) may dissolve or liquidate, provided, that, such Subsidiary has assets with a fair market value no greater than $1,000,000;
provided, that, immediately after any such transaction referred to in clauses (a) - (e) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.
6.04    Limitation on Sale of Assets. Convey, sell, lease, assign, transfer (including any disposition to a Delaware Divided LLC pursuant to a Delaware LLC Division), or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests and Capital Stock or equity interests in any Subsidiary that is or is required to be a Borrower hereunder), whether now owned or hereafter acquired, except:
(a)any sale, transfer or lease of assets in the ordinary course of business, which assets are no longer necessary or required in the conduct of the Borrowers’ or their Subsidiaries’ business;
(b)transactions involving the sale or lease of inventory in the ordinary course of business;
(c)the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;
(d)as permitted by Section 6.03 (other than to the extent permitted by reference to this Section 6.04);
(e)any conveyance, sale, lease assignment, transfer or other disposition as part of a Permitted Restructuring;
(f)in connection with a Permitted Securitization Facility or a Permitted Factoring Facility;
(g)dispositions resulting from any casualty events, eminent domain, or condemnation;
(h)the sale or issuance of (i) equity interests in a Borrower or a Subsidiary to any Borrower or (ii) the equity of a Foreign Subsidiary that is not a Borrower to another Foreign Subsidiary that is not a Borrower;

(i)leases or subleases of real estate entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of any Borrower or any Subsidiary; and
(j)other conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers or any Subsidiary; provided, that, the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year of the Company does not exceed ten percent (10%) of Consolidated Total Assets as of the beginning of such fiscal year (it being understood that such 10% limitation is exclusive of conveyances, sales or other dispositions pursuant to a Permitted Securitization Facility or a Permitted Factoring Facility); provided, further, that, such conveyances, sales, leases, assignments, transfers or other dispositions (other than in connection with a Permitted Restructuring) are for consideration which the officers or board of directors of the applicable Borrower or Subsidiary deems to be fair and reasonable.
6.05    Limitation on Distributions. At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary) in respect of the Borrowers or any Subsidiary (other than a Distribution payable to the Company or from a Subsidiary to any Person that owns Capital Stock in such Subsidiary), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, (a) no Default or Event of Default shall have occurred and be continuing or would exist on a pro forma basis (i.e., after giving effect to such Distribution as if such Distribution and any Indebtedness borrowed in connection therewith had been made on the last day of the immediately preceding fiscal quarter for which financial statements have been delivered to the Lenders), and (b) the Net Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders shall not exceed 3.25 to 1.0 on a pro forma basis (i.e., using as (i) the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such Distribution and any Indebtedness borrowed in connection therewith and (ii) the denominator Modified EBITDA for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under Section 5.01(a) or (b)).
6.06    Transactions with Affiliates. Except as expressly permitted in this Agreement or between the Company and any Subsidiary or between Subsidiaries (including transactions permitted as part of a Permitted Restructuring), directly or indirectly enter into any transaction or arrangement whatsoever (including without limitation any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing, pursuant to the reasonable requirements of such Borrower’s and its Subsidiaries’ business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
6.07    Limitation on Acquisitions. Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or substantially all of the property or assets (including, without limitation, Capital Stock) of any Person or all or substantially all of the assets constituting a business unit, division, product line or line of business of any Person, except for (a) Permitted Acquisitions, (b) in connection with the formation or creation of a Subsidiary or (c) any Permitted Restructuring transactions.
6.08    Fiscal Year. Permit the fiscal year of any Borrower to end on a day other than December 31.
6.09    Limitation on Conduct of Business. Permit the general nature of the business of the Borrowers and their Subsidiaries, taken as a whole, to be substantially changed from the general nature of the businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date.
6.10    Prepayments, Redemptions and Repurchases of Subordinated Debt. Prepay, redeem, retire, repurchase or otherwise satisfy any Subordinated Debt, unless on the date of such prepayment, redemption or repurchase (a) the Net Leverage Ratio as of the last day of the immediately preceding fiscal quarter for which the

Lenders have received financial statements under Section 5.01(a) or (b) is less than or equal to 3.50 to 1.0 on a pro forma basis (i.e., using as the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such prepayment, redemption or repurchase and any Indebtedness borrowed in connection therewith or to finance such prepayment, redemption or repurchase) and (b) no Default or Event of Default shall exist or would exist on a pro forma basis (i.e., using as the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such prepayment, redemption or repurchase and any Indebtedness borrowed in connection therewith or to finance such prepayment, redemption or repurchase); provided, that, if such prepayment, redemption or repurchase is financed with Indebtedness, such Indebtedness shall be unsecured.
6.11    Non-Operating Subsidiary. Permit (a) West Pharmaceutical Services Vega Alta, Inc. or West Pharmaceutical Services Lakewood, Inc. to engage in any business of any nature or (b) the fair market value of the assets of West Pharmaceutical Services Vega Alta, Inc. or West Pharmaceutical Services Lakewood, Inc. to exceed $50,000.
6.12    Note Purchase Agreement Guarantors. At any time, permit any Subsidiary which, at such time, is directly or indirectly liable (as a co-obligor, guarantor or otherwise) for any Indebtedness owed under the Note Purchase Agreement or whose assets are subject to a Lien to secure obligations owed under the Note Purchase Agreement to not be a Borrower hereunder, other than West Pharmaceutical Services Vega Alta, Inc. and West Pharmaceutical Services Lakewood, Inc.
6.13    Sanctions.
(a)Directly or indirectly, use any Extension of Credit or the proceeds of any Extension of Credit, or lend, contribute or otherwise make available such Extension of Credit or the proceeds of any Extension of Credit to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, a Lead Arranger, Administrative Agent, an Issuing Lender, Swing Line Lender, or otherwise) of Sanctions.
(b)Any provision of this Section 6.13, Section 3.19 or Section 5.12 shall not apply to any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.
6.14    Anti-Corruption Laws. Directly or indirectly use any Extension of Credit or the proceeds of any Extension of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other anti-corruption legislation in other applicable jurisdictions.
SECTION 7
EVENTS OF DEFAULT
7.01    Events of Default. If any of the following events shall occur and be continuing:
(a)A Borrower (i) shall fail to pay when due any amount of principal on any Loan or any Reimbursement Obligation when due, or (ii) shall fail to pay any other amount payable hereunder or under any other Loan Document (including without limitation any fees) within five (5) Business Days after the same becomes due in accordance with the terms thereof or hereof; or
(b)Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

(c)A Borrower shall default in the observance or performance of any agreement contained in Section 5.07(a), Section 5.12 or Section 6 of this Agreement; or
(d)A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days after the earlier of notice from the Administrative Agent or actual knowledge of a Responsible Officer, provided that such period shall be five (5) Business Days with respect Section 5.01, Section 5.02, Section 5.04 or Section 5.06; or
(e)A Borrower or any Subsidiary shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Obligations) or in the payment of any Guaranty Obligation with respect to Indebtedness, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created and the aggregate amount of such Indebtedness and/or Guaranty Obligations in respect of which such default or defaults shall have occurred is at least $25,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation with respect to Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable; or
(f)(i) A Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, judicial management, liquidation, dissolution, composition or other relief with respect to it or its debts (and, in respect of the German Borrower or any other Borrower having its center of main interest (in the meaning of section 3 of the German Insolvency Code (Insolvenzordnung) or article 3 para. 1 of Council Regulation (EC) No. 1346/2000 of May 29, 2000) in Germany, this shall include the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen), or (B) seeking appointment of a receiver, judicial manager, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due (and, in respect of the German Borrower or any other Borrower having its center of main interest (in the meaning of section 3 of the German Insolvency Code (Insolvenzordnung) or article 3 para. 1 of Council Regulation (EC) No. 1346/2000 of May 29, 2000) in

Germany, this shall include its inability to pay its debts as they fall due (Zahlungsunfähigkeit), it is deemed unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung), or it is over-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)); or (vi) a Borrower or any Subsidiary makes an assignment for the benefit of its creditors or a composition with its creditors; or
(g)One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has not denied coverage in writing) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within thirty (30) days from the entry thereof; or
(h)Any Change of Control shall occur; or
(i)Without limiting the covenants and representations made herein relating ERISA matters (i) any Person shall engage in any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Unpaid Minimum Required Contribution, whether or not waived, shall exist with respect to any Plan and the Borrowers or any of their Commonly Controlled Entities fail to correct such Unpaid Minimum Required Contribution prior to the end of the correction period or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(j)the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the legal and beneficial ownership of each other Borrower except for directors qualifying shares or pursuant to a transaction permitted under Section 6.03 or Section 6.04; or
(k)the Administrative Agent shall have sent (subject to the terms of this Agreement) or received a Notice of Election to Share, as defined in, and pursuant to the terms of, the Sharing Agreement; or
(l)any Loan Document shall cease to be a legal, valid and binding agreement enforceable against any Borrower executing the same in accordance with the terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative (other than as expressly permitted hereunder) or shall in any way be challenged and thereby deprive or deny the Lenders and/or the Administrative Agent of the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or
(m)a Foreign Benefit Event shall occur; or
(n)any Borrower is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of clause (f) above with respect to a Borrower, automatically the Commitments (including the Swing Line Commitments) (including the obligations of an Issuing Lender to thereafter issue Letters of Credit and the Lenders to participate in any Letters of Credit thereafter issued) shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (1) by notice to the Company declare the Commitments (including the Swing Line Commitments) to be terminated forthwith, whereupon the Commitments (including the Swing Line Commitments) and the obligations of the Lenders to make Loans, and the obligation of an Issuing Lender to issue Letters of Credit and the Lenders to participate in any Letters of Credit or Swing Line Loans thereafter issued shall immediately terminate; (2) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); and/or (3) by notice to the Company require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as Cash Collateral for their obligations under this Agreement, the Notes and the Applications, an amount equal to the Minimum Collateral Amount. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may exercise all post-default rights granted to it and the Lenders under the Loan Documents and applicable Law (including, without limitation, under the Sharing Agreement).
Notwithstanding anything to the contrary in this Section 7, no Swap Obligation of any Non‑Qualifying Party shall be paid with amounts received under any guaranty of the Obligations under any Loan Document by any other Borrower if such Swap Obligations would constitute Excluded Hedge Liabilities.
SECTION 8
THE ADMINISTRATIVE AGENT
8.01    Appointment. Each Lender and Issuing Lender hereby irrevocably designates and appoints Bank of America, N.A. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Bank of America, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Administrative Agent. Bank of America agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement and the other Loan Documents. The term Administrative Agent is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States each of the Lenders and the Issuing Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Loan Document governed by the laws of such jurisdiction on such Lender’s behalf. Each of the

Lenders and each of the Issuing Lenders hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender or Issuing Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.
8.02    Delegation of Duties.. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Administrative Agent and any agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
8.03    Exculpatory Provisions.. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 and Section 7) or (ii) in the absence of its own gross negligence or willful misconduct.
Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, oral statement, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, electronic transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Lenders (or such other percentage of Lenders as shall be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.
8.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other percentage of Lenders as shall be required hereunder); provided, that, unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
8.06    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Lender expressly acknowledges that neither the Administrative Agent, any Affiliate thereof nor any of its or their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and Issuing Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any of its Related Parties or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Lender and Issuing Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.07    Agents in Their Individual Capacity. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though such Agent was not an Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
8.08    Successor Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Company (such approval not to be unreasonably withheld or delayed) so long as no Event of Default exists, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the approval of the Company (such approval not to be unreasonably withheld or delayed) so long as no Event of Default exists, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by or removal Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swing Line Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.01(c) or (d). Upon the appointment by the Company of a successor Issuing Lender or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as applicable, (ii) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
8.09    Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.
8.10    Other Agents. The Lead Arrangers and the Co-Syndication Agents, in their respective capacities as Lead Arrangers or Other Agents, shall have no duties, powers or responsibilities under this Agreement or any other Loan Document.
8.11    Authorization to Release Borrowers Other than the Company.. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Borrower (other than the Company) from its obligations under the Loan Documents if (a) all of the Capital Stock or other ownership interests in such Borrower are sold or otherwise disposed of or transferred to Persons other than the Borrowers or Subsidiaries of the Borrowers in a transaction permitted under Section 6.04(g) and (b) all Loans to such Borrower have been Paid in Full and no Letter of Credit remains outstanding solely for the account of such Borrower.
8.12    ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent and the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
SECTION 9
MISCELLANEOUS
9.01    Amendments and Waivers. Except as provided in Section 2.13(c), Section 2.14(d) or Section 2.26 relating to the replacement of LIBOR, an Incremental Facility Amendment, an Extension Agreement or a Section 2.26 Additional Agreement, respectively, neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that, no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note, any Loan or any installment thereof, or reduce the rate of interest (other than to waive interest at the default rate under the second sentence of Section 2.10) or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder (other than fees to the Administrative Agent, which shall require the consent of the Administrative Agent and the Borrowers to change) or extend the period for payment thereof, or change the duration or the amount of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby or (b) amend, modify or waive any provision of this Section, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or (except as provided herein with respect to Defaulting Lenders) change a Lender’s right to receive its pro-rata distribution of payments and proceeds, or release all or substantially all of the collateral (if any) securing the Loans, in each case without the written consent of all the Lenders, (c) amend Section 2.06(b) so as to require the consent of less than all of the Lenders to the addition of an Optional Currency that is not permitted as of the Closing Date without the consent of each Lender; or (d) amend, modify or waive any provision of Sections 2.01(c) or (d), Section 2.25 or any other provision affecting Swing Line Loans without the written consent of the then Swing Line Lender, (e) amend, modify or waive any provision of Section 2.08, Section 2.25 or any other provisions affecting Letters of Credit without the written consent of each Issuing Lender that has issued a Letter of Credit, (f) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, (g) release the Company from its obligations under the Loan Documents without the written consent of each Lender, or (h) except in connection with the sale of all of the Capital Stock of a Borrower or all or substantially all of the assets of a Borrower, in each case, other than the Company in accordance with Section 6.04(e) to a Person other than the Company or any Subsidiary or Affiliate thereof or pursuant to Section 2.22(b), release any Borrower (other than the Company) from its obligations under the Loan Documents without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding the foregoing, (i) if in connection with any proposed waiver, amendment or modification under this Section 9.01 requiring the consent of all Lenders or all affected Lenders, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.24 and (ii) the Letter of Credit Commitment reflected on Schedule 1.01A may be amended from time to time by the Company, the Administrative Agent and the Issuing Lenders, to reflect the Letter of Credit Commitment of the Issuing Lenders in effect from time to time.
Notwithstanding anything to the contrary herein, (x) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, and (y) the Administrative Agent and the Company may make amendments contemplated by Section 2.13(c).

Notwithstanding any provision herein to the contrary the Administrative Agent and the Company may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes or to extend an existing Lien over additional property, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
9.02    Notices; Lending Offices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices, requests, demands and other communications to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Borrower, the Administrative Agent, any Issuing Lender or the Swing Line Lender, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 9.02; and (ii) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under this Section 9.02 by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Lenders and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Lenders and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities Laws.
(e)Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Notices of Borrowing and Applications) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Issuing Lenders, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
9.03    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lenders or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders
9.04    Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
9.05    Expenses; Indemnity; Damage Waiver.
(a)The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that, in the case of this clause (iii), legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel for the Administrative Agent and the Lenders plus, if necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction; provided, further, that, in the event of any actual or potential conflict of interest, the Borrowers shall be liable for the fees and expenses of one additional counsel for each Person or group of Persons subject to such conflict. Notwithstanding anything in this Section 9.05(a), the foregoing costs and expenses shall exclude allocated costs of internal counsel to the Administrative Agent, the Issuing Lender or any Lender.

(b)The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (excluding the allocated costs of in-house counsel and limited to not more than one counsel for all such Indemnitees, as a single group, and, if necessary, one special counsel for each specialty and a single local counsel in each appropriate jurisdiction for all such Indemnitees as a single group (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Indemnitee or Indemnitees)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (B) arose from a material breach of such Indemnified Person’s obligations under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment, or (C) resulted from a dispute among Indemnified Persons (except when and to the extent that one of the Indemnified Persons party to such dispute was acting in its capacity or in fulfilling its role as Administrative Agent, a Lead Arranger, an Issuing Lender, Swing Line Lender or Lender or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of a Borrower or any of the Borrowers’ Affiliates. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lenders, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swing Line Lender in connection with such capacity.
(d)To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 9.05(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except damages as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreement in this Section shall survive repayment of the Notes and all other amounts payable hereunder.
9.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Credit Commitment (and the related Revolver Loans thereunder) and $1,000,000 in the case of any assignment in respect of any Incremental Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Credit Commitment (and the related Revolver Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded commitment under an Incremental Term Facility or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any term loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each Issuing Lender and the Swing Line Lender shall be required for any assignment in respect of Revolver Loans and Revolving Credit Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section and, if such assignee Lender is not an existing Lender, receipt by the Administrative Agent of a Lender Joinder Agreement (as defined in the Sharing Agreement) executed by such assignee Lender, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.06(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 2.17(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 2.16(c) and 9.01 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.17, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.16(c) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as an Issuing Lender or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolver Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Company and the Lenders, resign as an Issuing Lender and/or (ii) upon thirty days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an Issuing Lender or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that, no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an Issuing Lender or Swing Line Lender, as the case may be. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.01(c) and (d). Upon the appointment of a successor Issuing Lender and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a retiring Issuing Lender or Swing Line Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Disclosure of Information and Personal Data Protection.
Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrowers or violating the terms of this Section 9.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from a Borrower or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by such Borrower or any Subsidiary, provided that, in the case of information received from a Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

If the Singapore Borrower provides the Administrative Agent, any Lender or any Issuing Lender with personal data of any individual as required by or pursuant to the Loan Documents, the Singapore Borrower represents and warrants to the Administrative Agent, such Lender or (as the case may be) such Issuing Lender that it has, to the extent required by law (a) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (b) has the lawful right to, or has obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Administrative Agent, such Lender or (as the case may be) such Issuing Lender, in each case, in accordance with the Loan Documents. The Singapore Borrower agrees and undertakes to notify the Administrative Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by the Administrative Agent, any Lender or any Issuing Lender of any personal data provided by the Singapore Borrower to the Administrative Agent, that Lender or (as the case may be) such Issuing Lender. Any consent given pursuant to this agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

9.08    Adjustments; Set-off.
(a)If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided, that,:
(b)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(c)the provisions of this Section 9.08(a) shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of the Loan Documents or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Reimbursement Obligations or Commitment to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 9.08(a) shall apply).
(d)Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Participant acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Participant were a direct creditor of each Borrower in the amount of such participation (subject, in the case of a Foreign Borrower, to the provisions of Section 2.22(a)).
(e)In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender and its Affiliates shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of one or more Borrowers. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided, that, the failure to give such notice shall not affect the validity of such set-off and application.
9.09    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Lenders. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
9.10    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.11    Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.12    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.13    Submission To Jurisdiction; Waivers.
EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND

UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.14    No Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, and the Lenders, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Lead Arranger, nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, any Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrowers and their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, any Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
9.15    No Right of Contribution. On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Lenders against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Lenders hereunder and under the Notes are Paid in Full.
9.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.17    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
9.18    ADDITIONAL WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH BORROWER’S REASONABLE EXPECTATION WITH RESPECT TO THE AUTHORIZATION GRANTED PURSUANT TO ANY POWER OF ATTORNEY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IS THAT THE ADMINISTRATIVE AGENT, THE LENDERS OR THEIR ATTORNEYS MAY SEEK TO TAKE ANY ACTIONS WITH RESPECT TO THE EXERCISE OF THE ADMINISTRATIVE AGENT’S, THE ISSUING LENDERS’ AND THE LENDERS’ RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY WAIVES ALL OTHER DUTIES OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS THAT MAY ARISE UNDER 20 PA. C.S.A. §5601.3(B); PROVIDED, THAT, NOTHING HEREIN SHALL EXCULPATE ANY PARTY FOR ITS GROSS NEGLIGENCE OR WILLFUL, MISCONDUCT.
9.19    Joint and Several Liability of Borrowers. Notwithstanding anything to the contrary in this Agreement (other than Section 2.22), all obligations of the Borrowers hereunder and under the Loan Documents shall be joint and several, subject to the limitations set forth in Section 2.22.
9.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Lender or any Issuing Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
WEST PHARMACEUTICAL SERVICES, INC.

By: /s/ Bernard J. Birkett
Name: Bernard J. Birkett
Title: Senior Vice President, Chief Financial Officer, and Treasurer

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

WEST PHARMACEUTICAL SERVICES GROUP LIMITED

By: /s/ George L. Miller
Name: George L. Miller
Title: Director

By: /s/ Stephan Selke
Name: Stephan Selke
Title: Director

WEST ANALYTICAL SERVICES, LLC

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

TECH GROUP NORTH AMERICA, INC.

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

TECH GROUP GRAND RAPIDS, INC.

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

West Contract Manufacturing, LLC

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

WEST PHARMACEUTICAL SERVICES
DANMARK A/S

By: /s/ George L. Miller
Name: George L. Miller
Title: Secretary

By: /s/ Stephan Selke
Name: Stephan Selke
Title: Director

WEST PHARMACEUTICAL SERVICES HOLDING GMBH

By: /s/ George L. Miller
Name: George L. Miller
Title: Managing Director

WEST PHARMACEUTICAL SERVICES SINGAPORE PTE. LTD.

By: /s/ George L. Miller
Name: George L. Miller
Title: Director

By: /s/ Sean Peter Parish
Name: Sean Peter Parish
Title: Director

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an Issuing Lender

By: /s/ Kevin Dobosz
Name: Kevin Dobosz
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Joon Hur
Name: Joon Hur
Title: Executive Director

MUFG BANK, LTD., as a Lender

By: /s/ David Meisner
Name: David Meisner
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Sara Barton
Name: Sara Barton
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By: /s/ Steve Zambriczki
Name: Steve Zambriczki
Title: Vice President #22548

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Lender
By: /s/ Timothy J. Hornickle
Name: Timothy J. Hornickle
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

SCHEDULE 1.01

Lender and Commitment Information

Lender	Revolving Credit Commitment	Commitment Percentage
Bank of America, N.A.	$75,000,000	25.000000000%
JPMorgan Chase Bank, N.A.	$45,000,000	15.000000000%
MUFG Bank, Ltd.	$45,000,000	15.000000000%
Wells Fargo Bank, National Association	$45,000,000	15.000000000%
HSBC Bank USA, National Association	$30,000,000	10.000000000%
PNC Bank, National Association	$30,000,000	10.000000000%
U.S. Bank National Association	$30,000,000	10.000000000%
Total:	$300,000,000	100.000000000%

SCHEDULE 1.01A

Letter of Credit Commitments and Swing Line Commitments

Issuing Lenders	Letter of Credit Commitment
Bank of America, N.A.	$15,000,000
PNC Bank, National Association	$15,000,000
Total	$30,000,000

Swing Line Lender	Euro Swing Line Commitment	U.S. Swing Line Commitment
Bank of America, N.A.	$20,000,000	$30,000,000
Total	$20,000,000	$30,000,000

SCHEDULE 2.08
Existing Letters of Credit

Beneficiary	Issuing Lender	Currency	Amount (USD Equivalent)	Beginning Date	L/C #
Nat’l Union Fire Insurance Co.	PNC Bank, National Association	USD	$287,824	November 30, 2015	18100867
Travelers Indemnity Co.	PNC Bank, National Association	USD	$2,200,000	November 1, 2015	18114125
TOTALS			$2,487,824

SCHEDULE 3.16

Subsidiaries
West Pharmaceutical Services, Inc.

•	West Pharmaceutical Services of Florida, Inc.

•	West Analytical Services, LLC

•	Tech Group North America, Inc.

◦	Tech Group Grand Rapids, Inc.

•	Citation Plastics Co.

◦	West Pharmaceutical Services Vega Alta, Inc.

•	West Pharmaceutical Services Lakewood, Inc.

•	West Pharmaceutical Services of Delaware, Inc.

◦	West Pharmaceutical Services Holdings, Ltd.

◦	W.P.S.F. Ltd.

◦	West Pharmaceutical Services IL Ltd.

◦	West Pharmaceutical Services Products Holding Ireland North Ltd.

◦	West Pharmaceutical Services Products Holding Ireland South Ltd.

▪	Tech Group Europe Ltd.

▪	West Pharmaceutical Products Ireland Ltd.

◦	West Pharmaceutical Services Danmark ApS

▪	West Pharmaceutical Services Danmark A/S

•	West Pharmaceutical Services Holding France SAS

◦	West Pharmaceutical Services France S.A.

◦	West Pharmaceutical Services Normandie SAS

◦	West Pharmaceutical Services Argentina S.A.

◦	West Pharmaceutical Services Italia S.r.L.

◦	West Pharmaceutical Services Holding GmbH

▪	West Pharmaceutical Services Verwaltungs GmbH

▪	West Pharmaceutical Services Deutschland GmbH Co. KG

•	West Pharmaceutical Services Hispania S.A.

•	West Pharmaceutical Services Beograd d.o.o. Kovin

◦	TGPR Holdings Ltd.

▪	West Contract Manufacturing, LLC

◦	West Pharmaceutical Services Colombia S.A.

◦	West Pharmaceutical Services Singapore Holding Pte., Ltd.

▪	West Pharmaceutical Services India Private, Ltd.

•	West Pharmaceutical Services Group Ltd.

•	West Pharmaceutical Services Cornwall Ltd.

•	West Pharmaceutical Services Australia Pty Ltd.

•	West Pharmaceutical Services Singapore Pte., Ltd.

◦	West Pharmaceutical Services Shanghai Medical Rubber Products Co. Ltd.

◦	West Pharmaceutical Services Packaging (China) Company

•	West Pharmaceutical Services Brasil LTDA.

•	West Pharmaceutical Services Venezuela C.A.

•	WD SG Pte. Ltd.

•	West Pharmaceutical Services Delaware Acquisition, Inc.

•	West Pharmaceutical Services Holding II GmbH

•	West Pharmaceutical Services Korea Ltd. .

SCHEDULE 6.02
Existing Liens

DEBTOR	JURISDICTION	SECURED PARTY	FINANCING STATEMENT NO.	FILING DATE	COLLATERAL DESCRIPTION
Tech Group Grand Rapids, Inc.	Delaware Secretary of State	Engel Machinery Inc. 3740 Board Road, R.D. #5 York, PA 17406	2018 4688194	07/09/18	Engel injection molding machine components (PMSI)
Tech Group Grand Rapids, Inc.	Delaware Secretary of State	Engel Machinery Inc. 3740 Board Road, R.D. #5 York, PA 17406	2018 4688210	07/09/18	Engel Injection Molding Machine E-VC (PMSI)
Tech Group North America, Inc.	Arizona Secretary of State	Wells Fargo Financial Leasing, Inc. 800 Walnut Street MAC N0005-044 Des Moines, IA 50309	2014-002-2869-3	07/21/14	Specific goods described on attachments, including software programs embedded therein, proceeds
Tech Group North America, Inc.	Arizona Secretary of State	Milacron Marketing Company LLC 4165 Half Acre Road Batavia, OH 45103	2016-000-3701-9	01/20/18	Milacron Roboshot Alpha Injection Molding Machines, products and proceeds (Consigned)
Tech Group North America, Inc.	Arizona Secretary of State	U.S. Bank Equipment Finance 1310 Madrid Street Marshall, MN 56258	2016-002-8364-0	08/05/16	Copiers, proceeds
Tech Group North America, Inc.	Arizona Secretary of State	U.S. Bank Equipment Finance 1310 Madrid Street Marshall, MN 56258	2016-004-0456-9	11/10/16	Copiers, proceeds
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107-5713	2004121412174 2009060404717 (cont.) 2011060212068 (ofc. Stmt.) 2011071904549 (ofc. Stmt.) 2011072504530 (ofc. Stmt.) 2014062703904 (amend.) 2014062703928 (cont.)	11/29/04 06/04/09 06/02/11 07/19/11 07/25/11 06/27/14 06/27/14	Milacron injection molding machines, all accessories, attachments, parts, equipment
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107-5713	2006010502961 2010091406735 (cont.) 2015081004211 (cont.) 2015081004236 (amend.)	12/29/05 09/14/10 08/05/15 08/05/15	Leased equipment

West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	NMHG Financial Services, Inc. P.O. Box 35701 Billings, MT 59107-5701	2011022506546 2015101300586 (cont.)	02/25/11 09/25/15	Leased equipment
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	U.S. Bank Equipment Finance 1310 Madrid Street Marshall, MN 56258	2014071707799	07/17/14	Canned software, copiers, proceeds
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	U.S. Bank Equipment Finance 1310 Madrid Street Marshall, MN 56258	2014100108098	10/01/14	Copiers, proceeds
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	General Electric Capital Corporation P.O. Box 35713 Billings, MT 59107-5713	2015062204491	06/19/15	Milicron injection molding machines, proceeds
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	Hewlett-Packard Financial Services Company 200 Connell Drive Berkeley Heights, NJ 07922	2016011201421	01/07/16	All equipment and software that Secured Party has leased to or financed for Debtor, proceeds
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	Northfield Capital Group, LLC 5250 Old Orchard Road, Suite 350 Skokie, IL 60077 Assignee: MB Financial Bank, N.A. 6111 N. River Road Rosemont, IL 60018	2016021200960 2016030101267 (assign.)	02/12/16 02/22/16	Leased equipment
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	AMCO Polymers 1900 Summit Tower Blvd., Suite 900 Orlando, FL 32810	2017031400347	03/14/17	Plastic and rubber raw materials (consigned)
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	HYG Financial Services, Inc. P.O. Box 35701 Billings, MT 59107	2018072700941	07/27/18	Leased equipment
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	Engel Machinery Inc. 3740 Board Road, R.D. #5 York,, PA 17406	2018100800343	10/08/18	Engel injection molding machine (PMSI)
West Pharmaceutical Services, Inc.	Pennsylvania Secretary of the Commonwealth	Engel Machinery Inc. 3740 Board Road, R.D. #5 York,, PA 17406	2018110101401	11/01/18	Engel injection molding machine (PMSI)

SCHEDULE 9.02
Certain Addresses for Notices
To all Borrowers, c/o Borrowers’ Representative:
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, PA 19341
Attention: Chief Financial Officer
Telephone: 610-594-3213
Facsimile: 610-594-5931

With a copy to:

West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, PA 19341
Attention: General Counsel
Telephone: 610-594-3309
Facsimile: 610-594-5931

Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Attention: Karen W. Fries
Telephone: 314-259-2635
Facsimile: 314-552-8635

Administrative Agent’s Office:
(Payments; Requests for Borrowings; US Swing Line):

Bank of America
900 W Trade St
Mail Code: NC1-026-06-04
Charlotte, NC 28255-0001
Attention: Mattie Robinson
Telephone: 980-387-2036
Facsimile: 704-625-4512
Electronic Mail: david.tischler@baml.com
Account No.: XXXXXXXXXXXX
ABA#: 026009593
Attn: Wire Clearing Acct for Syn Loans-LIQ
Ref: Linde plc

Other Notices as Administrative Agent:
(Agency related questions; Financial reporting; Bank group related issues)

Bank of America N.A.
AVP; Agency Management Officer II

135 South LaSalle Street
Mail Code: IL4-135-09-61
Chicago, Illinois 60603
Attention: Elizabeth Uribe
Telephone: 312-828-5060
Facsimile: 877-206-9473
Electronic Mail: elizabeth.uribe@baml.com

All Borrowing Requests for German Borrower (West Pharmaceutical Services Holding GmbH):

Bank of America Merrill Lynch International Designated Activity Company
EMEA Loan operations
26 Elmfield Road, Bromley
Kent, BR1 1LR, United Kingdom
Attention: Kevin Gubb / Adi Khambata
Telephone: +44-208-313-2655 / 44 208 695 3389
Fax:    +44 208 313 2140
Electronic Mail: emealoanoperations@baml.com
Bank of America, N.A., as an Issuing Lender:
Bank of America N.A.
Trade Operations
1 Fleet Way Street
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Michael Grizzanti
Telephone: 570-496-9621
Facsimile: 800-755-8743
Electronic Mail: michael.a.grizzanti@baml.com; tradeclientserviceteamus@baml.com
Email for New LC’s or Amendments: scranton_standby_lc@bankofamerica.com

Payment Instructions:
Attention: Loan Service
Reference: Loan Service / 047 / West Pharmaceutical Services Holding GmbH

Dollars:
(Swift Field 57)
Correspondent: BOFAUS3N
Bank of America N.A. 222 Broadway, New York NY, 10038, United States
(Swift Field 58)
Beneficiary Bank: BOFAIE3X
Bank of America Merrill Lynch International DAC, 2 Park Place, Hatch Street, Dublin 2. Republic of Ireland
Account No: XXXXXXXXXXXX

(Swift Field 70/72)
Beneficiary Information: RESP 047 Loan Operations

Euros:
(Swift Field 57)
Payment Destination: BOFAIE3X
Bank of America Merrill Lynch International DAC, 2 Park Place, Hatch Street, Dublin 2. Republic of Ireland
(Swift Field 58)

Beneficiary Bank: BOFAIE3X
Bank of America Merrill Lynch International DAC, 2 Park Place, Hatch Street, Dublin 2. Republic of Ireland
Account No: XXXXXXXXXXXX
(Swift Field 70/72)
Beneficiary Information: RESP 047 Loan Operations

Sterling:
(Swift Field 57)
Payment Destination: BOFAGB22
Bank of America N.A., Financial Centre, 2 King Edward St, London EC1A 1HQ, United Kingdom
(Swift Field 58)
Beneficiary Bank: BOFAIE3X
Bank of America Merrill Lynch International DAC, 2 Park Place, Hatch Street, Dublin 2. Republic of Ireland
Account No: XXXXXXXXXXXX
(Swift Field 70/72)
Beneficiary Information: RESP 047 Loan Operations

Yen:
(Swift Field 57)
Beneficiary Bank: BOFAJPJX
Bank of America Nihonbashi, 1-Chome Building, 1-4-1 Nihonbashi Chuo-Ku, Tokyo 103-0027, Japan
(Swift Field 58)
Beneficiary Bank: BOFAIE3X
Bank of America Merrill Lynch International DAC, 2 Park Place, Hatch Street, Dublin 2. Republic of Ireland
Account No: XXXXXXXXXXXX
(Swift Field 70/72)
Beneficiary Information: RESP 047 Loan Operations

EXHIBIT A

[FORM OF]
NOTE
[_________], 2019

FOR VALUE RECEIVED, the undersigned (the “[Borrower][Borrowers]”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the [Borrower][Borrowers] under that certain Credit Agreement, dated as of March 28, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Company and certain subsidiaries of the Company party thereto, as borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an Issuing Lender.
The [Borrower][Borrowers] promise[s] to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Sections 2.01(c) and (d) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender (a) in Dollars in Same Day Funds at the Administrative Agent’s Office or (b) in the Optional Currency in which such Loan was denominated in Same Day Funds at the Administrative Agent’s office for such Optional Currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
[The][Each] Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[signature pages follow]

[WEST PHARMACEUTICAL SERVICES, INC.,
a Pennsylvania corporation
By: ____________________________________
Name: _________________________________
Title:___________________________________
WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.,
a Florida corporation
By: ____________________________________
Name: _________________________________
Title:___________________________________
WEST ANALYTICAL SERVICES, LLC,
a Delaware limited liability company
By: ____________________________________
Name: _________________________________
Title:___________________________________
WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.,
a Delaware corporation
By: ____________________________________
Name: _________________________________
Title:___________________________________
TECH GROUP NORTH AMERICA, INC.,
an Arizona corporation
By: ____________________________________
Name: _________________________________
Title:___________________________________

TECH GROUP GRAND RAPIDS, INC.,
a Delaware corporation
By: ____________________________________
Name: _________________________________
Title:___________________________________

WEST CONTRACT MANUFACTURING, LLC,
a Delaware limited liability company
By: ____________________________________
Name: _________________________________
Title:___________________________________
[WEST PHARMACEUTICAL SERVICES GROUP LIMITED,
an entity organized under the laws of England & Wales
By: ____________________________________
Name: _________________________________
Title:___________________________________
By: ____________________________________
Name: _________________________________
Title:___________________________________
WEST PHARMACEUTICAL SERVICES
DANMARK A/S,
an entity organized under the laws of Denmark
By: ____________________________________
Name: _________________________________
Title:___________________________________
By: ____________________________________
Name: _________________________________
Title:___________________________________
WEST PHARMACEUTICAL SERVICES HOLDING GMBH,
an entity organized under the laws of Germany
By: ____________________________________
Name: _________________________________
Title:___________________________________
West Pharmaceutical Services Singapore Pte. Ltd.,
an entity organized under the laws of Singapore

By: ____________________________________
Name: _________________________________
Title:___________________________________

Schedule 1
Loans, Conversions and Payments

Date	Type of Loan (LIBOR or Base Rate)	Amount of Loan	Dollars or Optional Currency	Amount of Principal Repaid	Amount of Base Rate Loans Converted to LIBOR Loans	Amount of LIBOR Loans Converted To Base Rate Loans	Unpaid Principal Balance of Loans	Notation Made By

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit and Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________________________________
[Assignor [is][is not] a Defaulting Lender.]
2.    Assignee:    ______________________________________________________
[Assignee is an Affiliate/Approved Fund (as defined below)
of [identify Lender]1]
3.    Borrowers:    West Pharmaceutical Services, Inc. and certain of its subsidiaries party to the Credit Agreement
4.    Administrative Agent:    Bank of America, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    The Credit Agreement dated as of March 28, 2019 among West Pharmaceutical Services, Inc. (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
_________________
1Select as applicable.

6.    Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/ Loans[3]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%
	$	$	%

[7.Trade Date:_____________]4
Effective Date: ________________ , 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5
[Signatures to Follow]

_________________________________
2Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” etc.)
3Set forth, to at least 9 decimals, as a percentage of the Total Commitments/Loans of all Lenders thereunder.
4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
5Assignor shall pay a fee of $3,500 to the Administrative Agent, except as otherwise provided in the Credit Agreement.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR:
[NAME OF ASSIGNOR]
By:    ______________________________
Name:
Title:
ASSIGNEE:
[NAME OF ASSIGNEE]
By:    ______________________________
Name:
Title:

[Consented to and] Accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent
By: ___________________________________
Name:
Title:
[Consented to:]
[WEST PHARMACEUTICAL SERVICES, INC.,
Borrowers’ Representative:
By: ___________________________________
Name:
Title:
[BANK OF AMERICA, N.A.,
as an Issuing Lender and Swing Line Lender
By: ___________________________________
Name:
Title:
[NAME OF ISSUING LENDER,
as an Issuing Lender
By: ___________________________________
Name:
Title:
________________________________
6To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
7To be added where the consent of the Borrowers’ Representative and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a an assignee under Section 9.06 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if Assignee is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) as of the Effective Date, it confirms the representations, warranties and covenants under Section 8.12 of the Credit Agreement regarding certain ERISA matters are true with respect to the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
[FORM OF]
NOTICE OF BORROWING
TO:    BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT
FROM: WEST PHARMACEUTICAL SERVICES, INC.
RE:    Credit Agreement (the “Agreement”), dated as of March 28, 2019 by and among West Pharmaceutical Services, Inc. (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
Pursuant to Section 2.01(c) or 2.04 of the Agreement, as applicable, the undersigned hereby makes the following request:
1.    This request is for (choose one):
☐A Borrowing of Revolver Loans
☐A Borrowing or [U.S.] [Euro] Swing Line Loans
☐A [conversion] or [continuation] of Revolver Loans
---
1.    On____________________(a Business Day)
2.    In the amount of [$]_______________[in the following currency: _______].
3.    Comprised of:    ☐Base Rate Loans
☐LIBOR Loans

4.	For LIBOR Loans: with an Interest Period of __ month[s].

5.	On behalf of ____________________________ [insert name of applicable Borrower]
[With respect to such Borrowing, the Borrowers’ Representative hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]8

[With respect to such Borrowing of Swing Line Loans, the Borrowers’ Representative hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the first sentence of Section 2.01(c) or 2.01 (d) of the Credit Agreement, as applicable and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.]9

[signature page follow]

_________________________
8Include for Borrowings of Revolver Loans.
9Include for Borrowings of Swing Line Loans.

The undersigned certifies to the accuracy of the foregoing.

Date:	WEST PHARMACEUTICAL SERVICES, INC., as Borrowers’ Representative By: _______________________________ Name: Title:

EXHIBIT D
[FORM OF]
JOINDER AND ASSUMPTION AGREEMENT

Joinder and Assumption Agreement, dated as of [___________], [______], made by [_________________] (the “Additional Borrower”), in favor of the Lenders and the Administrative Agent (as each such term is defined in the Credit Agreement referred to below).
WITNESSETH:
WHEREAS, West Pharmaceutical Services, Inc. (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender are parties to a Credit Agreement, dated as of March 28, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Additional Borrower, in consideration for, among other things, the ability to borrow under the Credit Agreement, is executing and delivering this Agreement.
NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Borrower and the Borrowers’ Representative, intending to be legally bound, hereby agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.
2.    Joinder The Additional Borrower hereby agrees that effective as of the date hereof, the Additional Borrower is, and shall be, a Borrower under the Credit Agreement with all of the rights and obligations of a Borrower thereunder, and the term Borrower when used in the Credit Agreement or in any other Loan Document shall include the Additional Borrower. As a result (a) the Additional Borrower shall be entitled to borrow or have Letters of Credit issued for its account under the Credit Agreement on the terms of, and subject to the conditions of, the Credit Agreement to the same extent as if it were an original signatory to that Agreement as a Borrower and (b) the Additional Borrower shall be liable to the Administrative Agent and the Lenders for, and hereby assumes and agrees to be liable for, all of the obligations and liabilities of a Borrower under the Credit Agreement, the Notes and the other Loan Documents as applicable to the same extent as if it were an original signatory to those documents as a Borrower. The Additional Borrower hereby agrees with the Administrative Agent and the Lenders that it shall perform, comply with and be subject to and be bound by, each of the terms, provisions and conditions of the Credit Agreement, including, without limitation, the monetary payment provisions, and each other Loan Document to which it is a party by virtue of this Agreement. Without limiting the generality of the foregoing, the Additional Borrower and the Borrowers’ Representative hereby represent and warrant that (a) each of the representations and warranties set forth in Section 3 of the Credit Agreement is, with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct, and with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects as to the Additional Borrower on and as of the date hereof as if made on and as of the date hereof by the Additional Borrower and (b) the Additional Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any amendments, supplements or waivers thereto) as in effect on the date hereof.
[The parties hereto agree that the Additional Borrower shall be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Additional Borrower nor the other Borrowers on its behalf shall have any right to request any Loans for its account unless and until the date [ten (10)] Business Days after the date hereof.]1
The Additional Borrower hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement, the Notes and each of the other Loan Documents given by one or more of the Borrowers to the Administrative Agent and/or the Lenders.
The parties hereto confirm and agree that immediately upon the Additional Borrower becoming a Borrower, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Borrowers under the Credit Agreement and under each other Loan Document.
The Borrowers’ Representative and Additional Borrower also agree to execute and deliver (or to cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by the Administrative Agent to effectuate the provisions and purposes of this Agreement, it being acknowledged, however, that no such documents are needed in order for the Additional Borrower to become a Borrower under the Credit Agreement and to be liable for all of the obligations and liabilities of a Borrower thereunder as if it were an original signatory thereto.
3.    Additional Representations and Warranties. The Additional Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:
(a)    There exists no Default or Event of Default under the Credit Agreement;
(b)    The execution and delivery of this Agreement has been duly authorized by all requisite action on behalf of the Additional Borrower, and this Agreement and any other Loan Document to which it is a party by virtue of this Agreement constitutes the legal, valid and binding obligation of the Additional Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(c)    The following information is true and correct as of the date hereof:
(i)    The Additional Borrower’s chief executive office address is: [___________________];
(ii)    The Additional Borrower’s taxpayer identification number or organization identification number is: [___________________]; and
(iii)    Set forth below is (a) the jurisdiction of organization of the Additional Borrower and (b) the percentage of outstanding shares of each class of the Additional Borrower owned (directly or indirectly) by the Company or any Subsidiary of the Company:

Additional Borrower	Jurisdiction	Owner	% of Ownership

(d)    The address of the Additional Borrower for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________ (Facsimile No. ____________).
_____________________
1For Foreign Subsidiaries

4.    Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof duly executed by the Additional Borrower and acknowledged by the Administrative Agent and the Company on behalf of the Borrowers. This Agreement shall constitute a Loan Document under the Credit Agreement.
5.    Deliveries. On the date hereof, the Additional Borrower shall deliver to the Administrative Agent such supporting resolutions, incumbency certificates, opinions of counsel, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, Notes signed by such new Borrower to the extent any Lender so requires and such documentation and other information, including Beneficial Ownership Certification if applicable, reasonably requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.
6.    Limited Effect. The Borrowers’ Representative confirms, except as expressly amended by this Agreement, that upon the Additional Borrower becoming a Borrower, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.
7.    Miscellaneous.
(a)    Expenses. The Additional Borrower and each of the Domestic Borrowers that is not a Foreign Subsidiary Holdco jointly and severally agree to pay all of the Administrative Agent’s reasonable and documented out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable and documented fees and expenses of counsel to the Administrative Agent.
(b)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The terms of Sections 9.12, 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(c)    Successor and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Additional Borrower, the other Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns.
(d)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as of delivery of a manually executed counterpart of this Agreement.
(e)    Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.
(f)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the Additional Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date and year first above written and the Company has caused this Agreement to be acknowledged, executed and delivered by its proper and duly authorized officer as of the day and year first above written.
[Insert Name of Additional Borrower]
By:
Name:
Title:
ACKNOWLEDGED, ACCEPTED AND AGREED:
WEST PHARMACEUTICAL SERVICES, INC., as
Borrowers’ Representative
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
BANK OF AMERICA, N.A., as
Administrative Agent
By: ________________________________________
Name: ______________________________________
Title: _______________________________________

EXHIBIT E
[FORM OF]
SHARING AGREEMENT
See attached.

SHARING AGREEMENT
THIS SHARING AGREEMENT, dated as of March 28, 2019, is among (i) the lenders under the Credit Agreement (as defined below) listed on the signature pages hereof (collectively, the “Original Banks”) and each “Lender” (as defined in the Credit Agreement) that becomes party to the Credit Agreement after the date hereof and becomes a party hereto from time to time by executing and delivering a Lender Joinder Agreement (collectively, with the Original Banks, and together with their respective successors and assigns, the “Banks”), (ii) Bank of America, N.A., as administrative agent for the Banks under the Credit Agreement referred to below, (iii) the holders of the Senior Notes issued pursuant to the 2012 Note Purchase Agreement (as defined below) listed on the signature pages hereof (together with their respective successors and assigns, the “2012 Noteholders”) and (iv) the holders from time to time that are qualified institutional buyers (as defined in Rule 144A as promulgated under the Securities Act of 1933, as amended) (together with their respective successors and assigns, the “Parity Debtholders”) of the Company’s Indebtedness for Money Borrowed (as defined below) that is not Excluded Debt (as defined below) under one or more credit, loan or note agreements, indentures or other financing instruments with the Company and such Parity Debtholders (or a trustee or agent or similar Person acting for such Parity Debtholders) (as such agreements, indentures or instruments shall from time to time be amended and in effect being herein called the “Parity Debt Agreements”), which Parity Debtholders shall have become parties hereto in the manner provided in Section 5.4 hereof.
1.    PRELIMINARY STATEMENT
1.1.    The 2012 Noteholders have each entered into a Note Purchase Agreement, dated as of July 5, 2012 (as it may be amended, modified, supplemented or restated from time to time, the “2012 Note Purchase Agreement”), with West Pharmaceutical Services, Inc. (the “Company”) pursuant to which the 2012 Noteholders have purchased from the Company (a) its 3.67% Series A Senior Notes due July 5, 2022, in the aggregate principal amount of $42,000,000, (b) its 3.82% Series B Senior Notes due July 5, 2024, in the aggregate principal amount of $53,000,000, and (c) its 4.02% Series C Senior Notes due July 5, 2027, in the aggregate principal amount of $73,000,000.
1.2.    West Pharmaceutical Services of Florida, Inc., West Pharmaceutical Services Lakewood, Inc., West Pharmaceutical Services of Delaware, Inc., West Analytical Services, LLC (successor to WPS Laboratories, Inc.), Tech Group North America, Inc., Tech Group Grand Rapids, Inc. and West Contract Manufacturing, LLC (f/k/a (mfg) Tech Group Puerto Rico, Inc.) (collectively, the “Noteholder Subsidiary Guarantors”) are parties to a Guaranty Agreement dated as of July 5, 2012 pursuant to which they have guaranteed the Noteholder Obligations under the 2012 Note Purchase Agreement.
1.3.    The Company and the Noteholder Subsidiary Guarantors (other than West Pharmaceutical Services Lakewood, Inc.), West Pharmaceutical Services Group Limited, West Pharmaceutical Services Danmark A/S, West Pharmaceutical Services Holding GmbH, West Pharmaceutical Services Singapore Pte Ltd., the Banks and the Agent are simultaneously herewith entering into a Credit Agreement, dated as of March 28, 2019 (as it may be amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Banks may make and provide loans and other financial accommodations to the Company and the other Borrowers party thereto.
1.4.    The parties hereto wish to define their rights and obligations with respect to each other such that, after a Notice of Election to Share has been sent and so long as such Notice of Election to Share remains in effect, any payments by a Subsidiary of the Company received by any Lender on account of the Noteholder Obligations, the Bank Obligations or, if applicable, the Parity Debt Agreement Obligations shall be shared among all Lenders equally and ratably in accordance with their respective Sharing Percentages, all as set forth in this Agreement.
2.    INTERPRETATION OF THIS AGREEMENT
2.1.    Defined Terms.

As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):
Additional Subsidiary Obligor - means each Subsidiary of the Company (including a Foreign Subsidiary) that may hereafter become (a) a guarantor of or obligor on the Noteholder Obligations, (b) either a borrower under the Credit Agreement or a guarantor of the Bank Obligations or (c) a borrower under a Parity Debt Agreement or a guarantor of Parity Debt Agreement Obligations, it being understood that any Foreign Subsidiary that is a borrower under the Credit Agreement shall not be an “Additional Subsidiary Obligor”.
Additional Subsidiary Obligor Joinder Agreement - has the meaning set forth in Section 3.6 of this Agreement.
Agent - has the meaning given to the term “Administrative Agent” in the Credit Agreement.
Agreement, this - means this Sharing Agreement, as it may be amended, modified, supplemented or restated from time to time.
Bank Joinder and Assumption Agreement - means a Joinder and Assumption Agreement, as defined in the Credit Agreement.
Bank Loan Documents - means the “Loan Documents”, as defined in the Credit Agreement.
Bank Obligations - means, collectively, without duplication (a) all amounts owing by the Company and its Domestic Subsidiaries to the Banks (including the Issuing Banks) and the Agent, pursuant to the terms of the Credit Agreement and the other Bank Loan Documents in respect of principal, interest, reimbursement obligations, fees (including facility and agent fees) and expenses (including breakage costs and loans under the Swing Line Commitment) plus (b) the aggregate undrawn amount of all unexpired Letters of Credit.
Banks - has the meaning set forth in the first paragraph of this Agreement.
Cash Collateral - has the meaning set forth in the Credit Agreement.
Commitments - has the meaning set forth in the Credit Agreement.
Company - has the meaning set forth in Section 1.1 of this Agreement.
Credit Agreement - has the meaning set forth in Section 1.3 of this Agreement.
Distribution Agent - has the meaning set forth in Section 3.3(a) of this Agreement.
Dollar Equivalent - has the meaning set forth in the Credit Agreement.
Domestic Subsidiary - has the meaning given to such term in the Credit Agreement.
Event of Default - means an “Event of Default,” as defined in either the 2012 Note Purchase Agreement, the Credit Agreement or any Parity Debt Agreement, as the case may be.
Excluded Debt - means indebtedness owed to a trade creditor, intercompany indebtedness, indebtedness which by its terms is subordinated to all or a portion of the Obligations or other senior debt and indebtedness the creation of which violates the Credit Agreement, the 2012 Note Purchase Agreement or any Parity Debt Agreement.
Foreign Subsidiaries - means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or one its states or the District of Columbia.

Indebtedness for Money Borrowed - means, with respect to any Person, without duplication, all money borrowed by such Person and indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or guaranties of similar obligations of others, all indebtedness of such Person upon which interest charges are customarily paid, and all indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or indebtedness represent indebtedness for money borrowed.
Issuing Bank - has the meaning given to the term “Issuing Lender” in the Credit Agreement.
Lender Joinder Agreement - has the meaning set forth in Section 5.4(a) of this Agreement.
Lenders - means, collectively, the Banks, the Noteholders and the Parity Debtholders.
Letter of Credit - has the meaning set forth in the Credit Agreement.
Letter of Credit Obligations - has the meaning set forth in the Credit Agreement.
Non-Defaulting Banks - Banks other than Defaulting Lenders (as such term is defined in the Credit Agreement).
Noteholder Guaranty Agreement - means a Guaranty Agreement by a Subsidiary Obligor or an Additional Subsidiary Obligor in favor of the Noteholders, substantially in the form of the Guaranty Agreement, dated as of July 5, 2012, in favor of the 2012 Noteholders.
Noteholder Obligations - means, collectively, without duplication, all amounts owing by the Company and its Subsidiaries to the 2012 Noteholders, pursuant to the terms of the 2012 Note Purchase Agreement and the other documents, agreements and instruments executed in connection therewith (including any related notes), in respect of principal, interest, Make-Whole Amount (as such term is defined in the 2012 Note Purchase Agreement), fees and expenses.
Noteholder Subsidiary Guarantor - has the meaning set forth in Section 1.2 of this Agreement.
Noteholders - means the 2012 Noteholders.
Notice of Election to Share - a notice in substantially the form of Exhibit A attached hereto, executed and delivered by the Requisite 2012 Noteholders, the Requisite Banks or the Requisite Parity Debtholders, as the case may be, pursuant to Section 3.1 hereof, which notice shall invoke the sharing provisions provided for herein.
Notice of Shared Payment - means a written notification given by or on behalf of any Lender stating that such Lender has received a Shared Payment.
Obligations - means, collectively, the Bank Obligations, the Noteholder Obligations and the Parity Debt Agreement Obligations.
Obligors - means the Company, the Noteholder Subsidiary Guarantors and any Additional Subsidiary Obligor.
Original Banks - has the meaning set forth in the first paragraph of this Agreement.
Parity Debt Agreements - has the meaning set forth in the first paragraph of this Agreement.
Parity Debtholders - has the meaning set forth in the first paragraph of this Agreement.

Parity Debt Agreement Obligations - means as to any particular Parity Debt Agreement, all payment obligations of the Company and all its Subsidiaries to the Parity Debtholders under such Parity Debt Agreement and the documents, agreements and/or instruments executed in connection therewith in respect of principal, interest, reimbursement obligations, premiums, breakage, make-whole payments, fees and expenses with respect to such Parity Debt Agreement Obligations.
Person - means an individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture, governmental agency or other authority.
Receiving Lender - has the meaning set forth in Section 3.2 of this Agreement.
Requisite Banks - means “Required Lenders” as defined in the Credit Agreement as in effect on the date hereof, as such definition may be amended by any Incremental Facility Amendment (as defined in the Credit Agreement).
Requisite Lenders - means the Requisite Banks, the Requisite 2012 Noteholders and the Requisite Parity Debtholders under each Parity Debt Agreement.
Requisite Parity Debtholders - means the holder or holders of at least the minimum percentage of the aggregate principal amount of the Parity Debt Agreement Obligations outstanding under any Parity Debt Agreement necessary to permit such holders to cause such principal to become due and payable prior to its scheduled maturity date, exclusive of any such Parity Debtholder Agreement Obligations then owned by any one or more of the Obligors, any Subsidiary of any Obligor (including, without limitation, any Additional Subsidiary Obligor) or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).
Requisite 2012 Noteholders - means the holder or holders of at least a majority of the aggregate principal amount of the Noteholder Obligations owing to the 2012 Noteholders from time to time outstanding, exclusive of Noteholder Obligations owing to the 2012 Noteholders then owned by any one or more of the Obligors, any Subsidiary of any Obligor (including, without limitation, any Additional Subsidiary Obligor) or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).
Reserve Account - has the meaning set forth in Section 3.2(a) of this Agreement.
Shared Payment - has the meaning set forth in Section 3.2(a) of this Agreement.
Sharing Percentage - means, with respect to any Lender, the percentage equal to (a) the sum of (i) the Dollar Equivalent principal amount of the Obligations owed to such Lender (including under the Swing Line Commitment) plus (ii) with respect to any Bank, its pro rata share of the Letter of Credit Obligations determined in accordance with the Credit Agreement divided by (b) the sum of (i) the Dollar Equivalent principal amount of the Obligations owed to all Lenders plus (ii) the aggregate amount of the Letter of Credit Obligations.
Subsidiary - means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
Subsidiary Obligor - means an Obligor other than the Company.

Total Exposure - has the meaning set forth in the Credit Agreement.
2012 Noteholders - has the meaning set forth in the first paragraph of this Agreement.
2012 Note Purchase Agreement - has the meaning set forth in Section 1.1 of this Agreement.
2.2.    Certain Other Terms.
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.
3.    PAYMENTS, ETC.; CONSENTS AND JOINDERS
3.1.    Notice of Election to Share; Receipt of Shared Payment.
(a)    Upon and during the continuance of an Event of Default under the Credit Agreement, the Requisite Banks may invoke the sharing provisions hereof by having the Agent send to the Lenders (other than the Banks) a Notice of Election to Share signed by the Agent on behalf of the Requisite Banks.
(b)    Upon and during the continuance of an Event of Default under the 2012 Note Purchase Agreement, the Requisite 2012 Noteholders may invoke the sharing provisions hereof by sending to the Agent and the other Lenders (other than the Banks) a Notice of Election to Share signed by the Requisite 2012 Noteholders. The Agent shall promptly upon receipt send any such notice to the Banks.
(c)    Upon and during the continuance of an Event of Default under any Parity Debt Agreement, the Requisite Parity Debtholders may invoke the sharing provisions hereof by sending to the Agent and the other Lenders (other than the Banks) a Notice of Election to Share signed by the Requisite Parity Debtholders. The Agent shall promptly upon receipt send any such notice to the Banks.
(d)    A Notice of Election to Share shall be sent by a Lender or the Agent, as the case may be, by electronic transmission followed by overnight courier for receipt the next business day.
(e)    Once a Notice of Election to Share has been sent pursuant to paragraph (a), (b) or (c) above, as the case may be, such Notice of Election to Share shall remain in effect until the Requisite Lenders shall agree otherwise in writing, notwithstanding that the Event of Default triggering the sending of such Notice of Election to Share may be waived or that the Person(s) sending such Notice shall seek to revoke such Notice of Election to Share.
(f)    On and after the date that a Lender (other than a Bank) shall send or receive a Notice of Election to Share in accordance with the provisions hereof, such Lender shall give a Notice of Shared Payment to each other Lender (other than a Bank) and the Agent promptly upon obtaining actual knowledge of the receipt by such Lender of a Shared Payment. The Agent shall promptly upon receipt send any such notice to the Banks. On and after the date that the Agent shall receive or send a Notice of Election to Share in accordance with the provisions hereof, the Agent shall give a Notice of Shared Payment to each Lender promptly upon obtaining actual knowledge of the receipt by the Agent or any Bank of a Shared Payment.
3.2.    Sharing of Payments.
(a)    Each Lender (a “Receiving Lender”) agrees that on and after the delivery by such Lender (or in the case of the Banks, by the Agent) of a Notice of Election to Share or its (or, in the case of the Banks, the Agent’s) receipt of a Notice of Election to Share, in each case in accordance with the provisions hereof, and so long as such Notice of Election to Share has not been terminated pursuant to Section 3.1(f) hereof, any payment of any kind (including, without limitation, any payment resulting from a set-off of a deposit account, any offset or any payment or distribution made in the context of any insolvency or reorganization proceeding) thereafter received by it on account of the Obligations (such payment, a “Shared Payment”) from or on behalf of any Subsidiary of the Company is to be distributed to each Lender equally and ratably in accordance with the respective Sharing Percentage of each Lender without discrimination or preference. Notwithstanding the foregoing, to the extent that any amounts available for distribution pursuant to this Section 3.2 are attributable to the Bank Obligations that relate to undrawn amounts under Letters of Credit, such amounts shall be held in a reserve or other account unavailable to the Company or any Subsidiary thereof (the “Reserve Account”) to be established by the Agent. Amounts in the Reserve Account shall be used from time to time to pay the applicable Bank Obligations in respect of the Letters of Credit as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Bank Obligations in respect of the Letters of Credit for which such sums were held in reserve shall be applied against any Obligations remaining unpaid in accordance with this Section 3.2. Prior to the appointment of the Distribution Agent, as set forth in Section 3.3(a) hereof, each Receiving Lender shall hold all Shared Payments received by it in trust for the benefit of all Lenders.
For the avoidance of doubt, the parties hereto agree that (i) any payments made by the Company in respect of the Obligations shall not be subject to sharing pursuant to this Agreement, and (ii) the Obligors and Additional Subsidiary Obligors may grant to the Banks a corresponding security interest in Cash Collateral in respect of Letter of Credit Obligations to the extent set forth in the Credit Agreement.
(b)    Each Obligor and Additional Subsidiary Obligor hereby grants to the Agent a lien on and security interest in the Reserve Account and all funds or other assets contained therein or credited thereto to secure first, the Letter of Credit Obligations and then all other Obligations.
3.3.    Distribution Agent.
(a)    Appointment. Each Lender agrees that upon the sending of a Notice of Election to Share in accordance with and pursuant to Section 3.1 hereof, the Requisite Lenders shall in good faith promptly seek to appoint an agent (the “Distribution Agent”) to distribute Shared Payments to the Lenders. If no Distribution Agent shall have been appointed by the Requisite Lenders and accepted appointment in the manner hereinafter provided within 30 days after the sending of such Notice of Election to Share, any Lender may petition any court of competent jurisdiction in the State of New York sitting in New York County or the United States District Court of the Southern District of New York, and any appellate court thereof for the appointment of the Distribution Agent.
(b)    Acceptance of Appointment. The Distribution Agent appointed hereunder shall execute, acknowledge and deliver to each Lender an instrument accepting such appointment and agreeing to be bound by the terms of this Agreement.
(c)    Remittance and Distribution. Upon the appointment of the Distribution Agent, each Receiving Lender shall remit any Shared Payment received by it to the Distribution Agent for distribution in accordance with Section 3.2 hereof. Upon receipt of any Shared Payment, the Distribution Agent shall calculate the amount of such Shared Payment distributable to each Lender pursuant to Section 3.2 hereof as of the date the Receiving Lender received such Shared Payment and remit such amount to each Lender, accompanied by computations in reasonable detail showing the manner of calculation of the amounts distributable to each Lender pursuant to Section 3.2 hereof.
3.4.    Invalidated Payments.
If any amount distributed by the Distribution Agent to the Lenders in accordance with the provisions of this Agreement is subsequently required to be returned or repaid to any Subsidiary of the Company or their representatives or successors in interest, whether by court order, settlement or otherwise, each Lender shall, promptly upon its receipt of notice thereof (together with information explaining why such amount is required to be returned or repaid) from the Distribution Agent, pay to the Distribution Agent the pro rata portion received by it of such amount (without interest, except for its pro rata portion of any interest actually paid to any Subsidiary of the Company or their representatives or successors in interest by the applicable Lender) for payment to the applicable Lender or Subsidiary of the Company or its representatives or successors in interest, as the case may be. If any such amounts are subsequently recovered by any Lender from any Subsidiary of the Company or its representatives or successors in interest, such Lender shall remit such amounts to the Distribution Agent and the Distribution Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed. The obligations of the Lenders and the Distribution Agent under this Section 3.4 shall survive the repayment of the Obligations and termination of the Bank Loan Documents, the 2012 Note Purchase Agreement and any Parity Debt Agreement and related documents.
3.5.    Receiving Lender to be Subrogated to Rights of Other Lenders.
Any Receiving Lender that has remitted any portion of a Shared Payment received by it to the Distribution Agent as provided in Section 3.3(c) shall, to the extent of such remittance distributable to the other Lenders, be subrogated to the rights of each of such other Lenders to receive payments applicable to the Obligations owed to such other Lenders, until all Obligations owed to such Receiving Lender shall be paid in full, and for purposes of such subrogation, no such payment received by such other Lenders shall, as between the Company and the Subsidiaries of the Company or any of them, and their respective creditors other than the holders of any Obligations, be deemed to be a payment to such other Lenders or on account of their Obligations, it being understood that the provisions of this Section 3.5 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Obligations.
3.6.    Consents
Each of the Lenders hereby consents to (a) any Subsidiary of the Company (including a Foreign Subsidiary) becoming a borrower under the Credit Agreement or (b) any Subsidiary of the Company (including a Foreign Subsidiary) becoming a guarantor of any of the Obligations, provided that each such Subsidiary (except for a Foreign Subsidiary that has become a borrower under the Credit Agreement) shall already be a party to this Agreement or shall execute and deliver to the other Lenders simultaneously therewith (x) in the case of the Noteholder Obligations, a Noteholder Guaranty Agreement in favor of the 2012 Noteholders, (y) in the case of the Bank Obligations, a Bank Joinder and Assumption Agreement and (z) in the case of Parity Debt Agreement Obligations, a guaranty in form and substance similar to any guaranty executed in favor of such Parity Debtholders as part of the Parity Debt Agreements or otherwise reasonably satisfactory to the Requisite Parity Debtholders under each Parity Debt Agreement. Each of the Lenders agrees for the benefit of the Company and its Subsidiaries that, subject to the foregoing, such Subsidiaries becoming obligors on or guarantors of the Obligations will not create an Event of Default under the Credit Agreement, the 2012 Note Purchase Agreement or any Parity Debt Agreement and that any such Subsidiaries will be deemed to be “Obligors” under the 2012 Note Purchase Agreement for purposes of determining compliance with the covenants therein. Any such Subsidiary of the Company (except for a Foreign Subsidiary that has become a borrower under the Credit Agreement) shall, simultaneously with becoming obligated as set forth above, execute and deliver to the Agent and the Lenders an Additional Subsidiary Obligor Joinder Agreement in the form attached hereto as Exhibit B (as amended, supplemented, restated or otherwise modified, an “Additional Subsidiary Obligor Joinder Agreement”).
4.    DISTRIBUTION AGENT
4.1.    Distributions and Consents.
In making the distributions to the Lenders provided for in Section 3 hereof, the Distribution Agent may rely upon information available to it or supplied by each Lender to it with respect to the amount and composition (i.e., as to principal and other amounts) of the Obligations owing to each Lender, and the Distribution Agent shall have no liability to any Lender for actions taken in reliance on such information in the absence of its gross negligence or willful misconduct. Each of the Lenders hereby agrees, on two business days’ telephonic, telegraphic, telexed, overnight courier, electronic transmission or similar notice from the Distribution Agent, to confirm to the Distribution Agent in writing, including by telecopy or other electronic transmission of a signed confirmation or by telex, the outstanding balance of the Obligations, if any (and, if requested by the Distribution Agent, itemized as to principal, reimbursement obligations, interest, fees, premiums and other amounts, if any), owing to such Lender as of the date or dates specified in such notice.
4.2.    Appointment, Powers of Distribution Agent.

Each of the Lenders, by its entering into this Agreement, hereby appoints and authorizes the Distribution Agent to act as its agent hereunder with such powers as are specifically delegated to the Distribution Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Distribution Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.
4.3.    Liability.
The Distribution Agent shall have no duties to the Lenders under this Agreement except those expressly set forth herein. Neither the Distribution Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or them hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.
4.4.    Resignation or Removal of Distribution Agent.
The Distribution Agent may resign and be discharged of its duties hereunder by giving written notice thereof to all holders of the Obligations then outstanding. Such resignation shall take effect at such time as a successor distribution agent shall have been appointed or, if no successor is appointed before then, upon ninety (90) days prior written notice to each Lender. The Distribution Agent may be removed at any time with or without cause by the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor distribution agent. Upon the acceptance of any appointment as distribution agent hereunder by a successor distribution agent, such successor distribution agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Distribution Agent. After any retiring Distribution Agent’s resignation or removal hereunder as Distribution Agent, the provisions of this Section 4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Distribution Agent.
4.5.    Employment of Agents and Counsel.
The Distribution Agent may execute any of its duties as Distribution Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Distribution Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.
4.6.    Reliance on Documents; Counsel.
The Distribution Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, with respect to legal matters, upon the opinion or advice of counsel selected by the Distribution Agent, which counsel may be employees of the Distribution Agent.
4.7.    Distribution Agent’s Reimbursement and Indemnification.
(a)    The Obligors and the Additional Subsidiary Obligors, jointly and severally, shall reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Lenders, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Obligors and the Additional Subsidiary Obligors shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Obligors and the Additional Subsidiary Obligors under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.

(b)    Without limiting the obligations of the Obligors and the Additional Subsidiary Obligors, the Lenders severally agree to, in accordance with their respective Sharing Percentages (determined as of the date of delivery of the relevant request for reimbursement or indemnification), reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Lenders, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Lenders shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Lenders under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.
4.8.    Rights as Lender.
In the event the Distribution Agent, in its individual capacity, is a Lender, the Distribution Agent shall have the same rights and powers hereunder in such capacity as any Lender and may exercise the same as though it were not the Distribution Agent, and the term “Lender” or “Lenders” shall, at any time when the Distribution Agent is a Lender, unless the context otherwise indicates, include the Distribution Agent in its individual capacity. The Distribution Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement, with the Company and its Subsidiaries. The Distribution Agent, in its individual capacity, is not obligated to be a Lender.
5.    MISCELLANEOUS
5.1.    Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
5.2.    Lender Credit Decision.
Each Lender acknowledges that it has, independently and without reliance upon any other Lender and based on the financial statements prepared by the Company and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
5.3.    Counterparts; Facsimile or PDF Signatures.
This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Any signature delivered by a party by telecopy, e-mail or other electronic transmission shall be deemed to be an original signature hereto.
5.4.    Successors and Assigns; Additional Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto including any assignees of the Obligations. Each Lender agrees that it will not assign any of the Obligations unless the assignee agrees to become a party to and be bound by this Sharing Agreement by executing a Lender Joinder Agreement in the form attached hereto as Exhibit C (the “Lender Joinder Agreement”), provided that the failure of any Lender to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

(b)    Contemporaneously with any Incremental Lender (as defined in the Credit Agreement as in effect on the date hereof) becoming a Bank under the Credit Agreement after the date hereof, the Agent shall seek to cause such Person to execute and deliver to each other Lender a Lender Joinder Agreement.
(c)    Any Parity Debtholder may, with the prior written consent of the Agent and the Requisite 2012 Noteholders (such consent not to be unreasonably withheld and shall be deemed to have been given unless the Agent or the Requisite 2012 Noteholders, shall have notified the Lenders to the contrary within ten (10) business days of receipt of the request for such consent), become a party hereto and be subject to all the provisions hereof and entitled to the benefits hereof if such Parity Debtholder shall execute and deliver to each other Lender a Lender Joinder Agreement.
5.5.    Amendments.
This Agreement may be amended only in writing executed by the Requisite Lenders.
5.6.    Termination.
The parties acknowledge that the Sharing Agreement dated as of October 15, 2015 among PNC Bank, National Association, some of the parties hereto and certain other parties is terminated. This Agreement (except for Section 3.4 and Section 4.7) shall terminate upon the payment in full of all Obligations. The parties acknowledge that this Agreement is the “Sharing Agreement” as defined in each of the 2012 Note Purchase Agreement and the Credit Agreement.
5.7.    Cooperation.
Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Agreement.
5.8.    No Waiver.
No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.
5.9.    Notices.
All written communications provided for hereunder shall be sent by electronic transmission followed by first class mail or nationwide overnight delivery service, with charges prepaid (provided that any Notice of Election to Share or Notice of Shared Payment or copy thereof to be sent by the Agent or a Lender, as the case may be, shall be sent by electronic transmission followed by nationwide overnight delivery service) and (i) if to any Lender (other than a Bank), addressed to such Lender at the address specified in Annex 1 hereto or in a Lender Joinder Agreement, or at such other address as such Lender shall have specified to the other Lenders and the Agent in writing, (ii) if to any Bank or the Agent, addressed to the Agent (and the Agent shall, after receipt, forward each such communication to each Bank) at the address specified in Annex 1 hereto, or at such other address as the Agent shall have specified to the Lenders (other than the Banks) and (iii) if to the Distribution Agent, addressed to the Distribution Agent at such address as the Distribution Agent shall have specified to each Lender and the Agent in writing.
5.10.    Third Party Beneficiaries.
Other than the Lenders, the Agent, the Distribution Agent and their respective successors and assigns, no Person, including, without limitation, the Additional Subsidiary Obligors and the Obligors (except to the extent explicitly set forth on the Obligors’ signature page hereto with respect to an amendment to Section 4.7 hereof), shall have any rights under this Agreement.
[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.
Banks:
BANK OF AMERICA, N.A., as Agent
By:    _____________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Bank
By:    _____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Bank
By:    _____________________________
Name:
Title:

MUFG BANK, LTD., as a Bank
By:    _____________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank
By:    _____________________________
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank
By:    _____________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Bank
By:    _____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Bank
By:    _____________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as prior agent
By:    _____________________________
Name:
Title:

2012 Noteholders
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

PRUCO LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

JACKSON NATIONAL LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

NATIONWIDE LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY (f/k/a ING LIFE INSURANCE AND ANNUITY COMPANY), as a Noteholder
RELIASTAR LIFE INSURANCE COMPANY, as a Noteholder
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

NN LIFE INSURANCE COMPANY LTD. (f/k/a ING LIFE INSURANCE COMPANY LTD.), as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

AMERITAS LIFE INSURANCE CORP., as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

NEW YORK LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

MUTUAL OF OMAHA INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

UNITED OF OMAHA LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

LIFE INSURANCE COMPANY OF THE SOUTHWEST, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

ATHENE ANNUITY AND LIFE INSURANCE COMPANY, as a Noteholder (f/k/a Aviva Life and Annuity Company)

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

ATHENE LIFE INSURANCE COMPANY OF NEW YORK, as a Noteholder (f/k/a Aviva Life and Annuity Company of New York

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

ROYAL NEIGHBORS OF AMERICA, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

YOYA INSURANCE AND ANNUITY COMPANY, as a Noteholder (f/k/a ING USA Annuity and Life Insurance Company)

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

METLIFE INSURANCE K.K., as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

AXA EQUITABLE LIFE INSURANCE COMPANY, as a Noteholder

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

The Obligors and any Additional Subsidiary Obligor that executes an Additional Subsidiary Obligor Joinder Agreement agree to perform their obligations under Section 3.6 and Section 4.7 and acknowledge that no consent or other action by them is necessary for any action to be taken under, or for any amendment of, this Sharing Agreement, including, without limitation, the appointment of the Distribution Agent or a successor distribution agent, except that their consent shall be necessary for any amendment to Section 4.7. The Obligors and any Additional Subsidiary Obligor that executes a counterpart hereof hereby grant to the Agent a security interest in and lien upon the Reserve Account and all funds or other assets contained therein or credited thereto as security for (a) first, the Letter of Credit Obligations and (b) second, all other Obligations.
WEST PHARMACEUTICAL SERVICES, INC.
By:    _____________________________________
Name:
Title:
WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.
By:    _____________________________________
Name:
Title:
WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.
By:    _____________________________________
Name:
Title:
WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.
By:    _____________________________________
Name:
Title:
WEST ANALYTICAL SERVICES, LLC
By:    _____________________________________
Name:
Title:

TECH GROUP NORTH AMERICA, INC.
By:    _____________________________________
Name:
Title:
TECH GROUP GRAND RAPIDS, INC.
By:    _____________________________________
Name:
Title:
West Contract Manufacturing, LLC
By:    _____________________________________
Name:
Title:

Annex 1
Addresses of the Noteholders and the Agent

NOTEHOLDERS:
The Prudential Insurance Company of America
c/o Prudential Capital Group
1114 Avenue of the Americas - 30th Floor
New York, NY 10036
Attn: Managing Director
With a copy to:
The Prudential Insurance Company of America
c/o PGIM, Inc.
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: Trade Management Manager

Pruco Life Insurance Company
c/o Prudential Capital Group
1114 Avenue of the Americas - 30th Floor
New York, NY 10036
Attn: Managing Director
With a copy to:
Pruco Life Insurance Company
c/o PGIM, Inc.
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: Trade Management Manager

Athene Annuity and Life Company
c/o Athene Asset Management LLC
Attn: Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Athene Life Insurance Company of New York
c/o Athene Asset Management LLC
Attn: Private Fixed Income
7700 Mills Civic Parkway

West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Royal Neighbors of America
c/o Athene Asset Management LLC
Attn: Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Voya Retirement Insurance and Annuity Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Voya Insurance and Annuity Company
c/o Athene Asset Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Voya Insurance and Annuity Company
c/o Athene Asset Management LLC
Attn:  Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA  50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com

Reliastar Life Insurance Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Reliastar Life Insurance Company of New York
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887

Email: private.placements@voya.com
NN Life Insurance Company Ltd.
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Mutual of Omaha Insurance Company
4 - Investment Management
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
privateplacements@mutualofomaha.com
United of Omaha Life Insurance Company
4 - Investment Management
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
privateplacements@mutualofomaha.com
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
Facsimile: (414) 665-7124
Email: privateinvest@northwesternmutual.com
Jackson National Life Insurance Company
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228
Attn: Private Placements - Elena Unger
Email: elena.unger@ppmamerica.com
Email: PPMAPrivateReporting@ppmamerica.com
Jackson National Life Insurance Company of New York
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228
Attn: Private Placements - Elena Unger
Email: elena.unger@ppmamerica.com
Email: PPMAPrivateReporting@ppmamerica.com
Nationwide Life Insurance Company
c/o Nationwide Investments - Private Placement
One Nationwide Plaza

Mail Code 1-05-801
Columbus, OH 43215
Email: ooinwpp@nationwide.com
AXA Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas
38th Floor
New York, NY  10105
Attn: Richard Federico
Telephone: 212-969-2349
Email: richard.federico@alliancebernstein.com

AXA Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas,
37th Floor
New York, NY  10105
Attn: Cosmo Valente/Angel Salazar /Mei Wong
Telephone: 212-969-6384/ 212-969-2491 /212-969-2112
Email: cosmo.valente@alliancebernstein.com
           angel.salazar@alliancebernstein.com
           mei.wong@alliancebernstein.com
MetLife Insurance K.K.
MetLife Asset Management Corp. (Japan)
Administration Department
Tokyo Garden Terrace Kioicho Kioi Tower 25F
1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan
Attention:   Administration Dept. Manager
Email:            saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Edward Teagan, Director
Emails: PPUCompliance@metlife.com; eteagan@metlife.com; OpsPvtPlacements@metlife.com
With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com
New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, NY 10010

Attention: Private Capital Investors, 2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, NY 10010-1603

Attention: Private Capital Investors, 2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
Life Insurance Company of the Southwest
c/o National Life Insurance Company
One National Life Drive
Montpelier, VT 05604
Attention: Private Placements
Email: privateinvestments@sentinelinvestments.com

Woodmen of the World Life Insurance Society
Attn: Mark Fitzgibbons
1700 Farnam Street
Omaha, NE 68102
MFitzgibbons@woodmen.org

Ameritas Life Insurance Corp.
Ameritas Investment Partners, Inc.
ATTN: Private Placements
5945 R Street
Lincoln, NE 68505
Tel: 402-467-7471
Fax: 402-467-6980
Email: Joe.Mick@Ameritas.com
Southern Farm Bureau Life Insurance Company
Attn: Securities Management
Southern Farm Bureau Life Insurance Company
P. O. Box 78
Jackson, MS 39205
PrivatePlacements@sfbli.com

or by overnight delivery to:

Attn: Securities Management
Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, MS 39213

EXHIBIT A
Form of Notice of Election to Share
[DATE]
Re:    West Pharmaceutical Sharing Agreement/Notice of Election to Share
Dear Sir or Madam:
Reference is hereby made to the Sharing Agreement, dated as of March 28, 2019, among the holders of the Bank Obligations party thereto, the holders of Noteholder Obligations party thereto, the holders of Parity Debt Agreement Obligations, if any, party thereto, and Bank of America, N.A., as Agent (as heretofore amended, modified, supplemented or restated from time to time, the “Sharing Agreement”). Unless otherwise defined herein, terms defined in the Sharing Agreement are used herein as therein defined.
An Event of Default has occurred under the [Credit Agreement] [2012 Note Purchase Agreement] [[___________], which is a Parity Debt Agreement], by reason of [explain cause of Event of Default and sections of the relevant agreement which have been violated]. In addition, other Events of Default may exist. In accordance with the Sharing Agreement, this Notice of Election to Share is hereby being sent to invoke the sharing provisions of the Sharing Agreement.
Very truly yours,
______________________________________________
By:    ___________________________________________
Name:
Title:

Distribution List
[Insert Names and Addresses of those receiving a copy of the Notice of Election to Share]
EXHIBIT B
[FORM OF ADDITIONAL SUBSIDIARY OBLIGOR JOINDER AGREEMENT]
ADDITIONAL SUBSIDIARY OBLIGOR JOINDER AGREEMENT TO SHARING AGREEMENT
Reference is hereby made to the Sharing Agreement dated as of March 28, 2019 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the Banks, the 2012 Noteholders, the Parity Debtholders, if any, and Bank of America, N.A., as agent for the Banks under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Sharing Agreement.
WHEREAS, Section 3.6 of the Sharing Agreement requires that (a) any Subsidiary (other than a Foreign Subsidiary) simultaneously with becoming a borrower under the Credit Agreement or (b) any Subsidiary (including any Foreign Subsidiary) simultaneously with becoming a guarantor of any of the Obligations, become a party to the acknowledgement to the Sharing Agreement; and
WHEREAS, the undersigned has agreed to execute this Additional Subsidiary Obligor Joinder Agreement simultaneously with becoming (a) a borrower under the Credit Agreement or (b) a guarantor of any of the Obligations.
NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:
Section 1.    Agreement to be Bound. By executing and delivering this Additional Subsidiary Obligor Joinder Agreement, the undersigned hereby agrees to become a party to and be bound by, and comply with, the provisions of the acknowledgement to the Sharing Agreement in the same manner as if the undersigned were an original Obligor. The undersigned agrees that it shall be an Additional Subsidiary Obligor, as such term is defined in the Sharing Agreement, and that the undersigned shall have all the obligations described therein. All references to the term “Additional Subsidiary Obligor” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.
Section 2. Governing Law. This Additional Subsidiary Obligor Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Additional Subsidiary Obligor Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.
[________________________________________]
as Additional Subsidiary Obligor
By:    ______________________________________
Name:
Title:
Date:

EXHIBIT C
[FORM OF LENDER JOINDER AGREEMENT]
LENDER JOINDER AGREEMENT TO SHARING AGREEMENT
Reference is hereby made to the Sharing Agreement dated as of March 28, 2019 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the Banks, the 2012 Noteholders, the Parity Debtholders, if any, and Bank of America, N.A., as agent for the Banks under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Sharing Agreement.
WHEREAS, Section 5.4 of the Sharing Agreement requires that any Lender that becomes a Bank under the Credit Agreement become a party to the Sharing Agreement; and
WHEREAS, the Sharing Agreement also requires that any assignee of any Noteholder Obligations become a party to the Sharing Agreement contemporaneously with acquiring such Noteholder Obligations; and
WHEREAS, the Sharing Agreement also provides that, subject to the terms thereof, any Parity Debtholder may become a party to the Sharing Agreement by executing this Lender Joinder Agreement; and
WHEREAS, the undersigned has agreed to execute this Lender Joinder Agreement in consideration of, and as a condition to, [becoming a Bank under the Credit Agreement /becoming a Noteholder/becoming a Parity Debtholder].
NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:
Section 1.    Agreement to be Bound. By executing and delivering this Lender Joinder Agreement, the undersigned hereby agrees to become a Lender under the Sharing Agreement and be bound by, and comply with, the provisions of the Sharing Agreement in the same manner as if the undersigned were an original signatory to the Sharing Agreement. The undersigned agrees that it shall be a Lender and [Bank/Noteholder/Parity Debtholder] under the Sharing Agreement, and that the undersigned shall have all the obligations and rights described therein with respect to the Obligations held by the undersigned. All references to the terms “Lender” or “[Bank/ Noteholder/Parity Debtholder]” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.
Section 2. Notices. Notices and other communications provided for under Sharing Agreement to be provided to the undersigned shall be sent to the addresses set forth on Schedule I attached hereto.
Section 3. Governing Law. This Lender Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Lender Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.
[_________________________________________]
as additional Lender
By:    _______________________________________
Name:
Title:
Date:

Schedule I
Address for Notices

EXHIBIT F-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 28, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among , West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers’ Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers’ Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers’ Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By: ____________________________
Name:
Title:
Date:__________ __ , 20[ ]

EXHIBIT F-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 28, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among , West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By: ____________________________
Name:
Title:
Date:__________ __ , 20[ ]

EXHIBIT F-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 28, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among , West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By: ____________________________
Name:
Title:
Date:__________ __ , 20[ ]

EXHIBIT F-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 28, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among , West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers’ Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers’ Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers’ Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By: ____________________________
Name:
Title:
Date:__________ __ , 20[ ]

EXHIBIT G
[FORM OF]
ADMINISTRATIVE QUESTIONNAIRE
See attached.

LSTA/LMA Standard Administrative Details Form

The Loan Market Association ("LMA") and Loan Syndications & Trading Association ("LSTA") consent to the use and reproduction of this document for the preparation and documentation of agreements relating to transactions or potential transactions in the loan markets.

© Loan Market Association, Loan Syndications & Trading Association. All rights reserved.

LSTA/LMA Standard Administrative Details Form

## BORROWER DETAILS

| | |
|---|---|
| **Borrower Name** | West Pharmaceuticals Services, Inc. |

## ENTITY DETAILS

| | | | | | |
|---|---|---|---|---|---|
| **Name** | *Lender's name as it appears on tax/registration documentation.* | | | **MEI** | *Markit Entity ID* |
| **GIIN** | *FATCA Global Intermediary Identification Number (Optional)* | **CRN** | *UK Company Registration Number (Optional)* | **LEI** | *Legal Entity ID (Optional)* |
| **Entity Type** | *Type of lender. If lender/entity type does not appear in list, you may provide your own value.* | | | | |

**Address (of Lending Office):**
*Registered address of lending office, including country of domicile.*

**Signature Block:**
Signature Block as it would appear on settlement documentation. E.g. (for separately managed account):
*ABC Fund*
*by 123 Asset Management as Advisor*

| | | | |
|---|---|---|---|
| **Fund Manager** | *Name of fund/asset manager, as would be referenced in the sig. block.* | **MEI** | *Markit Entity ID* |
| **Lender Parent** | *Name of legal parent if different from lender entity. (Optional)* | **MEI** | *Markit Entity ID* |

Appendix A: Additional Wire Instruction Templates and Bank of America USD / FX Wire Instructions:
Template below can be used for wire instructions where recipient is intermediary bank with nostro account for custodian and the Lender does not have a dedicated account. Lender may copy and paste the template below as many times as necessary to capture various currency remittance instructions.
Lender’s Payment Instructions:
Please input payment instructions for each respective currency referenced in CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION section above. If your respective institution is unable to fund any of the currencies noted, please notify Administrative Agent immediately.
Bank of America’s Payment Instructions:
USD Payment Instructions:
Pay to:     Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: XXXXXXXXXXXX
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref:    West Pharmaceutical Services Inc.

Foreign Currency Payment Instructions:
XXXXXXXXXXXX

Appendix B: Lender’s Organizational Structure and Tax Status:
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly.
Lender Taxpayer Identification Number (TIN):
Tax Withholding Form Delivered to Bank of America (circle applicable one):
W-9        W-8BEN        W-8BEN-E     W-8ECI        W-8EXP      W-8IMY
Tax Contact:
First:                        MI:                       Last:
Title:
Street Address:
Suite/ Mail Code:
City:                         State:
Postal Code:                    Country:
Telephone:                        Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:
NON-U.S. LENDER INSTITUTIONS

1.	Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.

2.	Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form  W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found at this link:

Bank of America

IRS Tax Form Toolkit

Please mail or overnight courier **original** forms to:
Bank of America
Tax Docs Operations
4804 Deer Lake Drive E
FL9-803-04-04
Jacksonville, FL 32246

You may send a pdf version of the completed form for processing to taxformdesk@bankofamerica.com

For questions, please call 904-218-0130

ALL PARTICIPANTS ***MUST*** HAVE A VALID TAX FORM W-9 AND W-8 ON FILE WITH THE AGENT:

- **Domestic Investors**
  - **W-9: Request for Taxpayer Identification Number and Certification**
- Link to launch Form/Instructions: http://www.irs.gov/pub/irs-pdf/fw9.pdf
  http://www.irs.gov/pub/irs-pdf/iw9.pdf
- Examples: Citibank, N.A., General Electric Credit Corporation, Wachovia Bank National Association

- **Non-Domestic Investors will file one of four W-8 Forms**
  - **W-8ECI: Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States**
- Link to launch Form/Instructions: http://www.irs.gov/pub/irs-pdf/fw8eci.pdf
  http://www.irs.gov/pub/irs-pdf/iw8eci.pdf
    - Example: loans booked with US branches of Foreign Banks like BNP Paribas, New York Branch, Mizuho Corporate Bank, San Francisco Branch

  - **W-8BEN/W-8BEN-E: Certificate of Foreign Status of Beneficial Owner**
    - "A beneficial owner solely claiming foreign status or treaty benefits"
- Link to launch Form/Instructions:
  W-8BEN – For Individuals Only
  http://www.irs.gov/pub/irs-pdf/fw8ben.pdf
  http://www.irs.gov/pub/irs-pdf/iw8ben.pdf
  W-8BEN-E – For Entities
  http://www.irs.gov/pub/irs-pdf/fw8bene.pdf
  http://www.irs.gov/pub/irs-pdf/iw8bene.pdf
    - Example: Loans booked with a foreign "person" such as BNP Paribas, Paris, France, Allied Irish Bank, Dublin

EXHIBIT H
[FORM OF]
COMPLIANCE CERTIFICATE
Financial Statement Date: [________, ____]
TO:        Bank of America, N.A., as Administrative Agent

RE:
Credit Agreement, dated as of March 28, 2019 by and among West Pharmaceutical Services, Inc. a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:        [Date]
_____________________________________________________________________________________________
The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [_____________________] of the Company and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company and the other Loan Parties, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such consolidated financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by such financial statements.
3.A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all their obligations under the Loan Documents, and
[select one:]
4.[to the best knowledge of the undersigned, during such fiscal period each of the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]
--or-
__________________
1This compliance certificate should be from the chief executive officer, president, vice president, secretary, assistant secretary, treasurer, controller or chief financial officer of the Company

4.    [to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]
5.The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6.Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WEST PHARMACEUTICAL SERVICES, INC.,
a Pennsylvania corporation
By:
Name:
Title:

Attachment to Compliance Certificate
Computation of Financial Covenants

Exhibit I
[FORM OF]
Notice of Loan Prepayment
TO:        Bank of America, N.A., as [Administrative Agent][Swing Line Lender]

RE:
Credit Agreement, dated as of March 28, 2019 by and among West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto, (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:        [Date]

The Borrower hereby notifies the Administrative Agent that on _____________12 pursuant to the terms of Section 2.15 of the Credit Agreement, the undersigned intends to prepay/repay the following Loans as more specifically set forth below:
☐Optional prepayment of Revolver Loans in the following amount(s):

☐LIBOR Loans: $_________________13
In the following Optional Currency: ________________
Applicable Interest Period: ___________________

☐Base Rate Loans: $_________________14
☐Optional prepayment of Swing Line Loans in the following amount: $______________

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
[signature page follows]

_________________________
12Specify date of such prepayment.
13Any prepayment of LIBOR Loans in Dollars shall be in a principal amount of $3,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding). Any prepayment of LIBOR Loans in an Optional Currency shall be in a principal amount of the Dollar Equivalent of $3,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
14Any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

[WEST PHARMACEUTICAL SERVICES, INC.,
a Pennsylvania corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.,
a Florida corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST PHARMACEUTICAL SERVICES GROUP LIMITED,
an entity organized under the laws of England & Wales

By: ___________________________________
Name: _________________________________
Title: __________________________________
By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST ANALYTICAL SERVICES, LLC,
a Delaware limited liability company

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.,
a Delaware corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________]

[TECH GROUP NORTH AMERICA, INC.,
an Arizona corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[TECH GROUP GRAND RAPIDS, INC.,
a Delaware corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST CONTRACT MANUFACTURING, LLC,
a Delaware limited liability company

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST PHARMACEUTICAL SERVICES
DANMARK A/S,
an entity organized under the laws of Denmark

By: ___________________________________
Name: _________________________________
Title: __________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________]
[WEST PHARMACEUTICAL SERVICES HOLDING GMBH,
an entity organized under the laws of Germany
By: ___________________________________
Name: _________________________________
Title: __________________________________]
[West Pharmaceutical Services Singapore Pte. Ltd.,
an entity organized under the laws of Singapore

By: ___________________________________
Name: _________________________________
Title: __________________________________]